Exhibit 10.26

Contrato de Arrendamiento Maestro Sujeto a Condición celebrado entre:

Vesta Baja California, S. de R.L. de C.V., como arrendador,

TPI Composites, S. de R.L. de C.V., como arrendatario

Con la garantía de: TPI Composities, Inc

Ciudad Juárez

20 de Noviembre de 2015

Contrato de Arrendamiento Maestro Sujeto a

Condición (el “Contrato”) de fecha 20 de Noviembre de 2015 que celebran:

1. TPI-Composites, S. de R.L. de C.V., con el carácter de arrendatario (a quien en lo sucesivo se le denominará el “Arrendatario”), representado en este acto por Victor Manuel Saenz Saucedo; y

2. Vesta Baja California, S. de R.L. de C.V., (a quien en lo sucesivo se le denominará como el “Arrendador”), representada en este acto por los señores Lorenzo Manuel Berho Corona y Rodolfo Gerardo Balmaceda García.

De conformidad con los siguientes antecedentes, declaraciones y cláusulas.

ANTECEDENTES

I. A la fecha de celebración de este Contrato, el Arrendador se encuentra en proceso de análisis de la adquisición de uno o más lotes de terreno con una superficie de aproximadamente 250,000 m2, (doscientos cincuenta mil metros cuadrados) ubicado en Av. las Torres y Libramiento Aeropuerto, Ciudad Juárez, Chihuahua, sobre el(los) cual(es) se construirá el Edificio 1 y Edificio 2 (según se define más adelante) en los términos descritos más adelante. Los lotes de terreno, se designarán como (el ‘Terreno”). Un plano de ubicación del Terreno se acompaña como Anexo “1”.

II. Sujeto al cumplimiento de las Condiciones (según dicho término se define más adelante), el Arrendador desarrollará dentro del Terreno dos edificios industriales a la medida de conformidad con las especificaciones que debidamente aprobadas y firmadas por el Arrendador y el Arrendatario, se acompañarán a cada Anexo de Arrendamiento (según dicho término se define más adelante) (las “Especificaciones”), dichos edificios serán desarrollados de modo sucesivo uno después del otro, en el entendido de que si el Anexo de Arrendamiento No. 2 (según dicho término se define más adelante) no es suscrito para el día 31 de Octubre de 2016, será aplicable lo previsto en el Inciso

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Master Lease Agreement Subject to Condition (the “Agreement”), dated November 20th, 2015 entered into by and among:

1. TPI Composites, S de R.L de C.V., as tenant (hereinafter referred to as the “Tenant”). represented herein by Mr. Victor Manuel Saenz Saucedo, and

2. Vesta Baja California, S. de R.L de C.V., (hereinafter the “Landlord”), represented herein by Mr. Lorenzo Manuel Berho Corona and Mr. Rodolfo Gerardo Balmaceda García.

In accordance with the following recitals, representations and clauses.

RECITAIS

I. As of the date hereof, the Landlord is in the process of analyzing the acquisition of one or more parcels of land having an area of approximately 250,000 m2 (two hundred and fifty thousand square meters) located at Av. las Torres y Libramiento Aeropuerto, Ciudad Juárez, Chihuahua, upon which it will build Building 1 and Building 2 (as such terms are defined below) and as set forth below. The parcel(s) of land shall be referred to herein as the “Land”). A location plan of the Land is attached hereto as Annex “1”.

II. Subject to the fulfillment of the Conditions (as such term is defined below), the Landlord will develop within the Land, two built to suit industrial buildings pursuant to the specifications that duly approved and signed by the Landlord and the Tenant will be attached to each Lease Schedule (as such term is defined below) (the “Specifications”). said buildings will be built successively one after the other; provided that if Lease Schedule No. 2 (as such term is defined below) has not been executed by October 31st, 2016, the provisions of Section 5.01(b) below shall apply; provided that in all cases the Specifications must meet the investment conditions and guidelines attached hereto as Annex “2”

5.01(b) siguiente; en el entendido de que las Especificaciones en todo caso deberán sujetarse a las condiciones y lineamientos de inversión que se acompañan a este Contrato como Anexo “2” y conforme a los términos y condiciones establecidos en este Contrato (conjuntamente referidos como el “Inmueble” e individualmente referidos como “Edificio 1” y “Edificio 2”), mismo que será dado en arrendamiento al Arrendatario de conformidad con los términos y condiciones que en este Contrato se detallan. En ningún caso el Arrendador o el Arrendatario estarán obligados a acordar Especificaciones que no estén de acuerdo a las condiciones y lineamientos de inversión que se acompañan a este Contrato como Anexo “2”

DECLARACIONES

I. Declara el Arrendatario, a través de su representante, y bajo protesta de decir verdad, que:

1) Es una sociedad mercantil válidamente constituida y legalmente existente al amparo de las leyes aplicables en los Estados Unidos Mexicanos (“México”), según consta en la escritura pública número 89815 de fecha 17 de diciembre de 2012, otorgada ante la fe del Lic. Eduardo Romero Ramos, notario público número 4, en ejercicio para el Distrito Judicial Bravos, Estado de Chihuahua, cuyo primer testimonio quedó debidamente inscrito ante el Registro Público de la Propiedad y del Comercio de Ciudad Juarez, Chihuahua, bajo el Folio Mercantil Electrónico 26793*3, con fecha 28 de enero de 2013; y cuenta con el Registro Federal de Contribuyentes número TPI121217SF6. Una copia simple de dichos documentos ha sido entregada al Arrendador con anterioridad a la fecha de celebración del presente Contrato.

2) La celebración, entrega y cumplimiento del presente Contrato por parte del Arrendatario, están comprendidos dentro de su objeto social, en su caso, han sido debidamente autorizadas por todos los actos corporativos necesarios, y no viola,

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and according to the terms and conditions set forth in this Agreement (collectively referred to as the “Premises” and individually as “Building 1” and “Building 2”), which shall be leased to the Tenant in accordance to the terms and conditions detailed in this Agreement. In no case will the Landlord or Tenant be obliged to agree to any Specifications that are not consistent with the investment conditions and guidelines attached hereto as Annex “2”

REPRESENTATIONS

I. The Tenant, through its representative, represents, and under oath, that:

1) It is a company validly incorporated and legally existing under the laws applicable in the United Mexican States (“Mexico”), as evidenced by public instrument number 89815, dated December 17, 2012, granted before Eduardo Romero Ramos, notary public number 4, for the Bravos Judicial District, State of Chihuahua, whose first original copy was duly recorded before the Office of Public Registry of Property and Commerce of Ciudad Juarez, Chihuahua, under Electronic Mercantile File number 26793*3, on January 28, 2013; and its Federal Tax Payer number is TPI121217SF6. Non-certified copies of such documents were delivered to Landlord before the date hereof.

2) The execution, delivery and fulfillment of this Agreement by the Tenant, are considered within its corporate purpose, in its case, have been duly authorized by all necessary corporate actions, and does not viólate or breach: (i) its current by-laws, or

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contraviene o incumple: (i) sus estatutos sociales vigentes, o (ii) ley o restricción contractual alguna que le obligue o afecte.

(ii) law or contractual restriction binding or affecting it.

3) No se requiere autorización o aprobación de, ni se requiere de cualquier otro acto por parte de, y no se requiere notificar o registrar ante, cualquier persona, órgano corporativo, autoridad gubernamental o agencia regulatoria alguna para la debida celebración, entrega y cumplimiento del presente Contrato por parte del Arrendatario.

3) It does not require authorization or approval from, nor of any action by, or to notify or register before any person, corporate body, governmental authority or regulatory agency for the due execution, delivery and fulfillment of this Agreement by the Tenant.

4) Conoce las condiciones y lineamientos de inversión que se acompañan como Anexo "2" y revisará y aprobará, las Especificaciones, que incluirán planos detallados, especificaciones y costos de construcción, a través de los especialistas que considere convenientes, a su sola y exclusiva discreción y responsabilidad, siendo su voluntad, una vez cumplidas las Condiciones y concluida la construcción de cada uno de los Edificios que componen el Inmueble de acuerdo a las Especificaciones y a los términos de este Contrato, tomarlos en arrendamiento de conformidad con los términos y condiciones que en este Contrato se detallan.

4) Knows the investment conditions and guidelines attached hereto as Annex "2" and will review and approve, the Specifications, which will include detailed blueprints, specifications and construction costs through the specialists that it considers appropriate at its own and exclusive discretion and responsibility, provided all Conditions are met, and upon conclusion of the construction of each Building comprising the Premises in accordance to the Specifications and terms of this Agreement, to lease them according to the terms and conditions set forth below.

5) Cuenta con la capacidad, la solvencia económica y los recursos materiales y humanos suficientes para dar cumplimiento a las obligaciones que a cargo del Arrendatario que derivan de este Contrato, en específico a su obligación de pago de rentas en los términos aquí previstos.

5) Has the capacity, economic solvency and material and human resources necessary to comply with the obligations of the Tenant under this Agreement, and specifically with respect to its obligation of paying rents as herein established.

6) Los recursos que utilizará para dar cumplimiento a sus obligaciones derivadas del presente Contrato provienen de fuentes lícitas.

6) The resources to be used to perform its obligations hereunder derive from legal sources.

7) Una vez cumplidas las Condiciones (según dicho término se define más adelante), este Contrato constituirá obligaciones legales y válidas del Arrendatario, exigibles en su contra de conformidad con sus respectivos términos.

7) Upon fulfillment of the Conditions (as such term is defined below), this Agreement will constitute legal and valid obligations of the Tenant, enforceable against it according to their own terms.

8) Toda la documentación que ha entregado

8) All documents provided to the Landlord,

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Legal Department

al Arrendador, tanto respecto al Arrendatario como al Fiador (según dicho término se define más adelante) es verdadera y correcta en todos sus aspectos; aquella documentación que ha sido entregada en copia simple, es una reproducción fiel de sus respectivos originales.

9) Reconoce que (i) su capacidad para dar cumplimiento sus obligaciones conforme a este Contrato, (ii) la Garantía del Arrendamiento (según dicho término se define más adelante) que emitirá TPI Composites Inc. (el “Fiador”) respecto de cada Anexo de Arrendamiento en términos del modelo que se acompaña como Anexo “5” (la “Garantía de Arrendamiento”) y (iii) la Garantía Adicional (según dicho término se define más adelante) a ser entregada en relación con cada Anexo de Arrendamiento, son los elementos que inducen al Arrendador a celebrar el presente Contrato, así como para invertir en la adquisición del Terreno y el desarrollo del Inmueble; y

10) 5u representante legal cuenta con los poderes y las facultades necesarias para obligar al Arrendatario en los términos y condiciones del presente Contrato, mismas que a la fecha no le han sido modificadas, revocadas o restringidas de modo alguno, según consta en la escritura pública descrita en el inciso 1 de esta Declaración I.

II. Declara el Arrendador, por conducto de sus representantes, bajo protesta de decir verdad, que:

1) Es una sociedad mercantil válidamente constituida y legalmente existente de conformidad con las leyes aplicables en México, según consta en la escritura pública número 71,759 de fecha 8 de Febrero de 2005, otorgada ante la fe del Lic. Heriberto Román Talavera, notario público No. 62 del Distrito Federal, cuyo primer testimonio quedó debidamente inscrito en el registro público de la propiedad y del comercio del Distrito Federal bajo el folio mercantil número 335721 con fecha 22 de junio de 2005, y cuenta con el Registro Federal de

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with respect to Tenant and Guarantor (as such term is defined below) are true and correct in all of their aspects; such documents delivered as copies are true reproductions of their respective originals.

9) Acknowledges that: (i) its capacity to fulfill its obligations hereunder, (ii) the Lease Guaranty (as such term is defined below), issued by TPI Composites, Inc. (the “Guarantor”) in connection with each Lease Schedule in terms of the model attached hereto as Annex “5” (the “Lease Guaranty”). and (iii) the Additional Col lateral (as such term is defined below) to be delivered with each Lease Schedule, are the elements inducing the Landlord to execute this Agreement as well as to invest in the acquisition of the Land and the development of the Premises; and

10) Its legal representative has the necessary authority to bind the Tenant in the terms and conditions of this Agreement, which as of the date hereof have not been modified, revoked or restricted in any manner, as evidenced by the public instrument described in paragraph 1, representation I, hereof.

II. Landlord represents, through its representatives, under oath, that:

1) It is a company validly incorporated and legally existing under the laws of Mexico, as provided in public deed number 71,759, dated as of February 8th, 2005, granted before Mr. Heriberto Román Talavera, notary public number 62 of the Federal District, which first original was recorded at the public registry of commerce of the Federal District, under commercial file number 335721, on June 22nd, 2005, and its Federal Tax Payer number is VBC050208UU8. A non-certified copy of such documents have been delivered to Tenant before the date hereof.

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Contribuyentes número VBC050208UU8. Una copia simple de dichos documentos ha sido entregada al Arrendatario con anterioridad a la fecha de este Contrato.

2) La celebración, entrega y cumplimiento del presente Contrato por parte del Arrendador, están comprendidos dentro de su objeto social, y no viola, contraviene o incumple: (i) sus estatutos sociales vigentes, o (ii) ley o restricción contractual alguna que le obligue o afecte.

2) The execution, delivery and performance of this Agreement by the Landlord, are considered within its corporate purpose, and do not contravene (i) its by-laws, or (ii) any law or contractual restriction binding or affecting it.

3) No requiere autorización o aprobación de, ni requiere de cualquier otro acto por parte de, y no requiere notificar o registrar ante, cualquier persona, órgano corporativo, autoridad gubernamental o agencia regulatoria alguna para la debida celebración, entrega y cumplimiento del presente Contrato por parte del Arrendador.

3) It does not require authorization or approval from, nor of any action by, or to notify or register before any person, corporate body, governmental authority or regulatory agency for the due execution, delivery and fulfillment of this Agreement by the Landlord.

4) Una vez cumplidas las Condiciones (según dicho término se define más adelante), este Contrato constituirá obligaciones legales y válidas del Arrendador, exigibles en su contra de conformidad con sus respectivos términos.

4) Upon fulfillment of the Conditions (as such term is defined below), this Agreement will constitute legal and valid obligations of the Landlord, enforceable against it according to its terms.

5) Cuenta con la capacidad técnica, la solvencia económica y los recursos tanto humanos como materiales suficientes para dar cumplimiento a sus obligaciones conforme a este Contrato, en caso de cumplimiento de las Condiciones (según dicho término se define más adelante).

5) Has the technical capability, economic solvency and resources, human and material, to fulfill its obligations pursuant to this Agreement, in case of fulfillment of the Conditions (as such term is defined below).

6) Los recursos que, en su caso, utilizará para dar cumplimiento a sus obligaciones materia de este Contrato, especialmente para el desarrollo del Inmueble, provienen de fuentes lícitas.

6) The resources, that in its case will used to fulfill its obligations hereunder, especially to develop the Premises, are derived from legal sources.

7) (i) La veracidad y exactitud de las declaraciones del Arrendatario contenidas en el capítulo de Declaraciones de este Contrato, en especial aquellas relativas a su capacidad de cumplir las obligaciones que a su cargo derivan del presente Contrato, (ii) la Garantía del Arrendamiento a ser emitida por cada Anexo de Arrendamiento y (iii) la Garantía Adicional (según dicho

7) (i) The truthfulness and accuracy of the representations by Tenant in the Representations Section herein, especially those related to its ability to fulfill its obligations hereunder, (ii) the Lease Guaranty to be delivered with each Lease Schedule, and (iii) the Additional Collateral (as such term is defined below) to be delivered along with each Lease Schedule,

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término se define más adelante) a ser entregada con cada Anexo de Arrendamiento, son el motivo determinante de su voluntad para, en caso de cumplirse las Condiciones (según dicho término se define más adelante) adquirir el Terreno, desarrollar el Inmueble y dar el Inmueble en arrendamiento al Arrendatario de conformidad con los términos y condiciones que más adelante se detallan.

8) Sus representantes legales cuentan con las facultades necesarias para la celebración del presente Contrato y para obligar al Arrendador de conformidad los términos del mismo, las que a la fecha no les han sido modificadas, revocadas o restringidas de modo alguno, según se acredita con la escritura pública número 18,324, de fecha 7 de noviembre de 2008, otorgada ante la fe del Lic. Ponciano López Juárez, notario público número 222 de la Ciudad de México, cuyo primer testimonio quedó debidamente inscrito en el registro público de la propiedad y del comercio del Distrito Federal bajo el folio mercantil número 335721. Una copia simple de dicho documento ha sido entregado al Arrendatario con anterioridad a la fecha de este Contrato; y

9) El Arrendador realizará una licitación entre por lo menos 3 (tres) contratistas generales de buena reputación, para la construcción de cada Edificio y del Inmueble, y los costos serán suministrados al Arrendatario bajo el concepto de “libro abierto”, y el Arrendador determinará en definitiva y a su discreción quien será el contratista seleccionado para la construcción de cada uno de los Edificios que constituyen el Inmueble.

Estando de acuerdo con los antecedentes y las declaraciones que preceden, las partes convienen en sujetarse a lo que de común acuerdo establecen en las siguientes:

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constitute the reasons inducing the Landlord to, upon fulfillment of the Conditions (as such term is defined below), acquire the Land, develop the Premises and to lease the Premises to the Tenant under the terms and conditions set forth herein.

8) Its legal representatives have the authority to enter into this Agreement and to bind the Landlord pursuant to its terms, which to date have not been modified, revoked or limited in any way, as evidenced by public deed number 18,324, dated as of November 7th 2008, granted before Mr. Ponciano López Juárez, notary public number 222 of the Federal District, which first original was recorded at the public registry of commerce of the Federal District, under commercial file number 335721. A non-certified copy of such document has been delivered to Tenant before the date hereof; and

9) Landlord shall make a competitive bidding process with at least 3 (three) qualified general contractors for the construction of each Building and of the Premises, and the costs shall be shared with the Tenant on a “open book” basis, and the Landlord shall definitively determine at its discretion who will be the contractor selected for the construction of each of the Buildings comprising the Premises.

Now therefore, in consideration of the foregoing recitals and representations, the parties expressly agree to be bound by that set forth in the following:

CLÁUSULAS CLAUSULA I Condiciones

Inciso 1.01. Condiciones, Las partes convienen que todas y cada una de las obligaciones que derivan del presente Contrato se encuentran sujetas al cumplimiento de todas las condiciones suspensivas que a continuación se enumeran (las “Condiciones):

a) Las Especificaciones del Edificio 1 sean acordadas, aprobadas y firmadas por las partes en o antes del 3 de Diciembre de 2015.

b) El resultado del análisis y revisión técnico, ambiental y legal por parte del Arrendador respecto del Terreno, sea satisfactorio para el Arrendador y el Arrendatario, el suministro de los servicios y accesos al Terreno sean factibles y el Terreno en general sea adecuado y puede ser utilizado para el desarrollo del Inmueble, de acuerdo a las normas de desarrollo urbano y construcción aplicables y a las Especificaciones y el resultado de dicho análisis esté disponible en o antes del día 10 de Diciembre de 2015. El Arrendador deberá dar aviso al Arrendatario, tan pronto como sea razonablemente posible si durante el proceso de análisis del Arrendador, tiene conocimiento de cualquier condición del Terreno que impida el desarrollo satisfactorio del Inmueble, y

c) El Arrendador adquiera la propiedad del Terreno libre de toda carga, gravamen o limitación de dominio alguna y al corriente en el pago de todos los impuestos y demás cargos que le sean aplicables, ya sea por ley o por cualquier disposición contractual, en o antes del día 15 de Diciembre de 2015 o en cualquier otra fecha posterior que las partes hubieran acordado por escrito.

Inciso 1.02. No Cumplimiento de las Condiciones. En caso de que todas o alguna de las Condiciones no sea satisfecha en la fecha en cada caso señalada, o en cualquier otra fecha posterior mutuamente acordada por escrito por las partes, o es debidamente renunciada por escrito por las partes, este Contrato no producirá efecto legal alguno y las partes no estarán obligadas en los términos del

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CLAUSES CLAUSE I Conditions

Section 1.01. Conditions. The parties agree that each and all of the obligations deriving hereof are subject to the performance of all the conditions precedent listed below (the “Conditions”):

a) The Specifications of the Building 1 be agreed, approved and duly signed by the parties on or before December 3rd, 2015.

b) The results of the technical, environmental and legal due diligence of the Land, are satisfactory to the Landlord and Tenant, Utilities and access to the Land are feasible and the Land in general is suitable and can be utilized for the development of the Premises, according to the applicable urban development and construction provisions, and to the Specifications, and said results are available on or before December 10th, 2015. Landlord shall give prompt reasonable notice to Tenant, if while performing its due diligence, it has knowledge of any condition of the Land that may cause it not be satisfactory to use for purposes of developing the Premises; and

c) The Landlord acquires ownership of the Land free of all lien, encumbrance or limitation of any kind and current in the payment of all applicable taxes and contributions to which, according to law or other contractual provision, on or before December 15th, 2015, or any other date agreed in writing by the parties.

Section 1.02. Non Fulfillment of the Conditions. In case that any or all of the Conditions are not met within the dates set forth in each case, or in any other date mutually agreed in writing by the parties, or if said non-fulfilled Conditions are not waived in writing by the parties, this Agreement shall produce no legal effect and the parties will not be bound by its terms.

mismo.

En caso de que este Contrato se diera por terminado a causa del no cumplimiento de todas o alguna de las Condiciones, ninguna de las partes tendrá responsabilidad frente a la otra, salvo que el Arrendatario reembolsará al Arrendador hasta la cantidad de US$100,000.00 (cien mil 00/100) dólares, moneda de curso legal de los Estados Unidos de América (“Dólares”), más el impuesto al valor agregado, por concepto de costos razonables incurridos por el Arrendador en el diseño y elaboración de las Especificaciones de los Edificios. En esta eventualidad, el Arrendador entregará al Arrendatario, y éste será propietario de todos los documentos, planos y especificaciones desarrolladas para el Edificio 1.

CLÁUSULA II Construcción

Inciso 2.01. Construcción. El Arrendador, a su costo, gasto y riesgo, conviene en construir y desarrollar cada uno de los Edificios 1 y 2, a través de contratistas, subcontratistas y proveedores seleccionados por el Arrendador, bajo su exclusiva responsabilidad, a través de una licitación bajo el concepto de “libro abierto” y tramitará y obtendrá todos los permisos, licencias, materiales, mano de obra, equipo y otros conceptos necesarios para el diseño y construcción de los Edificios 1 y 2, y actuando de conformidad con las Especificaciones, teniendo que entregar el Edificio respectivo al Arrendatario en condiciones de Ocupación Substancial (según se define más adelante), y en condiciones apropiadas para los usos permitidos conforme a la Cláusula III de este Contrato, en o antes de la Fecha de Entrega (según dicho término se defina en cada Anexo de Arrendamiento), y deberá conceder la Ocupación Benéfica (según se define más adelante) en la fecha prevista en cada Anexo de Arrendamiento.

La construcción de cada uno del Edificio 1 y 2 será llevada a cabo con buena calidad y deberá cumplir con todas las leyes, regulaciones, decretos y códigos aplicables, incluyendo sin limitar, reglas de construcción, uso de suelo industrial, planes de desarrollo urbano, regulaciones estatales y municipales y la Legislación Ambiental (según dicho término se define más adelante).

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Should this Agreement be terminated by reason of no fulfillment of all or any of the Conditions, the parties shall not be liable before the other, except that Tenant shall reimburse Landlord up to the amount of US$100,000.00 (one hundred thousand 00/100) dollars, legal currency of the united States of America (“Dollars”), plus value added tax, for reasonable out-of-pocket costs related to the design and preparation of the Specifications of the Buildings incurred by the Landlord. In such event, Landlord shall deliver to Tenant and Tenant shall own, all documents, specifications and blueprints of the design and specifications of the Building 1.

CLAUSE II Construction

Section 2.01. Construction. At Landlord’s sole cost, expense and risk, Landlord agrees to construct, build and develop each of the Buildings 1 and 2, through contractors, sub-contractors and suppliers selected by, and under the sole responsibility of Landlord, through a bidding process in an “open book basis”, and shall procure and obtain all of the permits, licenses, material, labor, equipment and all other items necessary for the design and construction of the Buildings 1 and 2 in accordance with the Specifications, having to deliver the relevant Building to Tenant in a state of Substantial Occupancy (as defined below) and in suitable conditions for its use as provided in Clause III hereof, on or before the Delivery Date (as such term is defined in each Lease Schedule) and shall allow Beneficial Occupancy (as defined below) in the date set forth in each Lease Schedule.

The construction of each of the Buildings 1 and 2 shall be in good and workmanlike manner and shall comply with all applicable laws, regulations, decrees, codes, including without limitation construction rules, industrial zoning, urban development plans, state and municipal regulations and Environmental Laws (as such term is defined below).

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Inciso 2.02. <u>Ocupación Substancial y Ocupación Benéfica.</u> Cada uno de los Edificios 1 y 2 estará completa y absolutamente terminado, de acuerdo a las Especificaciones respectivas, dentro de los 30 (treinta) días naturales posteriores a la fecha de Ocupación Substancial establecida en cada Anexo de Arrendamiento, dentro de dicho plazo de 30 (treinta) días, todos los puntos de la Lista de Pendientes deberán haber sido terminados.

El Arrendador entregará al Arrendatario reportes de avance semanal que reflejen el progreso hecho en la construcción de cada uno de los Edificios 1 y 2, desde el inicio y hasta la terminación del mismo. El Arrendador y el Arrendatario designan como sus representantes para efectos de la construcción del Inmueble a las personas que a continuación se listan, y el Arrendador y el Arrendatario se comunicarán sólo a través de dichas personas.

Por parte del Arrendador:

Ing. Daniel Roberto Trujillo Quintana
Lic. Juan Carlos Talavera de Noriega

Por parte del Arrendatario:

Victor Saenz
William Siwek

El Arrendatario podrá inspeccionar el progreso de los trabajos de construcción en cualquier momento, y en caso de que determine que existe un incumplimiento con las Especificaciones y/o cualquier otro término de este Contrato, el Arrendatario podrá instruir al Arrendador, y el Arrendador deberá inmediatamente remover, reparar y/o reemplazar el trabajo defectuoso o inadecuado, por un trabajo correcto que cumpla con las Especificaciones, o demostrar al Arrendatario que el trabajo de que se trata cumple con dichas Especificaciones.

Si durante el proceso de la construcción las partes convienen cualquier cambio a las Especificaciones, las partes deberán celebrar el convenio modificatorio correspondiente para modificar el Anexo de Arrendamiento que corresponda, en caso de que dicho cambio afecte las fechas de entrega, el monto de renta, el Plazo (según dicho término se define más adelante) o cualquier otro término de este Contrato o del correspondiente Anexo de Arrendamiento, de lo contrario las partes

Section 2.02. <u>Substantial Completion Date and Beneficial Occupancy</u>. Each of the Buildings 1 and 2 will be fully and absolutely completed, according to the respective Specifications, within 30 (thirty) calendar days after the Substantial Occupancy date set forth in each Lease Schedule, within such 30 (thirty) day term, all items included in the Punch List must be completed.

Landlord shall provide Tenant with weekly written reports reflecting the progress made of any construction work of the Buildings 1 and 2, from the beginning through the completion of the work. Landlord and Tenant hereby appoint as their representatives for the purposes of the construction of the Premises the persons listed below, and Landlord and Tenant shall only communicate through such persons.

By the Landlord:

Ing. Daniel Roberto Trujillo Quintana
Lic. Juan Carlos Talavera de Noriega

By the Tenant:

Victor Saenz
William Siwek

Tenant may inspect the progress of the construction work at any time, and if any work is determined by Tenant not to be in compliance with the Specifications and/or other terms of this Agreement, Tenant may instruct Landlord, and Landlord shall immediately remove, repair and/or replace the defective or improper work with suitable and corrected work that complies with the Specifications, or demonstrate to Tenant that said works comply with such Specifications.

If during the construction works, the parties agree to any change to the Specifications, the parties shall execute the corresponding amendment to the relevant Lease Schedule, in case that such change may affect the delivery dates, the amount of rent, the Term (as such term is defined below) or any other term of this Agreement or of the corresponding Lease Schedule, otherwise, the parties will evidence the relevant change by a change order made in writing and signed by each of

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Industrial Real Estate Fund
Legal Department

evidenciarán el cambio de que trate a través de una orden de cambio por escrito y firmada por el Arrendador y el Arrendatario de acuerdo a los términos normales utilizados por el Arrendador.

En cada una de las fechas de Ocupación Benéfica y de Ocupación Substancial de cada uno de los Edificios 1 y 2, el Arrendador y el Arrendatario se reunirán para inspeccionar cada uno de los Edificios 1 y 2 y suscribirán un acta de entrega (el “Acta de Entrega”) en la que se hará constar: (i) la toma de posesión física y jurídica de cada uno de los Edificios

1 y 2, por parte del Arrendatario, (ii) una descripción detallada de cada uno de los Edificios 1 y 2 y de los bienes y accesorios con los que se entregan al Arrendatario, (iii) una memoria fotográfica de cada uno de los Edificios 1 y 2 al momento de su entrega al Arrendatario, (iv) el estado de conservación y las condiciones de seguridad e higiene de cada uno de los Edificios 1 y 2 al momento de la entrega, (v) en el caso de la Ocupación Substancial, una lista de aquellos trabajos que requieran ajuste o arreglo para que cada uno de los Edificios 1 y 2 cumpla con las Especificaciones; queda convenido que dichos trabajos deberán en todo caso corresponder a trabajos de mero ajuste, reemplazo de elementos menores que tuvieren algún defecto o serán de tipo cosmético, y que de ninguna manera podrán interferir con, o impedir el uso y goce normal de cada uno de los Edificios 1 y 2 por parte del Arrendatario (la “Lista de Pendientes”), (vi) las fechas en las que los trabajos que se listen en la Lista de Pendientes será completados, el cual en ningún caso podrá exceder de 30 (treinta) días naturales después de la Fecha de Ocupación Substancial, salvo por causa debidamente justificada según lo convengan las partes, (vii) aquellos otros asuntos o situaciones que, relacionados con la entrega de cada uno de los Edificios 1 y 2, las partes deseen hacer constar en el Acta de Entrega, y (viii) en el caso de la Ocupación Substancial, se agregará copla de las Licencias de Construcción (según dicho término se define más adelante).

Todas las actas de entrega deberán incluir una declaración por parte del supervisor de proyecto para la construcción de cada uno de los Edificios 1 y 2(el “Supervisor”), en la que establezca que cada uno de los Edificios 1 y 2 cumple con las condiciones establecidas en este Contrato y en las Especificaciones para ser considerado en estado de Ocupación Benéfica o Substancial, según sea el caso.

the Landlord and the Tenant, according to standard change orders used by the Landlord.

On each of the Beneficial Occupancy and Substantial Occupancy dates, Landlord and Tenant shall meet to inspect each of the Buildings 1 and 2, and will subscribe delivery minutes (the “Delivery Minutes”) which will include: (i) the delivery of the physical and legal possession of each of the Buildings 1 and 2 to the Tenant, (ii) a detailed description of each of the Buildings 1 and 2 and of the goods and accessories of the same being delivered to the Tenant, (iii) a photographic memory of each of the Buildings 1 and 2 at the time of delivery to Tenant, (iv) the conservation and security conditions in which each of the Buildings 1 and 2 is being delivered to the Tenant, (v) in the case of Substantial Occupancy, a list of those items requiring adjustment or repair for each of the Buildings 1 and 2 to be in accordance to the Specifications; being hereby agreed that such items shall, in all cases, correspond to adjustments or replacement of minor elements having a defect, or of cosmetic type and that in no case will interfere with, or impede the normal use and enjoyment of each of the Buildings 1 and 2 by the Tenant (the “Punch List”), (vi) the dates in which the items listed in the Punch List will be completed, which in no case may exceed of 30 (thirty) days from the Substantial Occupancy Date, except in duly justified cases as agreed by both parties, (vii) those other matters or situations that relate to the delivery of each of the Buildings 1 and 2 the parties wish to include within the Delivery Minutes, and (viii) in the case of Substantial Occupancy, a copy of the Construction Licenses (as such term is defined below).

All Delivery Minutes must include a representaron made by the project manager of the construction of each of the Buildings 1 and 2 (the “Supervisor”), stating that each of the Buildings 1 and 2 comply with all requirements set forth in the Specifications and in this Agreement to be considered in a condition of Beneficial Occupancy or Substantial Occupancy, as the case may be.

Para los efectos de este Contrato, los términos abajo mencionados tendrán los siguientes significados:

(a) Ocupación Benéfica: significa que la construcción del Edificio de que se trate se encuentra en un estado de avance tal, que el Arrendatario puede ingresar al mismo con el único propósito de llevar a cabo labores de instalación y pruebas de sus equipos y maquinarias en un ambiente seguro. Para efectos de claridad, la infraestructura necesaria para conectar electricidad y otros servicios puede ser que aún no estuvieran terminadas y listas para su conexión, y el Edificio de que se trate sólo contará con pisos, paredes y cubierta de techo debidamente instaladas, para cualquier prueba de equipos el Arrendatario deberá proveer a su costo y riesgo los elementos que requiera, tales como energía temporal. El Arrendatario reconoce expresamente que, a la fecha de Ocupación Benéfica, la construcción del Edificio de que se trate aún no ha sido completamente terminada, por lo que las actividades del Arrendatario dentro del Edificio de que se trate, no podrán de forma alguna interferir con los trabajos de construcción e instalación del Arrendador, y el Arrendatario estará sujeto a todos y cada una de las regulaciones y medidas de seguridad que el Arrendador instituya dentro del Edificio de que se trate durante el periodo de construcción del mismo, y los trabajos del Arrendador tendrán preferencia sobre los trabajos de instalación del Arrendatario.

El Arrendatario será responsable durante la Ocupación Benéfica de adoptar las medidas de seguridad que estime pertinentes respecto de los bienes que en esta etapa introduzca a cada uno de los Edificios 1 y 2, los que son introducidos a su propio riesgo, y el Arrendador no asume responsabilidad alguna al respecto, excepto en el caso de dolo o negligencia del Arrendador, sus contratistas, proveedores, empleados o cualquier otra persona por la que el Arrendador sea legalmente responsable.

(b) Ocupación Substancial: significa que, con excepción de los puntos que se detallen en la Lista de Pendientes, los trabajos de construcción e instalación a llevarse a cabo por parte del Arrendador de conformidad con las Especificaciones han sido concluidas y el Edificio de que se trate se encuentra listo para su ocupación por parte del Arrendatario conforme a los términos de este

For purposes of this Agreement, the terms below will have the following meanings:

(a) Beneficial Occupancv: means that the construction of the relevant Building is in a state of progress in which Tenant may enter therein with the sole purpose of carrying out the installation and testing of its equipment and machineries in a safe environment. For sake of clarity, infrastructure to hook up electricity and other Utilities may not be terminated and ready for connection, and the relevant Building shall only have floors, walls and roof cover duly installed, for any test of equipment, the Tenant must provide at its own cost and risk the required elements, such as temporary electricity. Tenant expressly acknowledges that at the Beneficial Occupancy date, the construction of relevant Building has not been completely terminated; therefore, Tenant activities within the relevant Building, may not interfere in any manner with the construction and installation works of Landlord, and Tenant will be subject to each and all of the regulations and security measures issued by the Landlord at the relevant building during the construction period, and in all cases Landlord’s works shall have preference on the Tenant’s installation works.

Tenant shall be responsible during the Beneficial Occupancy of adopting all the security measure its deems appropriate for securing the goods that on this stage it may introduce to each of the Buildings 1 and 2, which in all cases are introduced at its own risk, and the Landlord shall not assume any kind of responsibility thereon, except in cases of willful misconduct or negligence of the Landlord, its contractors, suppliers, employees or any other person for whom the Landlord is legally responsible.

(b) Substantial Occupancv: means that, except for the items listed in the Punch List, the construction and installation works to be performed by Landlord pursuant to the Specifications have been fully completed and the relevant Building is ready for occupation by Tenant, pursuant to the terms of this Agreement and to be used for the purposes set forth herein.

Contrato y para ser utilizado para los fines aquí previstos.

El Arrendador entregará cada uno de los Edificios 1 y 2 en las Fechas de Ocupación Substancial que correspondan con todos los sistemas en buen estado y las lineas de servicios públicos construidas hasta el Edificio de que se trate y listas para recibir los servicios una vez que el Arrendatario haya contratado los servicios con los proveedores correspondientes. Sin embargo, en caso de que los servicios públicos no hayan sido conectados a la Fecha de Ocupación Substancial que corresponda por una razón diferente de un retraso por parte del Arrendador en desarrollar sus trabajos de construcción, entonces el equipo instalado en el Edificio que corresponda será probado hasta que los servicios de energía, electricidad y cualquier otro hayan sido contratados por el Arrendatario, sin que se considere como un incumplimiento del Arrendador.

El Arrendador en todo caso cooperará y asistirá al Arrendatario en el proceso de contratación de los servicios públicos requeridos por el Arrendatario para su operación en el Inmueble, incluyendo sin limitar, el servicio de energía eléctrica, sin que dicha cooperación o asistencia represente una garantía de contratación o calidad de los servicios, o una responsabilidad para el Arrendador. La cooperación y asistencia aquí descrita consistirán en proporcionar documentos y elementos que los proveedores le soliciten al Arrendatario y que estén en poder del Arrendador, incluyendo aquellos relativos a las instalaciones hechas por el Arrendador conforme a este Contrato. La contratación de dichos servicios, será responsabilidad única y exclusiva del Arrendatario. Adicionalmente, el Arrendador pondrá a disposición del Arrendatario, a costo del Arrendatario, uno o más generadores eléctricos portátiles a fin de proveer energía temporal para permitir al Arrendatario probar moldes y otros equipos que serán instalados en los Edificios 1 y 2, según lo acuerden por escrito el Arrendador y el Arrendatario. El Arrendatario reconoce y asume el riesgo de cualesquiera daños a sus equipos y bienes causados por el uso de dichos fuentes temporales de energía para llevar a cabo dichas pruebas, y en este acto libera al Arrendador de cualquier responsabilidad al respecto.

Landlord shall deliver the each of the Buildings 1 and 2 on the relevant Dates of Substantial Occupancy with all systems in good working order, and all utilities lines duly built up to the relevant Building and ready for receiving the relevant services once that the Tenant had executed the relevant contracts with the utilities’ providers. However, should the required utilities are not connected by the corresponding Date of Substantial Completion due any reason other than from a delay by Landlord in performing the required construction works, the equipment installed at the relevant Building shall be tested when energy, water and any other utility have been hired by Tenant, and it shall not be considered Landlord’s breach.

In all cases Landlord shall cooperate and assist the Tenant in the process of contracting the Utilities required by the Tenant for its operation at the Premises, including without limitation electric energy, without such cooperation or assistance representing any guaranty of hiring or quality, or a responsibility on the Landlord. Said cooperation and assistance shall consist in providing documents and all elements that the service providers required to Tenant and that are in possession of the Landlord, including those related to the installations made by the Landlord pursuant to this Agreement. Tenant is the sole responsible for hiring all such services. In addition, Landlord shall make available to Tenant, at Tenant’s cost, one or more portable electric generators to provide a temporary source of electricity to enable Tenant to test molds and other equipment that will be installed in Buildings 1 and 2 as mutually agreed upon in writing by Landlord and Tenant. Tenant acknowledges and assumes any risk for damages caused to its equipment and goods by using temporary sources of energy for testing it, and hereby releases Landlord from any liability.

Inciso 2.03. Trabajos de Construcción del Arrendador. (a) Toda la mano de obra y materiales empleados (i) en la construcción y (ii) todos los accesorios y equipos suministrados por los contratistas y subcontratistas del Arrendador e instalados en cada uno de los Edificios 1 y 2, serán nuevos y de primera calidad, y salvo que el fabricante o contratista otorgue una garantía más prolongada, deberán estar garantizados por los contratistas y subcontratistas del Arrendador por el periodo de por lo menos dos (2) años contados a partir de la Fecha de Inicio de Arrendamiento correspondiente, excepto por los sucesos y mal funcionamiento ocasionados por la negligencia o uso inapropiado por parte del Arrendatario, sus empleados, agentes, contratistas, representantes, invitados o cualquier persona por la que el Arrendatario pueda ser responsable.

El Arrendador sólo será responsable de vicios ocultos en los Edificios en términos de lo previsto en este Contrato.

Con relación al techo y sus accesorios, incluyendo membrana impermeable, canalones y bajadas de agua, estas tendrán una garantía de 10 (diez) años más los plazos de las Prorroga(s) para los Anexos de Arrendamiento No 1 y No 2. La garantía aquí otorgada estará sujeta a que durante el periodo de garantía, el Arrendatario contrate y mantenga vigente una póliza de mantenimiento adecuada a fin de mantener las garantías otorgadas al Arrendador por el contratista original. En caso de que el Arrendatario no contrate o en cualquier momento durante el plazo de la garantía aquí establecido deje, por cualquier causa, de contar con dicha póliza o no lleve a cabo las actividades requeridas bajo dicha póliza, la garantía aquí prevista perderá efecto y el Arrendador entonces sólo será responsable de los vicios ocultos en los términos que más adelante se detallan.

Cualquier parte del Inmueble sujeta a reparación bajo la garantía antes mencionada, deberá ser garantizada por el Arrendador o los contratistas o subcontratistas del Arrendador por un periodo de dos (2) años adicionales partir de la fecha de dicha reparación o reemplazo. El Arrendador cederá y transmitirá al Arrendatario todas las garantías de los proveedores en relación con los equipos y otras porciones del trabajo de construcción. Las garantías no cubrirán eventos o mal funcionamiento causados u ocasionados por negligencia o uso inapropiado del

Section 2.03. Construction Works by Landlord. (a) All workmanship and materials used (i) in the construction and (ii) in all fixtures and equipment furnished by Landlord’s contractors and subcontractors and installed in each of the Buildings 1 and 2, shall be new and first quality, and if no longer guaranty is provided by the manufacturer or contractor, shall be guaranteed by Landlord’s contractors and subcontractors for a period of at least two (2) years after the relevant Commencement Date, except for occurrences and malfunctions due to negligence or improper use by Tenant, its employees, agents, contractors, representatives, guests or any other person for which Tenant be responsible.

Landlord shall only be responsible for hidden defects of the Buildings, in terms of that set forth in this Agreement.

With respect to the roof and its accessories, including waterproof membrane, gutters and downpours, shall be guaranteed for a term of 10 (ten) years plus any Extension(s) with respect to the Lease Schedule No. 1 and Lease Schedule No. 2. The guaranty granted herein shall be subject to the fact that during the guaranty period, the Tenant hires and keeps in effect, a maintenance policy in order not to affect the respective warranties granted by the original roof contractors to the Landlord. Should the Tenant fail to hire or keep in effect, for any reason, during the time of the guaranty set forth herein, the maintenance policy or to carry out any action required under said policy, the guarantee granted herein shall become ineffective, and Landlord shall then only be liable for hidden defects according to the terms set forth below.

Any part of the Premises subject to repair under the above mentioned guaranty shall be guaranteed by Landlord or Landlord’s contractors and subcontractors for a period of two (2) additional years from the date of the repair or replacement thereof. Landlord shall assign and tranfer to Tenant all of the manufacturers’ warranties relative to equipment and other portions of the construction work. Guarantees shall not apply to occurrences and malfunction due to the negligence or improper use by Tenant, its employees, agents, contractors.

Arrendatario, sus empleados, agentes, contratistas, representantes, invitados o cualquier persona por la que el Arrendatario sea responsable.

(b) El Arrendador construirá o hará que se construyan las obras que se detallen en las Especificaciones en forma correcta y profesional utilizando material de primera calidad y en cumplimiento con todas las leyes, reglamentos y regulaciones de carácter federal, estatal y municipal que resulten aplicables al Inmueble. El Arrendador en este acto garantiza y conviene en realizar cualquier reparación o reemplazo necesario al trabajo de construcción que no cumpla con dichas normas y reglamentos aplicables y con las Especificaciones.

(c) El Arrendador será responsable por el personal utilizado para la construcción del Inmueble; por lo tanto se obliga a: (a) utilizar personal calificado y adecuado para tal efecto, (b) cerciorarse de que los contratistas y proveedores seleccionados para realizar la construcción del Inmueble cuenten con la capacidad material y humana necesaria para llevar a cabo las actividades que se les encomienden, (c) que el personal que lleve a cabo la construcción del Inmueble cuente con el equipo de seguridad necesario, (d) que los contratistas y proveedores cuenten con los seguros de responsabilidad civil que se acostumbren para la realización de los trabajos que cada uno llevará a cabo, (e) cerciorarse de que todos los contratistas seleccionados tenga a su personal debidamente inscrito en el Instituto Mexicano del Seguro Social y den cumplimiento a sus respectivas obligaciones como patrones, tanto de seguridad social como fiscales y laborales, y (f) en todo caso, mantener al Arrendatario libre de responsabilidad y en paz y a salvo respecto de toda y cualquier reclamación de tipo laboral que dicho personal inicie en su contra, así como de cualquier responsabilidad por cualquier tipo de accidente o percance durante la realización de la construcción del Inmueble, excepto cuando dicho accidente se derive de actos u omisiones del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable.

(d) El Arrendatario podrá, pero no estará obligado, a su costo y cargo, inspeccionar el progreso de los trabajos de construcción de cada Edificio y del representatives, guests or any other person for which Tenant is responsible.

(b) Landlord will build or will order the construction of the works listed in the Specifications in professional and correct form using first quality materials and in compliance with all federal, state and municipal laws and regulations applicable to the Premises. Landlord hereby guarantees and agrees to carry out any repair and/or replacement necessary to the construction works which do not comply with all applicable norms and regulations and with the Specifications.

(c) The Landlord shall be responsible for the personnel used for the construction of the Premises; therefore, binds itself to (a) use qualified and adequate personnel to that end, (b) ensure that the selected contractors and suppliers for the construction of the Premises have the material and human capacity to carry out the activities required from them, (c) that the personnel carrying out the construction of the Premises has the necessary security equipment, (d) that the contractors and suppliers have all civil liability insurance policies customary for the type of works that each of them will be performing, (e) make sure that the selected contractors have registered their personnel before the Mexican Social Security Institute and comply with their respective obligations as employers, including social security, tax and other labor obligations, and (f) in all case, keep the Tenant safe and harmless with respect to any and all labor claim that such personnel may file against Tenant, as well as safe and harmless from any liability for any kind of accident during the construction of the Premises, except is such accident derives from acts or omissions of the Tenant, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Tenant is legally liable.

(d) Tenant may, but is not obligated to, at its own cost and expense, inspect the progress of the construction of each Building and of the Premises,

Inmueble en cualquier momento, sin que esto se puede entender como una liberación de las obligaciones del Arrendador, quien será el único responsable de construir cada Edificio y el Inmueble conforme a lo previsto en este Contrato. En ningún caso dichas labores de inspección podrán interferir con los trabajos de construcción del Arrendador, y en ningún momento tendrá el Arrendatario autoridad alguna en el sitio de la construcción, salvo para detener trabajo defectuosos o que no esté en cumplimiento con las Especificaciones.

(e) El Arrendador deberá entregar los Edificios 1 y 2 con todos sus sistemas listos y en buen estado y con las líneas de servicios públicos ubicadas y listas para recibir los servicios públicos correspondientes, una vez que el Arrendatario contrate dichos servicios públicos.

Inciso 2.04. Diseño de Construcción. Administración v Supervisión. El Arrendador será responsable de todos los trabajos necesarios o convenientes para el desarrollo del Inmueble, sin responsabilidad alguna para el Arrendatario.

Inciso 2.05. Pena Convencional. Las partes convienen que en caso de que:

(i) La Fecha de Ocupación Substancial de cualquiera de los Edificios 1 o 2 se retrase por más de 10 (diez) días naturales, por causas atribuibles al Arrendador y/o a sus contratistas, subcontratistas o proveedores (excepto casos de fuerza mayor en términos de lo previsto por la legislación aplicable o retrasos atribuibles al Arrendatario), el Arrendador pagará al Arrendatario como pena convencional por dicho retraso a partir del día 11 (once) siguiente a la Fecha de Ocupación Substancial aplicable, el equivalente a un día de pago de renta por cada día de retraso en la entrega de la Ocupación Substancial del Edificio de que se trate conforme a este Contrato y al Anexo de Arrendamiento correspondiente, en el entendido de que durante dicho retraso el Arrendatario no tendrá obligación de pagar renta por el Edificio de que se trate; y

(ii) Si la Fecha de Ocupación Substancial de cualquiera de los Edificios 1 o 2 se retrasara por más de 30 (treinta) días naturales, por causas atribuibles al Arrendador y/o a sus contratistas, subcontratistas o proveedores (excepto casos de fuerza mayor en términos de lo previsto por la legislación aplicable o retrasos atribuibles al Arrendatario), el Arrendador at any time, without being deemed as a release Landlord’s obligations, which shall be solely responsible for the construction of each Building and of the Premises pursuant to this Agreement. In no case such inspection activities may interfere with the construction works of the Landlord, and in no case, shall the Tenant have any kind of authority in the construction site, except as provided hereunder to stop defective or non-compliance work with the Specifications.

(e) The Landlord must deliver Buildings 1 and 2 with all their systems ready and in good working condition and with all the lines for utilities duly located and ready to receive the corresponding services, once that the same are hired by the Tenant.

Section 2.04. Construction Desien. Management and Supervision. Landlord shall be responsible for all the required or convenient work to develop the Premises, without any responsibility to the Tenant.

Section 2.05. Penalty. The parties agree that in case that:

(i) The Substantial Occupancy Date of any of the Buildings 1 or 2 be delayed for more than 10 (ten) calendar days, due to causes attributable to Landlord and/or its contractors, subcontractors or suppliers (except for force majeure cases according to applicable law or delays attributable to Tenant), the Landlord will pay to the Tenant a conventional penalty for such delay, starting on day 11 (eleven) from the applicable Substantial Occupancy Date, equivalent to one day of rental payment per each day of delay in delivering the Substantial Occupancy of the relevant Building pursuant to this Agreement and the corresponding Lease Schedule; provided that, during such delay the Tenant shall have no obligation to pay rent for the relevant industrial Building; and

(ii) If the Substantial Occupancy Date of any of the Buildings 1 or 2 be delayed for more than 30 (thirty) calendar days, due to causes attributable to Landlord and/or its contractors, subcontractors or suppliers (except for force majeure cases according to applicable law or delays attributable to Tenant), the Landlord will pay to the Tenant, from the 3lst

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pagará al Arrendatario, a partir del día 31 (treinta y uno) después de la Fecha de Ocupación Substancial aplicable, una pena convencional por retraso igual a la cantidad equivalente a 2 (dos) días de pago de renta por cada día de retraso en la entrega de la Ocupación Substancial del Edificio que corresponda conforme a este Contrato y al Anexo de Arrendamiento; en el entendido de que durante dicho retraso el Arrendatario no tendrá obligación de pagar renta por el Edificio de que se trate.

(thirty first) day following the applicable Date of Substantial Occupancy, a conventional penalty equivalent to 2 (two) days rental payment per each day of delay in delivering the Substantial Occupancy of the relevant building pursuant to this Agreement; provided that, during such delay the Tenant shall have no obligation to pay rent for the relevant Building.

En caso que la Fecha de Ocupación Substancial del Edificio 1 demore más de 90 (noventa) días, o si al llegar la Fecha de Ocupación Substancial del Edificio 1 es razonable prever que la Fecha de Ocupación Substancial del Edificio 1 demorará más de 90 (noventa) días, el Arrendatario tendrá derecho a dar por terminado este Contrato, sin responsabilidad alguna frente al Arrendador, por ser este un incumplimiento substancial del Arrendador.

If the Date of Substantial Occupancy of Building 1 is delayed for more than 90 (ninety) days, or if by the scheduled Date of Substantial Occupancy for Building 1, is reasonably foreseen that the Date of Substantial Occupancy of Building 1 will be delayed more than 90 (ninety) days, Tenant shall have the right to terminate this Agreement, without any liability to Landlord by deeming this delay as substantive breach of the Landlord.

Dichas penas convencionales se computarán hasta el día en que el Arrendador notifique por escrito al Arrendatario que el Edificio de que se trate se encuentra en estado de Ocupación Substancial conforme a las Especificaciones, según lo certifique por escrito el Supervisor.

Such conventional penalties shall be computed until the day in which the Landlord notifies the Tenant in writing that the relevant Building is in condition of Substantial Occupancy as per that set forth in the Specifications, as certified in writing by the Supervisor.

Las penas que se llegaren a causar conforme a este Inciso, serán compensadas contra la renta pagadera por el Arrendatario al Arrendador conforme a la Cláusula V de este Contrato.

The penalties caused pursuant to this Section, shall be offset against the rents payable by the Tenant to the Landlord pursuant to Clause V hereof.

Salvo por el derecho del Arrendatario de dar por terminado el Contrato, de conformidad con el segundo párrafo del inciso (ii) anterior, las penas convencionales aquí descritas, serán las únicas penalidades aplicables al incumplimiento consistente en el retraso en la entrega de cada uno de los Edificios 1 y 2 en condiciones de Ocupación Substancial.

Except for Tenant's right to terminate as set forth in the second paragraph on item (ii) above, the conventional penalties herein described, are the only penalties applicable to the breach consisting in the delay of delivery of each of the Buildings 1 and 2 in a condition of Substantial Occupancy.

Cada uno de los Edificios 1 y 2 serán entregados en estado de Ocupación Benéfica en las fechas que se establezcan en el Anexo de Arrendamiento que corresponda; en el entendido de que el retraso en la fecha de Ocupación Benéfica de cualquiera de los Edificios 1 y 2 no causará el pago de pena convencional alguna.

Each of Buildings 1 and 2 will be available for Beneficial Occupancy by the dates set forth in the applicable Lease Schedule; provided that a delay in the date of Beneficial Occupancy of any of the Buildings 1 and 2 will not cause the payment of any conventional penalty.

Inciso 2.06. Licencia de Construcción. El Arrendador, ya sea directamente o a través de sus contratistas, será el responsable de la obtención de todas

Section 2.06. Construction Licenses. Landlord whether on its own or through its contractors, will be responsible to obtain all permits and licenses

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aquellas licencias y permisos relativos al uso de suelo industrial, impacto ambiental, la licencia de construcción y el aviso de terminación de obra del Inmueble, así como cualquier otro necesario para la construcción del mismo (conjuntamente las “Licencias de Construcción”). Copias de las Licencias de Construcción serán entregadas al Arrendatario tan pronto como sea posible pero no más tarde de la Fecha de Ocupación Substancial que corresponda, a fin de que el Arrendatario pueda obtener las licencias y permisos que sean necesarias para el funcionamiento de su negocio o industria en el Inmueble.

Inciso 2.07. Certificación LEED. Las partes convienen que los Edificios 1 y 2, así como cualquier ampliación a los mismos que en el futuro se haga conforme a lo previsto en este Contrato deberán obtener la certificación de Liderazgo en Diseño de Energía y Ambiente “LEED” emitida por el Green Building Council de los Estados Unidos de América. Con el propósito de obtener y mantener dicha certificación respecto de los Edificios 1 y 2 y las demás construcciones que componen el Inmueble, el Arrendador se obliga a llevar a cabo todos los actos necesarios por el lado de la construcción del Inmueble para tal efecto, y el Arrendatario se obliga a llevar a cabo todos los actos necesarios desde el punto de vista de la operación del Inmueble para tal efecto. Una vez satisfecho el proceso de certificación, el Arrendador deberá entregar al Arrendatario copias del certificado o cualquier otro documento que evidencie que cada uno de los Edificios 1 y 2 y cualquier otra construcción que integra el Inmueble han obtenido la certificación LEED.

CLÁUSULA III Arrendamiento Maestro

Inciso 3.01. Arrendamiento Maestro. Sujeto al cumplimiento de todas las Condiciones, el Arrendador y el Arrendatario convienen que este Contrato funcionará como un Contrato de Arrendamiento Maestro (el “Arrendamiento Maestro”) el cual aplicará para el Terreno y para el conjunto constituido por los Edificios 1 y 2 a ser construidos sobre el Terreno de conformidad con los términos y condiciones del presente.

Las partes convienen que los términos de este Contrato constituirán los términos generales del arrendamiento de cada uno de los Edificios 1 y 2 y que celebrarán un anexo (cada uno, un “Anexo de

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related to industrial zoning [uso de suelo), environmental impact [impacto ambiental), the construction license [licencia de construccion) and the construction termination notice [aviso de terminación de obra) of the Premises, as well as any other necessary for the construction of the same (collectively, the “Construction Licenses “), Copies of the Construction Licenses will be delivered to Tenant as soon as available but no later than the relevant Date of Substantial Occupancy, so the Tenant may be able to obtain the licenses and permits necessary for the operation of his business or industry at the Premises.

Section 2.04. LEED Certification. The parties hereby agree that the Buildings 1 and 2, as well as any expansion of the same that in the future may be carried out according to that set forth in this Agreement, must obtain the certification of Leadership in Energy and Environmental Design “LEED” issued by the Green Building Council of the United States of America. In order to obtain and maintain said certification in regard to each of the Buildings 1 and 2, and constructions comprising the Premises, the Landlord binds itself carry out all necessary actions on the side of the construction of the Premises to that end, and the Tenant binds itself to carry out all actions necessary from the point of view of the operation of the Premises to that end. Upon completion of the certification process, Landlord shall deliver Tenant with copies of the certificate and any other evidence that each of the Buildings 1 and 2 and all other constructions comprising the Premises are LEED certified.

CLAUSE III Master Lease

Section 3.01. Lease. Subject to the fulfillment of all the Conditions, Landlord and Tenant agree that this Agreement shall serve as a Master Lease Agreement (the “Master Lease”) governing the lease of the Land and of Buildings 1 and 2 to be developed at the Land pursuant to the terms and conditions hereof.

The parties agree that the terms of this Agreement shall provide the general lease terms for the Buildings 1 and 2 and that there shall be a schedule (each a “Lease Schedule”), substantially in the form

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Arrendamiento") en términos substancialmente iguales al formato que se acompaña como Anexo "3", los cuales serán numerados consecutivamente, comenzando con el número 1, para cada uno de los Edificios. Cada Anexo de Arrendamiento incluirá el costo del desarrollo del Edificio y el cálculo de la renta, así como un anexo identificando los bienes y equipo que instalará el Arrendatario en el Edificio que corresponda. Para ser válido, cada Anexo de Arrendamiento deberá ser firmado por apoderados de las partes y determinará la Fecha de Inicio del Arrendamiento para cada Edificio, los términos económicos, las Especificaciones de construcción, la ubicación y los términos y condiciones específicos para el Edificio de que se trate.

attached hereto as Annex "3", which will be numbered consecutively, starting with No. 1, for each Building. Each Lease Schedule shall set forth the development cost of the Building and the calculation of rent and include an annex identifying Tenant's personal property and equipment that is intending to install at the corresponding Building. Each Lease Schedule to be valid shall be signed by the legal representatives of the parties and will specify the Lease Commencement Date for each Building, the economic terms, the Specifications, the location of each Building and the specific terms and conditions for the relevant Building.

Los términos generales de este Contrato junto con los términos específicos contenidos en cada Anexo de Arrendamiento, constituirán el acuerdo integral respecto del arrendamiento de cada uno de los Edificios 1 y 2 y demás partes que constituyen el Inmueble.

The general terms of this Agreement together with the specific terms of the corresponding Lease Schedule shall constitute the entire agreement with respect to the lease of each of the Buildings 1 and 2 and other parts comprising the Premises.

El Arrendador dará en arrendamiento al Arrendatario y éste tomará en arrendamiento el Inmueble y cada uno de los Edificios 1 y 2, sujeto a los términos y condiciones de este Contrato y a los términos específicos establecidos en cada Anexo de Arrendamiento.

Landlord shall grant the lease to the Tenant, and the later will lease the Premises and each of the Buildings 1 and 2, subject to the terms and conditions of this Agreement and those specific terms set forth in each Lease Schedule.

Antes del inicio de cualquiera de los Edificios que componen el Inmueble conforme a este Contrato, el Arrendador y el Arrendatario celebrarán un Anexo de Arrendamiento respecto de cada uno de dichos Edificios.

Before starting any of the Buildings comprising the Premises pursuant to this Agreement, the Landlord and the Tenant will execute a Lease Schedule with respect to each of said Buildings.

Una vez cumplidas las Condiciones, el Arrendatario y al Arrendador se obligan a (i) suscribir el Anexo de Arrendamiento No. 1 deberá y (ii) el Arrendatario deberá entregar al Arrendador la correspondiente Garantía de Arrendamiento junto con la Garantía Adicional (según dicho término se define más adelante) no más tarde del día que sea 5 (cinco) días hábiles contados a partir de la fecha de firma del Anexo de Arrendamiento No. 1.

Upon compliance of the Conditions, Tenant and Landlord (i) shall execute Lease Schedule No. 1, and (ii) Tenant shall deliver to Landlord the corresponding Lease Guaranty along with the Additional Collateral (as such term is defined below) no later than the date that is 5 (five) business days from the date of execution of the Lease Scheduled No. 1.

El Arrendador entregará al Arrendatario y éste tomará posesión del Edificio que corresponda de que se trate, de conformidad con el Anexo de Arrendamiento aplicable, en estado físico apto para su uso, de higiene y en condiciones de seguridad, listo para los usos permitidos conforme al Inciso 3.03 siguiente, en la Fecha de Ocupación

Landlord shall deliver to, and the Tenant shall take possession of the corresponding Building, according to the relevant Lease Schedule, in adequate physical and safety conditions and ready to be used for the permitted purposes according to Section 3.03 below, in the applicable Date of Substantial Occupancy and upon execution of the

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Substancial pactada en el Anexo de Arrendamiento correspondiente y previa subscripción del Acta de Entrega aplicable.

corresponding Delivery Minutes.

Para efectos de este Contrato el Arrendatario actúa en nombre y por cuenta propia, y no asume ningún derecho ni obligación a nombre ni por cuenta de terceros, siendo el Arrendatario la única persona que se beneficie directamente de este Contrato y los Anexos de Arrendamiento que del mismo derivan.

For the purposes of this Agreement, the Tenant acts in its own name and behalf and does not assume any right or obligations in the name or on behalf of any third party, being the Tenant the only party being directly benefited from this Agreement and the Lease Schedules derived here from.

Para los propósitos de este Contrato, las partes convienen que la Fecha de Ocupación Substancial establecida en cada Anexo de Arrendamiento, será considerada como la "Fecha de Inicio del Arrendamiento" para el Edificio de que se trate.

For the purposes of this Agreement, the parties agree that, the Date of Substantial Occupancy set forth in each Lease Schedule shall be considered as the "Lease Commencement Date" for the relevant Building.

Para efectos de claridad, la totalidad del Terreno forma parte de este Contrato, a partir de la Fecha de Inicio del Arrendamiento del Edificio 1, por lo tanto, el Arrendatario tendrá derecho a utilizarlo como parte del Inmueble para fines de almacenamiento de producto terminado únicamente; por lo tanto el Terreno en su totalidad se considerará para todos los efectos como parte del Inmueble y su uso se sujetará a los términos y condiciones de este Contrato, salvo acuerdo escrito en contrario por las partes, y su uso y goce pacífico estará garantizado por el Arrendador e incluido dentro de la renta aplicable conforme a la Cláusula V siguiente.

For sake of clarity, all the Land shall be included in this Lease, as of the Lease Commencement Date of the Building 1; therefore, Tenant shall have the right to use the Land as part of the Premises only as finished product storage; therefore, all the Land shall be considered as part of the Premises and its use shall be subject to the terms and conditions herein, except as otherwise agreed in writing by the parties, its peaceful use and enjoyment shall be guaranteed by Landlord and its use shall be considered included in the applicable rent according to Clause V below.

Inciso 3.02. Uso y Goce Pacífico del Inmueble. En términos de lo previsto por los artículos 2311 V y 2317 del Código Civil para el Estado de Chihuahua, el Arrendador garantiza al Arrendatario el uso y goce pacífico del Inmueble durante el Plazo (según dicho término se define más adelante) y la(s) Prorroga(s) (según dicho término se define más adelante), en la inteligencia de que esta obligación del Arrendador no comprende vías de hecho de parte de terceros que no aleguen derecho sobre el Inmueble, pero que de hecho impidan o interfieran con el uso o goce de la misma por parte del Arrendatario, contra los cuales el Arrendatario se obliga a hacer valer los derechos que como poseedor le confieren las leyes aplicables.

Section 3.02. Pacific Use and Enjoyment of the Premises. In terms of the provisions set forth in articles 2311 V and 2317 of the Civil Code for the State of Chihuahua, Landlord guarantees Tenant the pacific use and enjoyment of the Premises during the Term (as such term is defined below) and the Extension(s) (as such term is defined below), provided that this obligation of the Landlord does not cover actions of third parties alleging no right on the Premises, but that in their actions may interfere or impede the use and enjoyment of the same by the Tenant, against whom the Tenant binds to exercise the rights that as a possessor are afforded to it by applicable laws.

Inciso 3.03. Destino del Inmueble. El Arrendatario se obliga a destinar el Inmueble única y exclusivamente para sus actividades industriales que consisten principalmente en la fabricación de

Section 3.03. Permitted Use of the Premises. The Tenant binds to use the Premises only and exclusively to carry out its industrial activities, which consist mainly of the manufacturing of windmill

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piezas para hélices de molinos de viento, y otros productos de resinas, almacenamiento, oficinas administrativas y actividades relacionadas, derivadas o conexas con las anteriormente señaladas, no pudiendo variar el destino del Inmueble sin el previo consentimiento por escrito otorgado por el Arrendador para tal efecto; en el entendido de que en ningún caso se podrá variar el destino del Inmueble en contravención de las normas relativas al uso de suelo industriales aplicables al Inmueble.

blades and other composite products, storage, administrative offices and related activities, derived or consequence to the above mentioned activities, and may not vary the use of the Premises without the previous written consent granted by the Landlord to that effect; provided that in no case, the use of the Premises be modified in contravention to that set forth in the industrial zoning rules applicable to the Premises.

Asimismo, el Arrendatario se obliga desde este momento a dar cumplimiento a todas y cada una de las leyes, reglamentos, circulares, ordenanzas, decretos, planes de desarrollo urbano (ya sean estatales o municipales) y toda y cualquier normatividad relativa al uso de suelo industrial aplicable y a las actividades que conforme al mismo puedan llevarse a cabo dentro del Inmueble.

Likewise, the Tenant covenants to comply with each and every one of the laws, rules, circulars, decrees, regulations, urban development plans (whether state or municipal) and each and all of the applicable legislation to the industrial use of land and the activities that according to that industrial zoning may be carried out at the Premises.

El Arrendatario reconoce expresamente que está prohibido utilizar el Inmueble para almacenar, ocultar y/o mezclar bienes de procedencia ilícita o producto de actividades ilícitas; que sean instrumento, objeto o producto de un delito; producto de delitos patrimoniales o de delincuencia organizada; que estén siendo utilizados para la comisión de un delito; o de cualquier manera relacionados o vinculados con delitos, en especial aquellos descritos en la Ley Federal de Extinción de Dominio y sus correlativas en los estados de la República Mexicana.

Tenant acknowledges that it is forbidden to use the Premises to keep, hide and/or mix goods coming from or product of illegal activities; that may be instrument, subject matter of, or product of a crime; product of patrimonial crimes or organized crime; used for committing a crime; or in any manner related to crimes, especially those described in the Federal Law for Extinction of Domain, and its correlative laws in the states of the Mexican Republic.

Inciso 3.04. Bienes Introducidos al Inmueble. El Arrendatario reconoce y conviene que todo el equipo de cualquier tipo, maquinaria, mobiliario, vehículo y todo y cualquier otro bien que sea introducido a, o instalado por el Arrendatario en el Inmueble en cualquier momento desde la fecha de este Contrato, son introducidos a su propio riesgo y en todo momento serán responsabilidad única y exclusiva del Arrendatario y que el Arrendador no asume responsabilidad por dichos bienes así introducidos al Inmueble, incluyendo en caso de robo o extravío de cualquiera de dichos bienes o de cualquier parte de los mismos, excepto en caso de culpa o negligencia del Arrendador, directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

Section 3.04. Goods Introduced to the Premises. Tenant acknowledges and agrees that all equipment of any kind, machinery, furniture, vehicles and any and all goods introduced to, or installed by the Tenant at the Premises at any time from the date hereof, are introduced at its own risk and at all times will be the exclusive responsibility of the Tenant and that the Landlord shall not assume any liability for such goods introduced by Tenant into the Premises, including in case of theft or loss of any of such goods or a part thereof, except in the case of fault or negligence of the Landlord, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Landlord is legally responsible.

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Inciso 3.05. Lugares de Estacionamiento. Como parte del Inmueble, el Arrendatario tendrá el uso de los lugares de estacionamiento, andenes y rampas que forman parte del Inmueble y que se describen en las Especificaciones y en cada Anexo de Arrendamiento. El Arrendatario se obliga a no utilizar ninguna otra área del Inmueble (incluyendo sin limitar, las áreas verdes) para fines de estacionamiento de cualquier tipo de vehículo (ya sea particular o de carga, cajas de tráiler, planchas, montacargas, etc). El Arrendador no tendrá ninguna responsabilidad relacionada con robos o daños a los vehículos que utilicen dichos lugares de estacionamiento, o respecto de los objetos que se encuentren dentro de los mismos; excepto en caso de culpa o negligencia del Arrendador, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable. No obstante, el Arrendatario podrá realizar actividades y maniobras que sean necesarias en el Terreno para la guarda, almacenamiento y transporte de los productos terminados.

Salvo en el uso permitido al Arrendatario bajo la sección 3.03 del presente, en lo que sea necesario para desarrollar sus actividades industriales, el Arrendatario se obliga a no utilizar, ni a permitir que sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, utilicen los lugares de estacionamiento para la realización de reparaciones a vehículos, siendo el Arrendatario responsable de todo y cualquier daño, perjuicio, pérdida, multa, penalidad, gasto o costo en que incurra el Arrendador con motivo del incumplimiento de esta obligación, especialmente aquellos relacionados con, o derivados de la Legislación Ambiental (según dicho término se define más adelante).

Inciso 3,06. Seguridad del Inmueble. El Arrendatario será el único responsable de contratar los servicios de seguridad que requiera de acuerdo a sus necesidades para el resguardo del Inmueble y de sus contenidos.

Inciso 3.07. Licencias; Permisos; Autorizaciones. El Arrendatario será el único responsable de la obtención de todas las licencias, autorizaciones y/o

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Section 3.05. Parking Soaces. As part of the Premises, the Tenant shall have the use of the parking spaces, trailer docks and ramps that are an integral part of the Premises as described In the Specifications and in each Lease Schedule. The Tenant agrees not to utilize any other area of the Premises (including without limitation the gardened areas) for parking vehicles of any kind (whether particular, trailers, boxes, beds, forklifts, etc). The Landlord shall have no responsibility related to theft or damage to the vehicles using such parking spaces, or with respect to object left therein; except in case of fault or negligence of the Landlord, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Landlord is legally responsible. Notwithstanding, Tenant shall be allowed to carry out maneuvering and other activities in the Land as may be required by the storage, warehousing and transport of its finished products.

Except as permitted to Tenant under Section 3.03 hereunder, as may be required to carry out its industrial activities, Tenant agrees not to utilize, or to allow any of its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Tenant is legally responsible, for carrying out any kind of repairs to vehicles, being the Tenant responsible of any damage, loss, fine, penalty, expense or cost incurred by the Landlord by reason of the breach of this obligation, especially those related to the Environmental Laws (as such term is defined below).

Section 3.06. Security at the Premises. Tenant shall be solely responsible for hiring the security services required according to its own needs to secure the Premises and its contents.

Section 3.07. Licenses. Permits and Authorizations. Tenant shall be solely responsible for obtaining all licenses, permits and authorizations, whether permisos de carácter federal, estatal y/o municipal, que sean necesarios para el legal funcionamiento y operación de su negocio en el Inmueble (los “Permisos Gubernamentales”); en el entendido de que la falta de obtención de cualquiera de los Permisos Gubernamentales no liberará al Arrendatario de sus obligaciones conforme a este Contrato, especialmente de su obligación de pago de renta.

Queda expresamente convenido por las partes que el Arrendatario será el único y exclusivo responsable de mantener vigentes, conforme a la legislación aplicable, todos y cada uno de los Permisos Gubernamentales; en el entendido de que la falta de vigencia de todos o de cualquiera de dichos Permisos Gubernamentales por cualquier causa o motivo que no sea atribuible al Arrendador, aún en el supuesto de una clausura o cierre de las operaciones del Arrendatario en el Inmueble, no liberarán al Arrendatario de sus obligaciones de pago de renta, ni de sus demás obligaciones conforme al presente Contrato.

El Arrendatario por este medio se obliga a entregar al Arrendador, en un plazo no mayor de diez (10) días naturales siguientes a la solicitud por escrito del Arrendador, copia simple de cada uno de sus Permisos Gubernamentales, incluyendo, en su caso, cualquier permiso de tipo ambiental.

Inciso 3.08. Opción de Expansión. Durante el Plazo y la(s) Prorroga(s) (según dichos términos se definen más adelante), y sujeto a la condición de que el Arrendatario se encuentre en cumplimiento de sus obligaciones materiales conforme a este Contrato, el Arrendatario tendrá el derecho de solicitar al Arrendador desarrolle una expansión de cualquiera o de los dos Edificios industriales que conforman el Inmueble.

Una vez recibida la solicitud del Arrendatario a que se refiere el párrafo anterior, las partes deberán de común acuerdo y por escrito definir las características, especificaciones, fechas de entrega y montos de inversión aplicables a la expansión solicitada; en el entendido de que las especificaciones para dicha expansión siempre deberán ser hechas de conformidad con las condiciones y lineamientos de inversión que se acompañan a este Contrato como Anexo “2”. y la renta aplicable a dicha expansión será determinada utilizando el modelo de determinación de renta que

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federal, state or municipal, for the legal operation of its business at the Premises (the “Governmental Permits”); provided that the failure to obtain any of the Governmental Permits shall not release the Tenant from its obligations hereunder, especially its rental payment obligation.

It is expressly agrees by the parties that the Tenant shall be solely and exclusively responsible of keeping current, each and all of the Governmental Permits; provided that the lack of any or all of the Governmental Permits for any reason not attributable to Landlord, even in the case of suspension or closing of Tenant activities at the Premises, shall not release Tenant from its rental payment obligations, nor from its other obligations hereunder.

Tenant by this means agrees to deliver to Landlord, within a term not exceeding ten (10) calendar days following the Landlord’s written request, a non-certified copy of each and all of the Governmental Permits, including in its case, any permit of environmental nature

Section 3,08, Expansion Option. During the Term and the Extension(s) (as such terms are defined below) and subject to the condition that the Tenant is in compliance with its material obligations hereunder, the Tenant will have the right to request the Landlord to develop an expansion to any or to both of the industrial Buildings comprising the Premises.

Upon reception of the request referred to in paragraph above, the parties must mutually agree in writing on the characteristics, specifications, delivery dates and investment amounts applicable to the requested expansion; provided that, the specifications of said expansion shall always be in accordance to the investment conditions and guidelines attached to this Agreement Annex “2” hereto, and the applicable rent to said expansion shall be determined according to the rent determination model attached hereto as Annex “4”. In no case the Landlord will be obliged to exceed the

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se acompaña a este Contrato como Anexo "4". En ningún caso el Arrendador estará obligado a exceder de los montos de inversión por pie cuadrado establecidos en dicho modelo ni a aceptar especificaciones diferentes a las acordadas para el Inmueble.

investment amounts per square foot established in said model, or to accept specifications different from those agreed for the Premises.

En ningún caso el Arrendador estará obligado a invertir en conceptos que correspondan a la operación específica del Arrendatario, tales como grúas, fosas, cimentaciones especiales o especificaciones por arriba de aquellas de los Edificios, que excedan lo previsto en las condiciones y lineamientos de inversión que se acompañan como Anexo "2".

In no case the Landlord will be obliged to invest in any concept that correspond to the operation of the Tenant, such as cranes, pits, special foundations, or building specifications above those of the Buildings, exceeding that set forth in the investment conditions and guidelines attached hereto as Annex "2".

Una vez determinada la inversión requerida y la renta, las partes deberán suscribir un convenio modificatorio a este Contrato, en el que se establezcan las condiciones específicas a la expansión requerida, así como los cambios a la Renta, Plazo, Garantía de Arrendamiento, Garantía Adicional (según dicho término se define más adelante) y demás términos de este Contrato que requieran ser modificados a fin de incluir a la expansión solicitada dentro de este Contrato.

Once that the required investment and the rent have been determined, the parties must subscribe an amendment to this Agreement in order to establish the specific conditions applicable to the requested expansion, as well as the changes to the Rent, Term, Lease Guaranty, Additional Collateral (as such term is defined below) and all other terms of this Agreement that required to be modified in order to include the requested expansion within this Agreement.

El Arrendador no tendrá obligación alguna de comenzar los trabajos relativos a cualquier expansión solicitada conforme a este Inciso 3.08, hasta en tanto no haya recibido en original los documentos descritos en el párrafo anterior, los cuales en todo caso deberán ser satisfactorios para el Arrendador.

The Landlord shall have no obligation to start the works related to any expansion requested pursuant to this Section 3.08, until the date in which it has received in original the documents described in the paragraph above, which in all cases must be satisfactory to Landlord.

En caso de desacuerdo entre el Arrendador y el Arrendatario respecto de los términos y condiciones aplicables a cualquier expansión solicitada por el Arrendatario conforme a este Inciso 3.08, el Arrendador no estará bajo ninguna obligación de desarrollar dicha expansión y el Arrendatario podrá llevar a cabo dicha expansión por su propia cuenta y costo conforme a lo previsto en la Cláusula VII de este Contrato, y ninguna de las partes será considerada en incumplimiento de sus respectivas obligaciones conforme a este Contrato.

In the case that the parties fail to reach an agreement as to the terms and conditions applicable to any expansion requested pursuant to this Section 3.08, the Landlord shall not be under the obligation to develop such expansion and the Tenant may carry out said expansion by its own in terms of that set forth in Clause VII of this Agreement, and no party shall be considered in breach to their respective obligations hereunder.

CLÁUSULA IV
Plazo; Prorrogas

CLAUSE IV
Term; Extensions

Inciso 4.01. Plazo. Las partes convienen expresamente que este Contrato estará en vigor mientras cualquiera de los Anexos de

Section 4.01. Term. The parties hereby expressly agree that this Agreement will be in effect while any Lease Schedule is in effect (except for any obligation

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Legal Department

Arrendamiento esté en vigor (excepto por cualquier obligación que bajo este Contrato deba de sobrevivir a la terminación del mismo). El plazo inicial de cada Anexo de Arrendamiento será de 10 (diez) años calendario contados a partir de la Fecha de Inicio del Arrendamiento del Edificio materia de dicho Anexo de Arrendamiento (el “Plazo”).

En términos de lo previsto por el articulo 2383 del Código Civil para el Estado de Chihuahua, las partes reconocen que cada Anexo de Arrendamiento se celebrará por tiempo determinado y por lo tanto concluirá en la fecha que en cada caso se señale, sin necesidad de aviso, notificación o cualquier otro acto por parte del Arrendador, excepto que el Arrendatario ejerza su derecho de prorrogar el plazo de cada Anexo de Arrendamiento conforme a este Contrato.

Las partes convienen que el Plazo del Anexo de Arrendamiento No. 1 se extenderá automáticamente a fin de igualar al vencimiento del Anexo de Arrendamiento No. 2, sin necesidad de ninguna acción, aviso, notificación, o comunicación por parte del Arrendador.

Inciso 4.02. Prórroga(s). Sujeto a la condición de que el Arrendatario esté al corriente en el pago de las rentas y en cumplimiento con todas y cada una de las obligaciones materiales que le derivan conforme al presente Contrato, el Arrendatario tendrá el derecho, al final del Plazo, de prorrogar el correspondiente Anexo de Arrendamiento, en 2 (dos) ocasiones cada una por periodos de 5 (cinco) años calendario (la(s) “Prorroga(s)”). Una vez ejercida cada Prórroga, ésta constituirá un plazo forzoso para las partes.

Para efectos de claridad las partes hacen constar que las Prórrogas operarán respecto del Inmueble en su totalidad, es decir, los Edificios 1 y 2 conjunta y no separadamente.

Queda convenido que durante la(s) Prórroga(s), los términos y condiciones de este Contrato serán aplicables sin modificación alguna,

La renta aplicable al primer año de la primera Prórroga, será equivalente al 95% (noventa y cinco por ciento) de la renta pagada por el Arrendatario al Arrendador durante el mes calendario anterior al inicio de dicha primera Prórroga, siempre y cuando durante el Plazo el Arrendador no hubiera hecho

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that under this Agreement is intended to survive the termination of this Agreement). The initial term of each Lease Schedule shall be for 10 (ten) calendar years mandatory for the parties from the Lease Commencement Date of each Building subject matter of each Lease Schedule (the Term”).

Pursuant to that provided for in article 2383 of the Civil Code for the State of Chihuahua, the parties hereby acknowledge that each Lease Schedule will be entered into for a determined period of time; therefore it will end on the date set forth in each case, without the need of further notice or any other act by the Landlord; except if Tenant exercises its right to extend the term of each Lease Schedule pursuant to this Agreement.

The parties agree that the Term of the Lease Schedule No, 1 shall be automatically extended to match the termination date of the Lease Schedule No. 2, without the need of any action, notice or communication by the Landlord.

Section 4.02. Extension(s). Subject to the condition that the Tenant be in compliance with the payment of rents hereunder, and with each and every one of its material obligations derived hereunder, the Tenant shall have the right, at the end of the Term, to extend the corresponding Lease Schedule for 2 (two) occasions for a periods of 5 (five) calendar years each (the “Extension(s)”). Once each Extension is exercised, it shall constitute a mandatory term for the parties.

For sake of clarity the parties hereby acknowledge that the Extensions shall apply for the Premises in its entirety, meaning, Buildings 1 and 2 jointly but not separately.

It is hereby agreed that during the Extension(s), the terms and conditions of this Agreement shall be applicable without any amendment thereto.

The rent applicable to the first year of the first Extension shall be equivalent to 95% (ninety five percent) of the rent payable by the Tenant to the Landlord during the calendar month ¡immediately preceding to the beginning of the first Extension, as long as during the Term the Landlord had not made inversiones adicionales en el Inmueble, y a partir del segundo año de dicha Prórroga la renta se incrementará en términos de lo previsto en el Inciso 5.02 siguiente. Se acuerda que el costo de todas aquellas mejoras cuya inversión hubiera sido totalmente amortizada por el Arrendador a dicha fecha, no será considerado para determinar la renta de la renovación de que se trate.

Para todo el plazo de la segunda Prórroga, la renta aplicable será equivalente a la renta aplicable en el mes inmediato anterior, incrementada cada aniversario conforme a lo previsto en el Inciso 5.02 siguiente. No obstante, el costo de todas aquellas mejoras cuya inversión hubiera sido totalmente amortizada por el Arrendador a dicha fecha, no será considerado para determinar la renta de la renovación de que se trate.

Inciso 4.03. Forma de Prorrogar Arrendamiento. En el supuesto de que el Arrendatario desee ejercer su derecho de prorrogar el presente Contrato conforme al Inciso 4.02 anterior, el Arrendatario deberá entregar por escrito al Arrendador un aviso de ejercicio de prórroga, con por lo menos 120 (ciento veinte) días naturales de anticipación a la fecha en que el Plazo, o la Prórroga anterior esté programada para vencer. Dicho aviso de Prórroga deberá ir acompañado de (i) una obligación firmada por parte del Fiador, en la que manifieste su expresa voluntad de continuar garantizando las obligaciones del Arrendatario bajo este Contrato, en los términos de la Garantía de Arrendamiento, durante el tiempo que dure la Prórroga solicitada y (ii) la renovación de la Garantía Adicional (según dicho término se define más adelante) por el monto que al inicio de cada Prórroga determinen las partes de mutuo acuerdo, quedando expresamente convenido que sin dicha obligación por el Fiador y/o sin la renovación de la Garantía Adicional (según dicho término se define más adelante), la solicitud de Prórroga de que se trate no será efectivo y por tanto el Arrendador no estará obligado a otorgar dicha Prórroga.

La falta de entrega del aviso de prórroga respectiva en los términos previstos en el párrafo anterior y/o de la declaración del Fiador y/o la renovación de la Garantía Adicional (según dicho término se define más adelante), precluírá y cancelará su derecho a la Prórroga de que se trate, sin necesidad de aviso, demanda, notificación o cualquier otro requerimiento de cualquier naturaleza por parte del

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any additional investments in the Premises, and rent for the second year of said Extension the rent shall be increased in the terms of Section 5.02 below. It is hereby agreed that the cost of all improvements which investment has been fully amortized by the Landlord to such date, shall not be considered to set the rent for the corresponding renewal.

For all the term of the second Extension, the applicable rent shall be equivalent to the rent applicable to the calendar month immediately preceding, which shall be increased on each anniversary according to that set forth in Section 5.02 below. Nevertheless, cost of all improvements which investment has been fully amortized by the Landlord to such date, shall not be considered to set the rent for the corresponding renewal.

Section 4.03. Form to Extend the Lease. In the case that the Tenant wills to exercise its right to extend this Agreement pursuant to Section 4.02 above, the Tenant shall deliver in writing to the Landlord an extension notice, with at least 120 (one hundred and twenty) calendar days in advance to the date in which the Term or the previous Extension is scheduled to expire. Such Extension notice must be accompanied by (i) a signed undertaking of the Guarantor, stating its express will to continue guaranteeing the obligations of the Tenant under this Agreement, in the terms set forth in the Lease Guaranty, during the time of the requested Extension and (ii) the renewal of the Additional Collateral (as such term is defined below) for the amount that the parties mutually agreed at the beginning of each Extension; being hereby expressly understood that, without such undertaking by the Guarantor and/or the renewal of the Additional Collateral (as such term is defined below), the relevant Extension request shall be deemed as void; and therefore, the Landlord shall be under no obligation to grant said Extension.

Lack of delivery of such extension notice in the terms set forth in paragraph above and/or of the undertaking by the Guarantor and/or the renewal of the Additional Collateral (as such term is defined below), shall void and cancel its right to the respective Extension, without need of notice, demand, notification or any other requirement of any nature by Landlord, all of which is hereby

Arrendador, a todo lo cual el Arrendatario renuncia expresamente en este acto.

Inciso 4.04. Vencimiento del Plazo v/o de la(s) Prórroga(s). Vencido el Plazo y, en su caso, la(s) Prórroga(s), ya sea por vencimiento programado o anticipado, el Arrendatario deberá desocupar y entregar al Arrendador el Inmueble con todas sus pertenencias y accesiones en el mismo estado en que dicho Arrendatario lo recibió (excepto por el desgaste natural del tiempo y el uso normal del Inmueble), en la fecha de vencimiento respectiva o terminación anticipada y sin necesidad de aviso, demanda, notificación o requerimiento de cualquier naturaleza por parte del Arrendador, de conformidad con lo establecido en el Inciso 7.05 siguiente y dando cumplimiento a todas las demás obligaciones relacionadas con la devolución del Inmueble que en este Contrato se consignan.

En el supuesto de que el Arrendatario continúe en posesión del Inmueble con posterioridad a la fecha de vencimiento del Plazo o de la(s) Prórroga(s), el Arrendatario pagará una renta por el Inmueble, igual al resultado de multiplicar el importe de la renta correspondiente al mes calendario anterior a la fecha de vencimiento del Plazo o de la Prórroga respectiva, por uno punto setenta y cinco (1.75), por cada mes calendario o fracción de mes calendario durante el cual dicho Arrendatario continúe en posesión del Inmueble. La recepción de dicho pago por parte del Arrendador no implicará: (i) prorroga o renovación de este Contrato, (ii) modificación alguna de este Contrato, (iii) consentimiento para que el Arrendatario continúe en posesión del Inmueble, (iv) renuncia alguna por parte del Arrendador a su derecho de recuperar la posesión de Inmueble por cualquier medio que la legislación aplicable le permita, ni (v) renuncia por parte del Arrendador a ningún otro de sus derechos conforme a este Contrato y/o a la legislación aplicable.

En la fecha de devolución del Inmueble por parte del Arrendatario conforme a este Inciso, las partes deberán de suscribir un acta de devolución del Inmueble (el “Acta de Devolución”), en la que por lo menos hagan constar: (i) el estado físico en que el Arrendatario devuelve el Inmueble, (ii) una memoria fotográfica el Inmueble al momento de la devolución, (iii) un inventario detallado del Inmueble y de sus accesorios, (iv) la descripción de cualquier reparación que el Arrendatario deba de hacer al Inmueble con el propósito de devolver el expressly waived by the Tenant.

Section 4.04. Expiration of the Term and/or the Extension(s). Upon expiration of the Term and, in its case the Extension(s), whether scheduled or early, the Tenant shall vacate and deliver the Premises to the Landlord, with all its accessories and installations in the same conditions in which it received them (except for normal wear and tear from ordinary use and passage of time), in the corresponding expiration or early termination date, without need of notice, demand, notification or requirement of any nature by Landlord, according to that set forth in Section 7.05 below and in compliance with all other obligations that related to the delivery of the Premises are contained in this Agreement.

Should the Tenant remain in possession of the Premises after expiration of the Term or the Extension(s), the Tenant shall pay a rent for the Premises equivalent to the result of multiplying the rent of the calendar month immediately preceding to the expiration date of the Term of the respective Extension, times one point seventy five (1.75), for each calendar month or part of calendar month during which the Tenant remained in possession of the Premises. The reception of such payment by Landlord shall not be considered as: (i) extension or renewal of this Agreement, (ii) modification to this Agreement, (iii) consent for the Tenant to remain in possession of the Premises, (iv) waiver by the Landlord to its right to recover possession of the Premises by any means permitted by applicable law, or (v) waiver by Landlord to any other right afforded to It by virtue of this Agreement and/or applicable laws.

In the date of delivery of the Premises by the Tenant pursuant to this Section, the parties shall execute return minutes of the Premises (the “Return Minutes”), in which shall, at least include: (i) the physical condition in which the Tenant is returning the Premises, (ii) a photographic memory of the Premises at the time of being returned, (iii) a detailed inventory of the Premises and its accessories, (iv) the description of any repair that Tenant must make in order to return the Premises pursuant to that set forth in this Agreement, (v) the mismo conforme a lo previsto en este Contrato, (v) la forma en que se cubrirán los gastos derivados de cualquiera dicha reparación, (vi) aquellas obligaciones que subsistirán a la terminación de este Contrato, si hubiera alguna, (vii) el monto que el Arrendador mantiene como Depósito en Garantía (según dicho término se define más adelante), (viii) las instrucciones del Arrendatario para la devolución del Depósito en Garantía (según dicho término se define más adelante), (ix) la descripción de cualquier instalación o mejora previamente autorizada conforme al presente Contrato y que, en su caso, las partes hubieren previamente acordado que se quedaran en beneficio del Inmueble (tales como instalaciones de electricidad, cableados de voz y datos, tuberías, etc.), así como un plano de ubicación de dichas instalaciones o mejoras y, en su caso, los manuales, verificaciones, inspecciones, mantenimientos, autorizaciones, pólizas de garantía y servicio y cualquier documento relacionado con dichas instalaciones o mejoras, y (x) se anexará el estudio ambiental que se describe en el Inciso 9.01 (D) siguiente.

Inciso 4.05. Derecho de Mostrar el Inmueble. En el caso de que el Arrendatario no ejerza la(s) Prórroga(s) conferidas conforme al Inciso 4.02 anterior, o si habiéndolas ejercido no hubiera negociado un nuevo contrato de arrendamiento al término de la última, el Arrendador tendrá el derecho de, en días y horas hábiles durante el periodo de 120 (ciento veinte) días naturales anteriores a la fecha de terminación del Plazo o de la Prórroga que corresponda, entrar al Inmueble con el propósito de mostrar el mismo a cualquier prospecto arrendatario; lo anterior previa notificación por escrito al Arrendatario con por lo menos 2 (dos) días naturales de anticipación a la fecha de la visita. Las personas que acudan a dichas visitas deberán cumplir con todos los reglamentos y políticas internas de seguridad del Arrendatario y en ningún caso podrán interferir con las operaciones del Arrendatario en el Inmueble.

Bajo ninguna circunstancia, el Arrendador podrá llevar a competidores del Arrendatario a visitar el Inmueble. Al mostrar el Inmueble, el Arrendador y sus visitantes, deberán estar acompañados de un representante del Arrendatario, y en todo momento los procesos de manufactura del Arrendatario los inventarios y cualquier otra información confidencial del Arrendatario o sus clientes serán resguardados.

manner in which the expenses derived from such repairs shall be covered, (vi) those obligations subsisting to the termination of this Agreement, if any, (vii) the amount of the Security Deposit (as such term is defined below) being held by the Landlord, (viii) the instructions by Tenant for the Landlord to return the Security Deposit (as such term is defined below), (ix) the description of any installation or improvement previously authorized pursuant to this Agreement and that, in its case, the parties have previously agreed to leave as a benefit of the Premises (such as electrical installations, voice and data cabling, pipes, etc), as well as a location plan of such installation or improvements, and in its case, the manuals, verifications, inspections, maintenance, authorizations, guarante es and service policies and any other document related to such installations and improvements, and (x) a copy of the environmental study described in Section 9.01 (D) below.

Section 4.05. Right to Show the Premises. In case that the Tenant does not exercise the Extension(s) conferred upon by Section 4.02, or if having done so, a new lease agreement has not been negotiated by the end of the last of such Extension(s), the Landlord shall have the right, in business days and hours, during the period of 120 (one hundred and twenty) calendar days before the expiration of the Term or the corresponding Extension, access the Premises to show it to a prospective tenant; the above previous written notice to Tenant with at least 2 (two) calendar days in advance to the date of the visit. The persons attending such visits shall comply with each and every one of the regulations and internal security policies of the Tenant and in no case shall interfere with the operations of the Tenant at the Premises.

Under no circumstances, Landlord may take competitors of Tenant as visitors to the Premises. When showing the Premises, Landlord and its visitors shall be accompanied by a representative of Tenant and at all times, the manufacturing processes of Tenant, inventories and any other confidential information of Tenant or its clients shall be protected.

CLÁUSULA V Rentas

Inciso 5.01. Rentas. (a) El Arrendatario pagará al Arrendador una renta por cada Edificio que compone el Inmueble por cada mes calendario (o fracción de mes calendario) que ocurra a partir de la Fecha de Inicio del Arrendamiento de cada dicho Edificio, igual al monto establecido en cada Anexo de Arrendamiento que corresponda, el cual será determinado mediante la aplicación de la mecánica de determinación de rentas que se acompaña a este Contrato como Anexo “4”.

Sólo en el caso de que el Arrendatario no haya completado el proceso de contratación de los servicios públicos requeridos por el Arrendatario para su operación, siempre que sea por causas no atribuibles al, o fuera del control del Arrendatario, el Arrendatario podrá extender la Fecha de Inicio del Arrendamiento durante un periodo adicional de no más de 15 (quince) días calendario contados a partir del día siguiente a la Fecha de Ocupación Substancial.

(b) En el caso de que para el día 31 de Octubre de 2016 el Arrendatario no hubiera celebrado el Anexo de Arrendamiento No. 2, la mecánica para la determinación de rentas para el Edificio 2, deberá ser negociada por ambas partes. La falta de acuerdo por las partes para la determinación de la renta del Edificio 2 después del 31 de Octubre de 2016, no implicará un incumplimiento de ninguna de las partes respecto de este Contrato o del Anexo de Arrendamiento No. 1, ni tampoco dará derecho a ninguna de las partes a dar por terminado este Contrato ni el Anexo de Arrendamiento No. 1, el cual continuará en pleno vigor y efecto.

(c) Dicha renta mensual será incrementada cada aniversario a partir de la Fecha de Inicio del Arrendamiento del Edificio de que se trate, conforme a lo previsto en el Inciso 5.02 siguiente.

(d) Toda vez que el presente Contrato y los Anexos de Arrendamiento se pactan por un plazo forzoso, las partes reconocen que la contraprestación por el uso de cada uno de los Edificios 1 y 2, es igual al total de las rentas pagaderas durante todo el Plazo y, en su caso, la(s) Prorroga(s), y que el pago mensual que se hace de la misma durante dichos periodos, conforme a lo acordado en cada Anexo de

CLAUSE V Rents

Section 5.01 Rents. (a) Tenant will pay to Landlord a rent for each Building comprising the Premises for each month (or part of calendar month) of occupancy from the Lease Commencement Date of each Building, equivalent to the amount set forth in the corresponding Lease Schedule, which will be determined by applying the mechanics for rental determination attached hereto as Annex “4”.

Just in case that the Tenant had not completed the process of hiring the Utilities required by the Tenant for its operation, as long as it is due to causes not attributable to, or under the control of the Tenant, Tenant may extend the Lease Commencement Date for an additional period of no more than 15 (fifteen) calendar days from the day following the Date of Substantial Occupancy.

(b) In the case that by October 3lst, 2016 the Tenant had not executed the Lease Schedule No. 2, the mechanics for the rental determination for the Building 2, shall be negotiated by the parties. Failure by the parties to reach an agreement in the determination of the rent for the Building 2 after October 3lst, 2016, shall not imply a breach by any party to this Agreement or the Lease Schedule No. 1, nor will give any party the right to early termínate this Agreement or the Lease Schedule No. 1, which shall continue in full force and effect.

(c) Said monthly rent shall be increased on each anniversary of the Commencement Date of the relevant Building, according to that set forth in Section 5.02 below.

(d) Considering that this Agreement and the Lease Schedules are being entered into for a mandatory term, the parties hereto acknowledge that the consideration for the use of each of the Buildings 1 and Building 2 consists in the payment of the full amount of rent payable during the Term and, in its case, the Extension(s), and that the monthly payments agreed in each Lease Schedule are just a

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Arrendamiento, es sólo una forma de hacer el pago de la contraprestación total por el uso y goce del Edificio de que se trate form of payment of the full consideration for the use of the respective Building.

(e) Excepto en los casos específicamente previstos en este Contrato, el Arrendatario no podrá, bajo ningún concepto retener el pago de ninguna renta debida conforme a este Contrato.

(e) Except for the cases specifically set forth in this Agreement, the Tenant shall not, under no circumstance withhold the payment of any rent owed pursuant to this Agreement.

Inciso 5.02. Incremento de Rentas. La renta establecida en cada Anexo de Arrendamiento, será incrementada en cada aniversario de la Fecha de Inicio del Arrendamiento del edificio de que se trate según sea establecida en cada Anexo de Arrendamiento, con base en la variación experimentada por el índice de precios al consumidor (el "Indice") publicado por el Departamento del Trabajo de los Estados Unidos de América (***"Consumer Price Index published by the United States Department of Labor"***) (*All Urban Consumers, Not Seasonally Adjusted, Area = US City Average, Items = All Items*), mismo que se encuentra disponible en la página de internet http://data.bls.gov/cgi-bin/surveymost?cu.

Section 5.02. Rent Increase. The rent set forth in each Lease Schedule, will be increased each anniversary of the Lease Commencement Date of the corresponding Building as set forth in each Lease Schedule, based upon the fluctuation of the Consumer Price Index (the "Index"), as published by the Labor Department of the United States of America (***"Consumer Price Index published by the Labor Department of the United States of America"***) (*All Urban Consumers, Not Seasonally Adjusted, Area = US City Average, Items = All Items*), available at the worldwide web page: http://data.bls.gov/cgi-bin/surveymost?cu.

Para tales efectos, se determinará el factor de incremento correspondiente (el "Factor de Incremento") dividendo (a) el Índice vigente en el aniversario de la Fecha de Inicio del Arrendamiento que corresponda, entre (b) el Índice vigente el mismo día del año calendario inmediato anterior. El Factor de Incremento así determinado se multiplicará por el importe total de la renta mensual vigente durante el mes calendario inmediato anterior a la fecha en que se lleve a cabo la determinación del Factor de Incremento conforme a este Inciso 5.02. En ningún caso el Factor de Incremento podrá ser menor de 1.5% (uno punto cinco por ciento, ni mayor de 2.5% (dos punto cinco por ciento).

For such purposes, the corresponding increase factor (the "Increase Factor") will be determined by dividing (a) the Index in effect on each anniversary of the relevant Lease Commencement Date, by (b) the Index in effect on the same day of the immediately previous calendar year. The Increase Factor so determined, will be multiplied times the total amount of the monthly rent in effect during the month immediately preceding to the date of calculation of the Increase Factor pursuant to this Section 5.02. In no case the Increase Factor shall be less than 1.5% (one point five percent) nor higher than 2.5% (two point five percent).

Inciso 5.03. Forma de Pago. El Arrendatario conviene expresamente en este acto en pagar la renta mensual vigente de tiempo en tiempo durante el Plazo y la(s) Prórroga(s), los primeros días diez (10) de cada mes calendario que ocurra durante el Plazo y, en su caso, la(s) Prórroga(s) o mientras el Arrendatario continúe en posesión de cada uno de los Edificios 1 y/o 2 con posterioridad a dichas fechas; siempre y cuando el Arrendador entregue la factura que se señala en el Inciso 5.04 siguiente, mediante transferencia electrónica de fondos libre e inmediatamente disponibles a las siguientes cuentas

Section 5.03. Form of Payment. Tenant expressly agrees to pay the monthly rent in effect from time to time during the Term or the Extension(s), within the first 10 (ten) calendar days of each calendar month occurring during the Term and, in its case, the Extension(s) or as long as the Tenant continues in possession of the Buildings 1 and/or 2 after such dates; provided that, Landlord delivers the invoice described in Section 5.04 below, through electronic transfer of freely and immediately available funds to the following bank accounts under the name of the Landlord:

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bancarias a nombre del Arrendador:

Si en Pesos, moneda nacional/ If in Pesos, National Currency:

Banco:

BBVA Bancomer, S.A.

Beneficiario:

Vesta Baja California, S. de R.L.

Número de Cuenta:

0147117019

CLABE:

0121800001471170191

Producto:

01/0300 CASH MANAGEMENT

Moneda:

MXP PESOS MEXICANOS

Si en Dólares/ If in Dollars:

Banco:

BBVA Bancomer, S.A.

Beneficiario:

Vesta Baja California, S. de

R.L. de C.V.

Número de Cuenta:

0147117175

CLABE:

012180001471171750

Producto:

01/0302 CASH

MANAGEMENT DLLS C/INT.

Moneda:

USD DOLAR USD

O mediante depósito a cualquier otra cuenta bancaria a nombre del Arrendador o de cualquiera de sus cesionarios permitidos conforme a este Contrato, que el Arrendador indique por escrito al Arrendatario con por lo menos 15 (quince) días hábiles de anticipación a la fecha del siguiente pago de renta, sin que el presente Contrato se entienda novado o modificado en forma alguna.

Conforme a lo dispuesto por el artículo 8 de la Ley Monetaria de los Estados Unidos Mexicanos, el Arrendatario podrá solventar el pago de cada renta conforme a este Contrato entregando al Arrendador el equivalente de dicha renta en pesos, moneda de curso legal de México (“Pesos”), al tipo de cambio vigente en la fecha de pago, según dicho tipo de cambio sea publicado y dado a conocer por el Banco de México a través del Diario Oficial de la Federación como el tipo de cambio para solventar obligaciones contraídas en moneda extranjera para ser pagadas en la República Mexicana.

Inciso 5.04. Recibos. El Arrendador conviene en entregar al Arrendatario una factura electrónica que reúna todos los requisitos fiscales necesarios para su deducción por parte del Arrendatario conforme a la legislación aplicable, el primer día hábil de cada mes calendario que ocurran durante el Plazo y, en su caso, la(s) Prórroga(s). En ningún caso, el retrasa

Or through deposit to any other bank account under the name of the Landlord or of its permitted assignees according to this Agreement, that Landlord may notify in writing to Tenant with at least 15 (fifteen) business days in advance to the following payment date, without this Agreement be considered as novated or modified in any manner.

Pursuant to the provisions of article 8 of the Monetary Law for the United Mexican States, the Tenant may pay the rent pursuant to this Agreement, by delivering to Landlord the equivalent to such rent in pesos, national currency (“Pesos”), considering the exchange rate published by the Bank of Mexico at the Official Gazette of the Federation as the exchange rate for paying obligations agreed in foreign currency but payable within the Mexican Republic, for the date of the corresponding rent payment.

Section 5.04. Invoices. Landlord agrees to deliver to Tenant an electronic invoice that covers all fiscal requirements for its deduction by Tenant according to the applicable tax laws, the first business day of each calendar month occurring during the Term and, in its case, the Extension(s). In no case, the delay in delivering such invoice will release the Tenant from an

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en la entrega de dicho recibo liberará al Arrendatario de sus obligaciones de pago de renta conforme a este Contrato; sin embargo, el Arrendatario podrá retener el pago de la renta correspondiente hasta en tanto no le sea entregado el recibo correspondiente.

its rental payment obligations according to this Agreement; however, the Tenant may withhold the corresponding rental payment until delivery of the respective invoice.

Dichas facturas evidenciarán el pago de la renta, <u>únicamente</u> en el caso de que estén acompañadas del comprobante de la transferencia bancaria correspondiente.

Such invoices shall evidence rental payments, <u>only</u> in the case that the same are accompanied by the corresponding bank wire transfer.

El Arrendatario designará por escrito las cuentas de correo electrónico a las que se deberán enviar dichas facturas, en el entendido de que la falta de designación expresa autorizará al Arrendador a enviar dichas facturas a cualquier cuenta de correo electrónico de cualquier empleado o aparente empleado del Arrendatario que tenga disponible, y dicho envío se considerará como debidamente hecho.

The Tenant shall designate in writing the electronic mail accounts to which such invoices should be sent; provided that, lack of such designation shall be considered as an express authorization for the Landlord to send the electronic invoices to the electronic mail account of any employee or alleged employee of the Tenant that the Landlord may be aware of, an such delivery shall be considered as duly made.

Inciso 5.05. <u>Impuestos</u>. Queda expresamente convenido por las partes que a las rentas pagaderas por el Arrendatario al Arrendador se agregará el impuesto al valor agregado vigente de tiempo en tiempo o cualquier otro impuesto que lo sustituya o adicione o cualquier impuesto que grave en forma directa el pago de dicha renta y que por ley sea a cargo del Arrendatario.

Section 5.05. <u>Taxes</u>. The parties expressly agree that the rent owed by the Tenant to the Landlord will be subject to value-added tax imposed from time to time or any other tax substituting or adding such tax or any other tax imposed directly on the payment of said rent and that by law shall be payable by the Tenant.

El Arrendatario reembolsará al Arrendador durante cada mes de enero que ocurra durante el Plazo y la(s) Prorroga(s), la cantidad correspondiente al impuesto predial aplicable para el Inmueble en su totalidad, prorrateado por el tiempo en que el Arrendatario hubiese ocupado el Inmueble. Este pago deberá realizarse por parte del Arrendatario dentro de los 10 (diez) días calendario siguientes a la fecha de recepción de la factura respectiva emitida por el Arrendador. En caso de que el Arrendador decidiera, a su sola discreción, el interponer algún recurso legal que derive en un descuento del impuesto predial, dicho beneficio será transmitido al Arrendatario.

The Tenant shall reimburse Landlord each January occurring during the Term and the Extension(s), the amount corresponding to the real estate tax applicable to the Premises in whole, prorated for the time in which Tenant occupied the Premises. The payment referred herein shall be done within the 10 (ten) calendar days following the reception of the relevant invoice by the Landlord. Should the Landlord decide, at its sole discretion, to initiate any legal recourse that may derive in a discount to the amount of the real estate tax payable, said benefit shall be conveyed to Tenant.

Cualquier otro impuesto que afecte los activos o los ingresos del Arrendador será por cuenta exclusiva del Arrendador.

Any other tax affecting the income or assets of the Landlord shall be borne by the Landlord.

Inciso 5.06. <u>Interés Moratorio</u>. Sin perjuicio de lo dispuesto por la Cláusula X siguiente, en caso de mora respecto de cualquier cantidad pagadera por

Section 5.06. <u>Default Interest</u>. Notwithstanding that set forth in Clause X below, in case of default in payment of any amount payable by Tenant under

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el Arrendatario conforme a este Contrato, incluyendo sin limitar, cualquier pago de renta, o si cualquier otra cantidad debida no es pagada en su totalidad en la fecha en que corresponda conforme a este Contrato, el Arrendatario pagará intereses moratorios sobre dicha cantidad debida y no pagada a una tasa mensual igual al 5% (cinco por ciento) hasta la fecha de su pago integro.

CLÁUSULA VI Depósito en Garantía

Inciso 6.01. Constitución del Depósito en Garantía. El Arrendatario conviene en entregar al Arrendador, dentro de los 10 (diez) días hábiles siguientes a la celebración de cada Anexo de Arrendamiento, un depósito en garantía (el “Depósito en Garantía”), equivalente a un (1) mes de renta conforme al Anexo de Arrendamiento que corresponda, para garantizar sus obligaciones de mantener y devolver el Edificio que corresponda en buena condición y sus obligaciones conforme al Inciso 9.01 siguiente, respecto de dicho Anexo de Arrendamiento.

Dicho Depósito de Garantía en ningún caso será considerado como pago anticipado de rentas futuras, ni como pago de servicios públicos, o reparaciones a cualquiera de los Edificios 1 y/o 2, ni tampoco devengará interés alguno a favor del Arrendatario. El Arrendador no tendrá derecho a compensación alguna como depositario en virtud del Depósito en Garantía.

Inciso 6.02. Aplicación del Depósito en Garantía. El Arrendatario en este acto expresamente autoriza al Arrendador para que retire del Depósito de Garantía, hasta donde el mismo alcance, cualquier cantidad adeudada por el Arrendatario en los términos de este Contrato.

A fin de que el Arrendador pueda disponer de cualquier parte del Depósito en Garantía según lo previsto en el párrafo anterior, las partes acuerdan que el Arrendador deberá dar aviso por escrito al Arrendatario, con por lo menos 5 (cinco) días naturales de anticipación a la fecha del pretendido retiro (excepto en caso de emergencia), respecto de cualquier cantidad que se vaya a retirar del Depósito en Garantía conforme a lo previsto en este Inciso 6.02, así como el motivo y la aplicación de dicho retiro. En caso de que el Arrendatario no cubriera la cantidad requerida dentro de dicho plazo de 5 (cinco) días naturales (excepto en caso de this Agreement, including without limitation, any rental payment, or if any due amount is not paid in full in the corresponding date pursuant to this Agreement, Tenant shall pay default interest on such due and unpaid amount at monthly interest rate of 5% (five percent) up to the date of its payment in full.

CLAUSE VI Security Deposit

5ection 6.01. Creation of the Security Deposit. Tenant agrees to deliver to Landlord, within the 10 (ten) business days following the execution of each Lease Schedule, a security deposit (the “Security Deposit”) in an amount equal to one (1) month of rent under said Lease Schedule, to guarantee its obligations to maintain and return the corresponding Building in good condition and its obligations contemplated by Section 9.01 below, with respect to said Lease Schedule.

Such Security Deposit shall in no case be considered as advanced payment of future rents, or as payment for Utilities, or repairs to any of the Buildings 1 and/or 2, nor will bear any interest for the benefit of the Tenant. The Landlord shall have no right to compensation of any kind for acting as depository of the Security Deposit.

Section 6.02. Application of the Security Deposit. The Tenant hereby expressly authorizes the Landlord to withdraw from the Security Deposit, up to its limit, any amount owed by the Tenant in the terms set forth in this Agreement.

In order for the Landlord to dispose of any part of the Security Deposit as set forth in paragraph above, the parties agree that Landlord shall give Tenant a written notice with at least 5 (five) calendar days in advance to the date of the foreseen withdrawal (except in case of emergency), with respect to any amount that will be withdrawn from the Security Deposit according to that set forth in this Section 6.02, as well as the reason and the destine of such amount. Should the Tenant does not pay such required amount within such term of 5 (five) calendar days (except in case of emergency), the Landlord shall be considered, for all legal purposes

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emergencia) el Arrendador se entenderá para todos los efectos legales como expresa e irrevocablemente autorizado y facultado por el Arrendatario para llevar a cabo el retiro correspondiente en los términos notificados, liberando desde este momento al Arrendador de toda y cualquier responsabilidad derivada de la aplicación del Depósito en Garantía; siempre y cuando la aplicación hubiera sido para los fines notificados al Arrendatario conforme a lo previsto en este Inciso 6.02.

whatsoever, as expressly and irrevocably authorized and empowered by the Tenant to make the withdrawal in the terms so notified, the Landlord is from now on released from any liability derived from the application of the Security Deposit; as long as such application be notified to Tenant in the terms set forth in this Section 6.02.

El Arrendatario conviene expresamente en reconstituir el Depósito en Garantía, dentro de los diez (10) días naturales siguientes a la fecha en que el Arrendador notifique al Arrendatario que efectivamente se aplicó alguna parte del Depósito en Garantía conforme a lo previsto en el párrafo anterior.

The Tenant expressly agrees to replenish the Security Deposit within ten (10) calendar days following the date in which Landlord notifies the Tenant that any part of the Security Deposit was applied in accordance to paragraph above.

Inciso 6.03. <u>Devolución del Depósito en Garantía</u>. Dentro de los 30 (treinta) días naturales siguientes a la fecha de suscripción del Acta de Devolución; y siempre y cuando: (i) no exista insoluta cantidad alguna pagadera por el Arrendatario conforme a este Contrato, (ii) el Arrendatario hubiere dado cumplimiento a sus obligaciones conforme a este Contrato, incluyendo aquellas obligaciones aplicables a la devolución del Inmueble y las obligaciones de tipo ambiental que se contienen en la Cláusula IX de este Contrato y (iii) el Arrendatario hubiera entregado al Arrendador evidencia del pago completo de todos los servicios públicos contratados respecto del Inmueble durante el Plazo y la(s) Prórroga(s), así como de los demás pagos por los que el Arrendatario es responsable conforme a este Contrato; el Arrendador devolverá al Arrendatario el importe del Depósito en Garantía que en dicha fecha mantenga, conforme a las instrucciones del Arrendatario para tal efecto, las cuales deberán constar en el Acta de Devolución respectiva.

Section 6.03. <u>Reimbursement of Security Deposit</u>. Within the 30 (thirty) calendar days following the date of execution of the Return Minute, and provided that: (i) there is no amount owed by Tenant to Landlord pursuant to this Agreement, (ii) the Tenant had complied with its obligations according to this Agreement, including those related to the return of the Premises and the environmental type obligations contained in Clause IX herein and (iii) the Tenant had deliver to Landlord evidence of payment in full of the utilities hired with respect to the Premises during the Term and the Extension(s), as well as all other payments for which Tenant is responsible in accordance to this Agreement; the Landlord, shall return to Tenant the amount of the Security Deposit that Landlord holds as of such date, according to the instructions of the Tenant to that effect, which shall be included within the corresponding Return Minute.

El Arrendatario reconoce y acepta que la devolución del Depósito en Garantía que haga el Arrendador conforme a las instrucciones del Arrendatario contenidas en el Acta de Devolución, liberarán al Arrendador de su obligación de devolver el Depósito en Garantía conforme a este Inciso, sin necesidad de ningún otro acto posterior, aceptación o confirmación de parte del Arrendatario.

Tenant hereby acknowledges that the return of the Security Deposit by the Landlord according to the instructions of Tenant in that regard set forth in the Return Minutes, shall release the Landlord from its obligation to deliver the Security Deposit in accordance to this Section, without the need of any other further action, acceptance or confirmation by the Tenant.

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CLÁUSULA VII Modificaciones; Mantenimiento

Inciso 7.01. Modificaciones. El Arrendatario requerirá de la aprobación expresa y por escrito del Arrendador para variar la forma del Inmueble o cualquier parte del mismo y/o para llevar a cabo mejoras en el Inmueble y/o para realizar cualquier modificación o instalación relevante en el Inmueble, cuya aprobación no podrá ser negada o demorada sin causa justificada.

Inciso 7.02. Aprobación del Arrendador. Con el propósito de obtener la aprobación del Arrendador a la que refiere el Inciso 7.01 anterior, el Arrendatario deberá entregar por escrito al Arrendador una solicitud de aprobación, la cual deberá de incluir todos los planos y especificaciones, así como la demás documentación e información relacionada que sea necesaria para que el Arrendador tenga todos los elementos requeridos para hacer el análisis de la solicitud correspondiente, con por lo menos veinte (20) días naturales de anticipación a la fecha en que pretenda llevar a cabo la obra de que se trate. En caso de aprobarse la solicitud del Arrendatario, la cual no podrá ser negada sin causa justificada, será notificada por escrito al Arrendatario dentro de los 10 (diez) días naturales siguientes a la fecha en que la solicitud correspondiente hubiere sido efectivamente recibida por el Arrendador para su revisión.

Las partes convienen que el Arrendador podrá solicitar información adicional a la presentada por el Arrendatario en la solicitud correspondiente; siempre y cuando dicha información adicional asi solicitada tenga relación directa con la solicitud y sea necesaria y razonable para el análisis de la misma, en cuyo caso el plazo de 10 (diez) días naturales con que cuenta el Arrendador para resolver acerca de la solicitud presentada por el Arrendatario, comenzará a correr a partir de la fecha en que el Arrendatario entregue al Arrendador la información adicional solicitada.

Si dentro de los 10 (diez) días naturales siguientes a la fecha de presentación de la solicitud de aprobación del Arrendatario, el Arrendador no hubiere solicitado información adicional o no emite resolución alguna al respecto, se entenderá que el Arrendador ha aprobado la solicitud presentada por el Arrendatario en los términos de la solicitud del

CLAUSE VII Modifications; Maintenance

Section 7.01. Modifications. The Tenant will require express and written approval by the Landlord to modify the form of the Premises or any part hereof and/or to carry out improvements to the Premises and/or to carry out any relevant modification or installation to the Premises, which approval shall not be denied or delayed without reason.

Section 7.02. Landlord’s Approval. In order to obtain the approval by the Landlord referred to in Section 7.01 above, the Tenant shall deliver to Landlord a request for approval, which must include all plans and specifications, as well as all other documents and information related that may be necessary for the Landlord to have all elements needed to make the analysis of the corresponding request, at least 20 (twenty) calendar days in advance to the date in which the works are intended to be carried out. In case of approval of such request by Tenant, which request shall not be denied without cause, shall be notified in writing to the Tenant within the 10 (ten) calendar days following the date in which the corresponding request had been effectively submitted for Landlord’s review.

The parties agree that Landlord may request information in addition to that submitted by the Tenant with the respective request; provided that, such additional information directly related with the request, is necessary and reasonable to make the analysis of the request, in which case the 10 (ten) calendar days period for the Landlord to resolved on the request submitted by the Tenant shall commence on the date in which the Tenant delivers the additional information so requested.

If within the 10 (ten) calendar days following the date of submission of the request for approval by Tenant, Landlord had not requested additional information or issued a resolution on that regard, it shall be considered that the Landlord has approved the request in accordance with the submitted terms, and as of such date, the Tenant shall carry out the

Arrendatario, y a partir de dicha fecha podrá el Arrendatario llevar a cabo la modificación de que se trate.

La obtención de todas las licencias, permisos y autorizaciones que se requieran de parte de las autoridades federales, estatales y/o municipales para llevar a cabo las construcciones de que se trate, incluyendo sin limitar, manifestaciones de impacto ambiental, informes preventivos, informes continuos, licencias de construcción, avisos de terminación de obra, licencias sanitarias, autorizaciones de autoridades laborales y cualquier tipo de estudio, permiso, licencia o autorización requerido por la legislación aplicable al Inmueble o al tipo de obra o instalación que el Arrendatario pretenda llevar a cabo dentro del Inmueble, así como de los seguros de responsabilidad y riesgos que sean adecuados a los trabajos de que se trate, será responsabilidad única y exclusiva del Arrendatario. Previo al inicio de los trabajos correspondientes, el Arrendatario se obliga a entregar al Arrendador, copias del certificado de seguros y demás documentos antes mencionados. Asimismo, será responsabilidad del Arrendatario mantener dichas licencias, permisos, autorizaciones, seguros y demás documentos vigentes durante el tiempo que sea necesario para llevar a cabo las obras o instalaciones de que se trate. Toda la mano de obra que utilice el Arrendatario para llevar a cabo las obras referidas en este Inciso, deberá estar debidamente inscrito en el Instituto Mexicano del Seguro Social.

Inciso 7.03. Inspección. Durante todo el tiempo en que el Arrendatario ocupe o tenga la posesión del Inmueble, el Arrendador, a su costa y bajo su propia responsabilidad, tendrá derecho de inspeccionar el mismo y podrá acceder para cumplir con sus obligaciones de mantenimiento o reparación. El Arrendatario conviene y se obliga a permitir que el Arrendador, a través de las personas que el Arrendador indique al Arrendatario por escrito con por lo menos 3 (tres) dias hábiles de anticipación a la fecha en que la visita correspondiente vaya a llevarse a cabo, tengan acceso al Inmueble. Las actividades de inspección, reparación y mantenimiento del Inmueble por parte del Arrendador deberán en todo caso llevarse a cabo en días y horas hábiles, deberán cumplir con los reglamentos y políticas internas, requerimientos de confidencialidad, y seguridad del Arrendatario y no podrán interferir o impedir las actividades del Juorez related works.

Obtaining of all licenses, permits and authorizations required by the federal, state or municipal authorities to carry out the related constructions, including without limitation, environmental impact reports, preventive reports, construction licenses, construction termination notices, sanitary authorization by labor authorities and any other study, permit, license or authorization required by the legislation applicable to the Premises or to the type of work or installation to be carried out by the Tenant at the Premises, as well as the liability and risk insurance policies adequate for such kind of works, shall be the sole responsibility of the Tenant. Previous to the commencement of the corresponding works, the Tenant binds to deliver to Landlord copies of the insurance policy and other documents mentioned above. Likewise, shall be the responsibility of the Tenant to keep such licenses, permits and authorizations, certifícate of insurance and other documents, in effect during the time necessary to carry out the related works or installations. All workman force used by the Tenant to carry out the works referred to in this Section, must be duly registered with the Mexican Social Security Institute.

Section 7.03. Inspection. During the time in which the Tenant occupies or is in possession of the Premises, the Landlord, at its own cost and liability, shall nave the right to inspect the Premises and shall be able to access the Premises to perform its repair and maintenance obligations. The Tenant agrees and binds to allow the Landlord through the persons notified in writing to Tenant with at least 3 (three) business days in advance to the date in which the corresponding visit is to take place, to have access to Premises. The inspection, repairs and maintenance activities to the Premises by Landlord shall in all cases be carried out in business days and hours, and shall comply with the internal regulations, confidentiality requirements, safety and security policies of Tenant, shall not interfere with or harm the activities of Tenant within the Premises, and in all cases such visits shall be accompanied by a representative of the Tenant.

Arrendatario dentro del Inmueble y en todo caso en dichas visitas deberá estar presente un representante designado por el Arrendatario.

Asimismo, el Arrendatario conviene y acepta que las labores de inspección que lleve a cabo el Arrendador dentro del Inmueble conforme a lo previsto en este Inciso, incluyen la facultad de las personas que lleven a cabo dichas actividades de inspección para: (i) tomar fotografías del Inmueble; en el entendido de que no podrán en ningún caso tomar fotografías de los productos del Arrendatario, ni las materias primas, materiales o cualquier posesión o propiedad del Arrendatario, ni de los procesos productivos del Arrendatario y que el Arrendatario a través del representante designado para presenciar la visita tendrá derecho de revisar las cámaras utilizadas en la visita y borrar aquellas fotografías que no correspondan únicamente al Inmueble y a los elementos estructurales e instalaciones del mismo, (ii) tomar muestras del suelo y agua dentro del Inmueble y sus alrededores, (iii) tomar fotografías y muestras de cualquier elemento que presumiblemente corresponda a una Condición de Contaminación (según dicho término se define más adelante) y (iv) tomar fotografías y muestras de cualquier daño encontrado en el Inmueble.

Inciso 7.04. Costos a Beneficio del Inmueble. Las obras e instalaciones que realice el Arrendatario en la Propiedad en Renta correrán en todo caso a cargo única y exclusivamente del Arrendatario. Excepto según se establece en el Inciso 7.05 siguiente, todas las obras e instalaciones llevadas a cabo por el Arrendatario en el Inmueble quedarán en beneficio del Inmueble y a favor del Arrendador, por lo que desde este momento el Arrendatario reconoce y conviene que el Arrendador no tendrá obligación de reembolsar al Arrendatario cantidad alguna por concepto de mejoras hechas por el Arrendatario en el Inmueble.

Inciso 7.05. Retiro de Bienes del Arrendatario. A la terminación, ya sea anticipada o programada, de este Contrato, el Arrendatario llevará a su cargo y costo, todas las labores necesarias para retirar del Inmueble, toda la maquinaria, equipo, mobiliario, instalaciones, cableados, vehículos y demás bienes, excepto aquellos que queden fijos al Inmueble y que no puedan ser retirados sin detrimento del Inmueble, a menos que el Arrendatario repare el Inmueble para devolverlo a su condición original.

Likewise, the Tenant agrees and accepts that the inspection activities to be carried out by the Landlord within the Premises pursuant to this Section, include the authority of the persons carrying out those inspection activities to: (i) take photographs of the Premises; provided that, such photographs shall not include under any circumstance, the products of the Tenant, raw materials, components or any property or possession of Tenant, shall not include production processes of the Tenant and that the Tenant, through the representative appointed to accompany the inspection visit, shall have the right to inspect and approve the cameras and photographs taken, and to delete those photographs that do not correspond solely and exclusively to the Premises and the structural elements and installations of the same, (ii) take samples of the soil and water of the Premises and its surroundings, (iii) take photographs and samples of any element that presumably constitutes a Contamination Condition (as such term is defined below) and (iv) take photographs and samples of any damage to the Premises.

Section 7.04. Costs for the Benefit of the Premises. The works and installations conducted by the Tenant at the Premises will be in each case at the Tenant’s sole and exclusive cost. Except for that established in Section 7.05 below, all the works and installations carried out by the Tenant on the Premises will inure to the benefit of the Premises, and for the benefit of the Landlord; therefore, from this moment Tenant acknowledges and agrees that Landlord will have no obligation to reimburse Tenant any amount by concept of improvements made in the Premises by Tenant.

Section 7.05. Removal of Tenant’s Property. At the termination, whether scheduled or anticipated of this Agreement, the Tenant shall carry out, at its own cost and expense, all necessary works to remove from the Premises, all machinery, equipment, furniture, installations, cabling, vehicles and all other goods, except for those that because of being attached to the Premises cannot be removed without detriment to the Premises unless Tenant makes the necessary repairs to return the Premises que el Arrendatario, sus empleados, representantes, directores, agentes, asesores, visitantes o cualquier otra persona hubieren introducido en el Inmueble durante el Plazo o ta(s) Prorroga(s) o en cualquier momento anterior o posterior a dichas fechas.

A la terminación, ya sea anticipada o programada, de este Contrato, el Arrendatario deberá entregar el Inmueble en las mismas condiciones en que lo recibió del Arrendador, excepto por: (i) las construcciones, instalaciones y accesorios que hubieran sido adicionadas al Inmueble y que no puedan ser removidos sin detrimento del Inmueble, salvo que previo a la fecha de devolución del Inmueble, el Arrendatario haya llevado a cabo, a su cargo y costo, las obras necesarias para retirar dichas construcciones, instalaciones y accesorios y entregue el Inmueble en las condiciones en que lo recibió del Arrendador al inicio del Plazo, y (ii) el desgaste natural derivado del paso del tiempo y del uso normal que sufra el Inmueble mientras el mismo esté en posesión del Arrendatario.

Cualquier bien o propiedad del Arrendatario que permanezca en el Inmueble después de la terminación, ya sea anticipada o programada, de este Contrato, se entenderán abandonadas a favor del Arrendador, quien podrá disponer de ellos en la manera en que el Arrendador lo disponga. El Arrendatario reconoce que el Arrendador no incurrirá en responsabilidad alguna frente ai Arrendatario o frente a cualquier tercero, al determinar el destino de los bienes abandonados en los términos de este párrafo, y el Arrendatario se obliga a mantener al Arrendador libre y en paz y a salvo de toda y cualquier responsabilidad a ese respecto.

Cualquier bien que quede abandonado en el Inmueble de acuerdo a lo establecido en el párrafo anterior, se considerará como dación en pago al Arrendador por parte del Arrendatario, por concepto de los gastos y costos en los que incurra el Arrendador en la remoción y disposición de dichos bienes así abandonados.

Inciso 7.06. Mantenimiento del Arrendatario. El Arrendatario a su costa deberá llevar a cabo las labores de mantenimiento del Inmueble y de las instalaciones y equipos instalados en la misma, incluyendo sin limitar, tuberías, aire acondicionado, calefacción, instalación eléctrica, ventanas, vidrios, in its original condition, that the Tenant, its employees, representatives, officers, agents, consultants, visitors or any other person may have introduced at the Premises during the Term and the Extension(s) or at any time before or after such dates.

At the expiration, whether scheduled or anticipated of this Agreement, the Tenant shall return the Premises in the same conditions in which it received it from Landlord, except for: (i) the constructions, installation and accessories that may have been added to the Premises and may not be removed without detriment to the Premises, except in the case that prior to the return of the Premises, Tenant has carried out, at its own cost and expense, the necessary works in order to remove such constructions, installations and accessories, and deliver the Premises in the same conditions in which it received it at the beginning of the Term, and (ii) the natural wear and tear due to the lapse of time and the normal use of the Premises while in possession of the Tenant.

Any property of the Tenant that remain at the Premises after the expiration, whether scheduled or anticipated, of this Agreement, shall be considered as abandoned in favor of the Landlord, whom may dispose of such property in the manner that the Landlord may see fit. Tenant acknowledges that the Landlord will not incur in any liability before the Tenant or any third party, in determining the destiny of the abandoned property in the terms of this paragraph, and the Tenant agrees to keep the Landlord free and harmless of any and all liability in this regard.

Any abandoned property at the Premises pursuant to that set forth in paragraph above, shall be considered as payment in kind by Tenant to Landlord for those costs and expenses in which Landlord may incur in removing and disposing of such abandoned property.

Section 7.06. Maintenance by Tenant. Tenant at its own cost shall carry out all maintenance activities of the Premises, as well as its installations and equipment, including without limitation, pipes, air conditioning, heating, electrical installation, Windows, glasses, doors, signage, paint, carpets, andenes, puertas, señalamientos, pintura, alfombras, paredes no estructurales, divisiones, mantenimiento ordinario del sistema contra incendio y de aquellas labores de mantenimiento ordinario que se detallan en el manual de mantenimiento que se agregará al Anexo de Arrendamiento No. 1 (el “Manual de Mantenimiento”), así como de aquellos daños causados por el Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, o derivado de las actividades del Arrendatario en el Inmueble.

En todo caso el Arrendatario será responsable de mantener el Inmueble limpio y en buen estado, así como de contratar los servicios de recolección de basura y residuos peligrosos que se requieran de acuerdo a las actividades del Arrendatario en el Inmueble.

Todas las labores de mantenimiento que lleve a cabo el Arrendatario de conformidad con lo previsto en este Inciso, serán hechas con materiales de calidad y de modo tal que el Inmueble se conserve en el mismo estado en que fue recibido por el Arrendatario (excepto por el desgaste natural por el transcurso del tiempo y el uso normal del Inmueble) y dicho mantenimiento deberá cumplir con todas las regulaciones aplicables, así como con las disposiciones de este Contrato y del Manual de Mantenimiento.

Inciso 7.07. Vicios Ocultos o Desperfectos Estructurales. El Arrendador conviene expresamente y asume la obligación de llevar a cabo a su costo y gasto las reparaciones y reemplazos necesarios exclusivamente relacionados con (i) vicios ocultos del Inmueble durante todo el Plazo y la(s) Prórroga(s), (ii) todas las reparaciones que sean aplicables durante el plazo de garantía de cada Edificio y del Inmueble; (iii) reemplazo de equipo cuya vida útil haya transcurrido; y (iv) reparaciones a elementos estructurales de los Edificios y del Inmueble durante todo el Plazo del arrendamiento, incluidas sus prórrogas. Las obligaciones del Arrendador de conformidad con esta Sección, serán aplicables siempre y cuando la necesidad de llevar a cabo cualquiera de las reparaciones o reemplazos aquí mencionadas no derive de actos u omisiones de parte del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, non-structural walls, ordinary maintenance of the fire protection system and those ordinary maintenance activities detailed in the maintenance manual to be attached to Lease Schedule No. 1 (the “Maintenance Manual”), as well as those damages caused by the Tenant, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Tenant is legally responsible or those derived from Tenant’s activities at the Premises.

In any case, Tenant shall be responsible of keeping the Premises clean and in good condition, as well as to hire those garbage and dangerous residuals generated by the activities of the Tenant at the Premises.

All maintenance works carried out by the Tenant pursuant to this Section, shall be made with quality materials and in a manner that the Premises are preserved in the conditions in which it was delivered (except for the wear and tear due to the lapse of time and the normal use of the Premises) and such maintenance shall comply with all applicable regulations, as well as with the provisions of this Agreement and the Maintenance Manual.

Section 7.07. Hidden Defects or Structural Damages. Landlord expressly agrees and assumes the obligation to carry out at its own cost and expense, all necessary repairs and replacements exclusively related to (i) hidden defects of the Premises during the Term and the Extension(s), (ii) all applicable repairs during the guaranty period of each Building and of the Premises; (iii) replace equipment which useful life has ended; and (iv) repair of structural elements of the Premises for the duration of the term including its Extensions. Landlord’s obligations under this Section shall be applicable as long as the need of such repairs or replacements do not derive from actions or omiisions of the Tenant, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Tenant is legally responsible, or derives from the business, industry or activities of the Tenant at the Premises.

contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable; o derive del negocio, industria o actividades del Arrendatario en el Inmueble.

Asimismo, el Arrendador reemplazará por su cuenta y costo aquellos elementos estructurales de! Inmueble, así como equipo instalado que hubiere cumplido su ciclo de vida útil, incluyendo sin limitar, techo, HVAC, protección contra incendio, equipo de dock que hubieran llegado al final de su vida útil; siempre y cuando los mismos hayan sido sujetos a condiciones ordinarias de uso y hubieran recibido el mantenimiento preventivo apropiado por parte del Arrendatario.

Para los efectos del primer párrafo de este Inciso, se entenderá por omisión del Arrendatario el no cumplir con sus obligaciones de mantenimiento conforme a lo previsto en el Inciso 7.06 anterior.

En términos de lo previsto por el artículo 2314 del Código Civil para el Estado de Chihuahua el Arrendatario deberá notificar por escrito al Arrendador, tan pronto como sea posible y siempre y cuando el Arrendatario efectivamente haya tenido conocimiento acerca de la existencia de cualquier defecto o falla de funcionamiento en el Inmueble que pudiera constituir un vicio oculto, o la necesidad de reemplazo de equipo, para que el Arrendador proceda a llevar a cabo las reparaciones o reemplazos necesarias; en la inteligencia de que el Arrendatario será responsable de los daños y perjuicios que su omisión cause.

En caso de existir algún vicio oculto o daño estructural en el Inmueble, o necesidad de reemplazar equipo, el Arrendador acudirá al Inmueble con el propósito de evaluar el mismo dentro de los 5 (cinco) días naturales siguientes a la fecha en que hubiere recibido la notificación a que se hace referencia en el párrafo que antecede (salvo en caso de emergencia, en cuyo caso el Arrendador deberá acudir a más tardar al día siguiente a la fecha en que hubiere recibido la notificación). El Arrendador deberá presentar al Arrendatario, dentro de los cinco (5) días naturales siguientes al fecha en que el Arrendador acudió al Inmueble para realizar la evaluación del desperfecto (salvo en caso de emergencia, en cuyo caso el Arrendador deberá presentarlo a más tardar al día siguiente a la fecha en que haya acudido al Inmueble para realizar la

Likewise, the Landlord shall replace at its own cost and expense, those structural elements of the Premises as well as installed equipment that had reached the end of their useful life, including without limitation roof, HVAC, fire protection and dock equipment, as long as the same had been subject to ordinary working conditions and had received proper preventive maintenance by the Tenant.

For the purposes of the first paragraph of this Section, lack of maintenance pursuant to Section 7.06 above, shall be considered an omission of the Tenant.

In terms of that set forth in article 2314 of the civil

code for the state of Chihuahua, the Tenant shall

notify in writing to Landlord, as soon as possible and

only if Tenant effectively had knowledge of the

existence of any defect or malfunction in the

Premises that may constitute a hidden defect or the

need to replace equipment, for the Landlord to carry

out the necessary repairs, or replacements, provided

that the Tenant shall be responsible of all damages

and losses caused due to its omission.

In case of existence of any hidden defect or structural damage, in the Premises, or need to replace equipment, the Landlord shall appear to the Premises in order to evaluate the same within the 5 (five) calendar days following the notice referred to in paragraph above (except in case of emergency, in which case, the Landlord shall appear the following day of the reception of the notice). Landlord will submit to the Tenant, within the 5 (five) calendar days following the date in which the Landlord appeared at the Premises to evaluate the defect (except in case of emergency, in which case, the Landlord shall submit it at the day following the day in which the evaluation of the defect was made), a report (i) describing the defect, (ii) confirming, if in its opinion, is a hidden defect, or structural damage, (iii) the probable causes of the same, (iv) the actions evaluación del desperfecto), un informe en el que (i) se detalle el vicio oculto o equipo que necesite reemplazo, (ii) según su opinión declare si es o no un vicio oculto o daño estructural, (iii) las causas probables del mismo, (iv) las acciones que se llevarán a cabo para su reparación o reemplazo en caso de ser responsabilidad del Arrendador conforme a este Contrato, (v) el tiempo estimado para completar la reparación de que se trate en el entendido de que el Arrendador hará sus mejores esfuerzos para que la reparación se lleve a cabo lo antes posible y (vi) la manera en que se llevará a cabo la reparación del mismo.

El Arrendatario deberá permitir al Arrendador, sus empleados, contratistas y demás personas designadas por el Arrendador, el acceso al Inmueble, con el fin de realizar las obras y reparaciones que fuesen necesarias en términos de este Inciso 7.07; siempre que el Arrendador envie aviso por escrito al Arrendatario con por lo menos 2 (dos) días hábiles de anticipación, salvo en caso de emergencia donde no se requerirá de aviso previo; en el entendido de que, el Arrendador, sus empleados, contratistas y demás personas designadas por el Arrendador deberán cumplir con los reglamentos y políticas internas de seguridad del Arrendatario y en la medida de lo posible no deberán interferir con las operaciones del Arrendatario.

Si la realización de las reparaciones de que se trate requieren interferir con el uso y goce normal del Inmueble por el Arrendatario, las partes actuando de buena fe, acordarán por escrito la manera en que se llevarán a cabo las reparaciones para reducir al mínimo indispensable dicha interferencia. En este caso, el Arrendatario tendrá derecho a una reducción en la renta durante el tiempo en que no pueda hacer uso del Inmueble, pero sólo en la proporción que corresponda al porcentaje del Inmueble del cual no puede hacer uso.

En caso de cualquier reparación o reemplazo a cargo del Arrendador, éste deberá cerciorarse de que el personal utilizado cuenta con la capacidad técnica y experiencia para hacer el trabajo que corresponda, y que dicho personal cuente con los seguros de responsabilidad civil necesarios para cubrir cualquier daño que pudieran causar a los bienes propiedad del Arrendatario que se encuentren dentro del Inmueble y mantendrá al Arrendatario libre, en paz y a salvo y le indemnizará

to be carried out in case that the Landlord results responsible for repairing the defect or replacement by landlord in accordance to this agreement, (v) estimated time for its repair, in the understanding that the Landlord shall make is best effort to complete the relevant repair as soon as possible, and (vi) the manner in which the repair shall be carried out.

Tenant shall allow Landlord, its employees, contractors and other appointed persons, to access the Premises in order to carry out the necessary works and repairs in terms of this Section 7.07; provided that the Landlord notifies in writing to Tenant, with at least 2 (two) business days in advance, except in case of emergency, which will not require previous notice; in the understanding that, the Landlord, its employees, contractors and other appointed persons must comply with all internal regulations and policies and will avoid, as much as possible to interfere with Tenant’s operations.

If the repairs interfere with the normal use and enjoyment of the Premises by Tenant, the parties acting in good faith, shall agree in writing the manner in which the repairs will be conducted in order to reduce such interference as much as possible. In this case, the Tenant shall have the right to a rental reduction during the time in which it cannot use the Premises, but only in proportion to the percentage of the Premises that cannot be used.

In case of any repair or replacement by Landlord, it shall make sure that it hires the adequate personnel with the necessary technical capacity and experience to perform the corresponding works, and that such personnel has the necessary civil liability insurance necessary to cover any damage that they might cause to the property of the Tenant inside the Premises and will keep the Tenant safe and harmless and will indemnify the Tenant for any damage, loss, cost or expense related to any action that such

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respecto de cualquier daño, pérdida, costo o gasto relacionado con cualquier acción que dicho personal pudiera intentar en contra del Arrendatario alegando alguna relación o vínculo laboral con el Arrendatario, más no por responsabilidad civil del Arrendatario respecto de dicho personal por cualquier acción del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, que afecte a dichas personas.

personnel may try against the Tenant alleging any labor relationship with the Tenant, but not for Tenant's civil liability of Tenant, with respect to such personnel due to actions of the Tenant, its directors, officers, employees, consultants, contractors, representatives, managers, visitors or any other person for which the Tenant is legally responsible, affecting such personnel.

Excepto por lo previsto en este Inciso, el Arrendador no está obligado a hacer ningún otro tipo de reparación, reemplazo o actividad de mantenimiento en el Inmueble.

Except for that set forth in this Section, Landlord is not obligated to make any kind of repair, replacement or maintenance activity at the Premises.

CLÁUSULA VIII
Obligaciones

CLAUSE VIII
Obligations

Inciso 8.01. Obligaciones del Arrendatario. Mientras el Arrendatario continúe en posesión del Inmueble, el Arrendatario expresamente conviene y se obliga a todo lo siguiente:

a. Pagar la renta en los montos, forma y tiempo previstos por la Cláusula V de este Contrato.

b. Responder de los daños que sufra el Inmueble por culpa o negligencia del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, salvo por aquellos que ingresen al Inmueble por solicitud o instrucción del Arrendador.

c. Destinar el Inmueble exclusivamente a los usos permitidos conforme al Inciso 3.04 del presente Contrato.

d. Notificar al Arrendador acerca de la necesidad de llevar a cabo las reparaciones a que se refiere el Inciso 7.07 de este Contrato, bajo la pena de pagar los daños y perjuicios que su omisión causen conforme a lo previsto en el artículo 2314 del código civil para el estado de Chihuahua.

Section 8.01. Tenant's Obligations. While the Tenant remains in possession of the Premises, the Tenant expressly covenants to the following:

a. Pay the rent in the amounts and the manner set forth in Clause V of this Agreement.

b. Be liable for the damages suffered by the Premises due to fault or negligence of the Tenant its directors, officers, employees, consultants, contractors, representatives, managers, visitors or any other person for which the Tenant is legally responsible, except for those persons accessing the Premises at the request or instruction by the Landlord.

c. Use the Premises exclusively for the permitted uses pursuant to Section 3.04 of this Agreement.

d. Notify the Landlord of the need to carry out the repairs referred to in Section 7.07 of this Agreement, under penalty of paying the damages and losses caused by its omission according to that set forth in article 2314 of the civil code for the state of Chihuahua.

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e. Notificar al Arrendador, dentro de un plazo razonable después de su descubrimiento, acerca de cualquier usurpación o novedad dañosa que otro haya hecho o abiertamente prepare en el Inmueble, so pena de pagar los daños y perjuicios que su omisión cause, en términos de lo previsto por el artículo 2318 del código civil para el estado de Chihuahua.

f. Notificar al Arrendador, de inmediato, respecto de cualquier reclamación notificada al Arrendatario por parte de cualquier autoridad o tercero, relativa a cualquiera de los asuntos a que se refiere la Cláusula IX del presente Contrato.

g. Cumplir en sus términos con todas las disposiciones de ley aplicables al Arrendatario (incluyendo, sin limitar, las disposiciones de la Legislación Ambiental (según dicho término se define más adelante) y, particularmente, con aquellas leyes, reglamentos, decretos, circulares y/o directrices de autoridades competentes, ya sean de carácter federal, estatal y/o municipal.

h. Pagar las contribuciones, derechos, cuotas de conexión, aportaciones, depósitos de cargos, depósitos en garantía, gastos de elaboración de proyecto ejecutivo, aportaciones por KVA’s (pero solo en caso de requerir KVA’s adicionales a los descritos en el Inciso 8.06 siguiente) y/o cualquier otro cargo por derechos de fuente, servicios de agua, tratamiento de aguas residuales, drenaje, electricidad, alcantarillado, teléfono y cualquier otro servicio que requiera el Arrendatario, los que serán contratados directamente por y a nombre del propio Arrendatario y pagados por éste a las empresas u organismos que presten dichos servicios. El Arrendatario entregará al Arrendador, previa solicitud por escrito de este último, copias de las evidencias de pago de dichos servicios. El Arrendatario mantendrá en paz y a salvo al Arrendador respecto de cualquier demanda, cobro, costo, gastos, riesgo o reclamación proveniente de la falta de pago de cualquiera de dichos servicios. Esta obligación sobrevivirá a la

e. Notify the Landlord, within a reasonable term after getting knowledge of, any invasion or damage that another person have done or is preparing against the Premises, under penalty of paying the damages and losses caused by its omission, in terms of that set forth in article 2318 of the civil code for the state of Chihuahua.

f. Immediately notify the Landlord with respect to any claim initiated against the Tenant by any authority or third party, related to any of the matters set forth in Clause IX of this Agreement.

g. Comply in its term with all applicable laws related to the Tenant (including without limitation, the provisions of the Environmental Legislation (as such term is defined below) and particularly to all those laws, regulations, decrees, circular and/or order of the competent authorities, whether federal, state or municipal.

h. Pay the contributions, rights, connection quotas, charge deposits, security deposits, expenses for elaboration of executive project, KVA’s (but only if it required KVA’s in addition to those described in Section 8.06 below) contributions and /or any other charge and expenses for source rights, water, residual water treatment, drainage, electricity, sewer, telephone and any other utility required by the Tenant, which shall be directly hired by and in the name of the Tenant and shall be paid directly to the entities providing such services, Tenant shall deliver to Landlord, upon written request of the latter, copies of the payment evidence of such services. Tenant shall keep Landlord free and harmless of any claim, charge, cost, expense, risk or demand derived from lack of payment of any such services This obligation shall survive the termination, whether scheduled or anticipated of this Agreement, with respect to those claims initiated by such service providers against the Tenant derived from, or related to the services hired by the

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terminación, ya sea anticipada o programada de este Contrato, respecto de aquellas reclamaciones que dichos proveedores tuvieren en contra del Arrendatario derivadas de, o relacionadas con los servicios contratados por éste.

latter.

El Arrendador no asume ningún tipo de responsabilidad por retrasos por parte de las empresas proveedoras de los servicios antes mencionadas, toda vez que el Arrendador no tiene control ni injerencia sobre ninguna de dichas empresas.

Landlord does not assume any liability for delays by the above mentioned service providers, since the Landlord does not control or has any kind of influence on any such companies.

i. Contratar las coberturas de seguro a que se refiere el Inciso 8.03 siguiente.

i. Hire the insurance coverage described in Section 8.03 below.

j. Llevar a cabo las obras de mantenimiento y reparación del Inmueble previstos por el Inciso 7.06 de este Contrato.

j. Carry out the maintenance and repair activities to the Premises, set forth in Section 7.06 of this Agreement.

k. No ceder, subarrendar o de cualquier otra manera permitir el uso, goce, posesión o disfrute del Inmueble por cualquier tercero, excepto por lo previsto en este Contrato.

k. Not to assign, sublease or in any other manner allow the use, enjoyment or possession of the Premises to any third party, except as set forth in this Agreement.

l. Entregar al Arrendador, en la fecha de suscripción de cada Anexo de Arrendamiento, las correspondientes Garantía de Arrendamiento y Garantía Adicional (según dicho término se define más adelante); y

l. Deliver to Landlord, in the date of execution of each Lease Schedule, the corresponding Lease Guaranty and Additional Collateral (as such term is defined below); and

m. No modificar en cualquier forma el Inmueble sin el consentimiento previo y por escrito del Arrendador para tal efecto y no llevar a cabo en el Inmueble mejoras sin el consentimiento previo y por escrito del Arrendador.

m. Not to modify in any manner the Premises without the previous written consent of the Landlord to that effect and not to carry out any improvements to the Premises without the previous and written consent of the Landlord.

Inciso 8.02. Obligaciones del Arrendador. Mientras el Arrendatario continúe en posesión del Inmueble, el Arrendador expresamente conviene y se obliga a todo lo siguiente:

Section 8.02. Landlord's Obligations. While the Tenant remains in possession of the Premises, the Landlord expressly covenants to the following:

a. Desarrollar el Inmueble, ya sea directamente o a través de los contratistas, subcontratistas y proveedores, en los términos que aquí se establecen.

a. Develop the Premises, whether directly or through the selected contractors, subcontractors and suppliers, pursuant to the terms established herein.

b. Otorgar el uso pacífico y posesión

b. Grant the temporal pacific use and

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temporal del Inmueble al Arrendatario, en los términos y condiciones que se establecen en este Contrato.

c. Responder de los daños, pérdidas, gastos y costos que sufra el Inmueble y/o el Arrendatario por culpa o negligencia del Arrendador, sus directores, funcionarios, empleados, agentes, representantes, contratistas, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

d. Llevar a cabo las reparaciones y reemplazos a que se refiere el Inciso 7.07 anterior; y

e. Las demás que se establezcan en este Contrato y la legislación aplicable.

f. El Arrendador y el Arrendatario evaluarán conjuntamente la conveniencia de instalar una subestación eléctrica para suministrar electricidad al Inmueble. Si el Arrendador y el Arrendatario convienen en realizar dicha subestación, el Arrendador y el Arrendatario definirán por escrito los costos relacionados, quién y cómo cubrirá dichos costos y todo lo relativo a los costos y responsabilidades de mantenimiento de las partes respecto de dicha subestación. Sin embargo, no será una obligación a cargo de ninguna de las partes el aceptar la instalación de dicha subestación.

Inciso 8.03. Seguros. Mientras el Arrendatario este en posesión del Inmueble o cualquier parte del mismo, el Arrendatario se obliga expresamente a contratar y mantener respecto del Inmueble, las siguientes coberturas de seguro:

1) Seguro de Cobertura Amplia que cubra el Inmueble, por una suma asegurada equivalente al valor de reposición del Inmueble (sin depreciación alguna), excluyendo el valor del Terreno pero incluyendo remoción de escombros; y

2) Seguro de Responsabilidad Civil Actividades e Inmuebles, que ampare daños a terceros lesiones y muerte por un mínimo de US $2,000,000.00 (dos millones 00/100 de possession of the Premises to the Tenant, in the terms and conditions set forth in this Agreement.

c. Be Hable for the damages, losses, costs and expenses suffered by the Premises and/or the Tenant due to the fault or negligence of the Landlord, its directors, officers, employees, agents, representatives, contractors, visitors or any other person for which the Landlord is legally responsible.

d. Carry out the repairs and replacements referred to in Section 7.07 above; and

e. All other set forth in this Agreement and in the applicable legislation.

f. Landlord and Tenant shall together evaluate the feasibility of installing a dedicated electrical power substation to provide electricity to the Premises. If Landlord and Tenant agree to proceed with installing such substation, Landlord and Tenant shall then agree in writing on the related costs, who and how will pay for such costs and all related to the costs and maintenance responsibilities of the parties with respect to said substation. However, none of the parties shall be obligated to accept the installation of said substation.

Section 8.03. Insurance. While the Tenant remains in possession of the Premises or any part thereof, the Tenant hereby expressly agrees to hire and maintain with respect to the Premises, the following insurance coverage:

1) Full Coverage Insurance, for an amount equivalent to the replacement value of the Premises (without any depreciation), excluding the value of the Land, including debris’ removal; and

2) Civil Liability Insurance for Tenant’s Activities, covering damages, injuries and death to third parties in their persons and property for at least US$2,000,000.00 (two

Dólares).

3) Seguro que proteja los bienes y posesiones

del Arrendatario; y

4) Cualquier otra póliza de seguro que

considere adecuado el arrendatario para proteger sus bienes y su negocio.

En caso de un accidente que resulte en daño o destrucción del Inmueble, el Arrendatario deberá informar inmediatamente al Arrendador e inmediatamente comenzar con los procedimientos de ajuste del daño y proceder al pago del deducible correspondiente.

El Arrendatario conviene en entregar al Arrendador, dentro de los 5 (cinco) días hábiles siguientes a la fecha de este Contrato, y posteriormente en la fecha de renovación de las pólizas de seguro de cobertura de Inmueble, un certificado de cobertura u otro documento emitido por la aseguradora de que se trate, en la que se haga constar que las coberturas de seguro mencionadas en los puntos 1 y 2 anteriores, han sido debidamente contratadas por el Arrendatario y que las primas correspondientes han sido pagadas en su totalidad. Si el Arrendatario omite entregar los certificados de cobertura y demás documentos aquí establecidos, existirá la presunción de que el Arrendatario ha incumplido con su obligación conforme a este Inciso 8.03 y el Arrendador, sin perjuicio de lo previsto por este Contrato, podra, sin estar obligado a ello, adquirir dichas coberturas de seguro por cuenta del Arrendatario y, en dicho caso, el Arrendatario deberá reembolsar al Arrendador el costo de las primas de seguros pagadas por el Arrendador y dichas cantidades estarán garantizadas por el Depósito en Garantía y por la Fianza (según dicho término se define más adelante).

Todas las pólizas de seguros, o certificados de seguros, emitidas de conformidad con el punto 1 de este Inciso 8.03, deberá contener un endoso por el cual la aseguradora de que se trate acuerde que las pólizas de seguro por ella emitidas en relación con el Inmueble y este Contrato, no serán canceladas o modificadas sin que medie notificación al respecto al Arrendador, dada con por lo menos 30 (treinta) días hábiles de anticipación a la fecha en que se pretenda llevar a cabo la modificación o cancelación de que se trate, y que dicha notificación deberá darse en los términos previstos en el Inciso million 00/100 Dollars).

3) Asset Insurance to protect the assets and possessions of Tenant; and

4) Any other insurance that tenant deems appropriate to protect its assets and business.

In case of an accident resulting in damage or destruction of the Premises, the Lessee must immediately inform the Lessor and immediately commence the corresponding insurance procedures to evaluate the damage and pay the corresponding deductible.

The Lessee agrees to deliver to Lessor within the 5 (five) business days following the date of execution of this Agreement, and thereafter, in the date of renewal of the corresponding insurance policies, a coverage certificate or another document issued by the applicable insurance company, by which it is evidenced that the insurance policies mentioned in items 1 and 2 above have been duly hired by the Lessee and that the corresponding premiums have been paid in full. Should the Lessee fails to deliver the certificates of coverage and other documents herein mentioned, there shall be the presumption that the Lessee had breached its obligations pursuant to this Section 8.03 and Lessor, without prejudice of that set forth in this Agreement, may, without being obligated to do so. acquire such insurance policies on behalf of the Lessee, and in such case the Lessee shall reimburse the Lessor the cost of the insurance policies paid by the Lessor and such amounts shall be secured by the Security Deposit and the Guaranty (as such term is defined below).

All insurance policies or certificates of coverage issued pursuant to item 1 of this Section 8.03, shall include a clause by which the relevant insurance policy agrees that the insurance policies issued in connection with the Premises and this Agreement, shall not be cancelled or modified without notice to Lessor, given with at least 30 (thirty) business days in advance to the date of the intended modification or cancellation, and that such notice shall be made according to that set forth in Section 12.03 hereof.

12.03 de este Contrato.

Las partes reconocen que las coberturas de seguro antes mencionadas, ya sea que la aseguradora correspondiente pague o no cualquier cantidad conforme a las mismas, no será limitativa ni sustituirá la responsabilidad en la que el Arrendatario pueda incurrir frente al Arrendador y/o terceras personas por daños o responsabilidades consecuencia de actos u omisiones directamente causadas por el Arrendatario y debidamente probadas, por las cuales la parte de que se trate no hubiera sido totalmente indemnizado, siempre y cuando dichos daños o responsabilidades sean comprobables y sean imputables al Arrendatario.

Independientemente de cualquier otra disposición en este Contrato en contrario, siempre que: (i) cualquier pérdida, costo, daño o gasto que resulte de incendio, explosión o cualquier otro accidente o eventualidad sea incurrido ya sea por el Arrendador o el Arrendatario o por cualquier otra persona reclamando en representación de, a través de, o a nombre del Arrendador o el Arrendatario en relación con el Inmueble, y (ii) dicha parte sea indemnizada en todo o en parte por el seguro con respecto a dicha pérdida, costo, daño o gasto, entonces la parte así asegurada renuncia en este acto a cualquier demanda en contra y libera a la otra parte de cualquier responsabilidad, que la mencionada otra parte pudiera tener por dicha pérdida costo, daño o gasto en la medida de cualquier cantidad recuperada por razón de dicho seguro; en el entendido de que dicha renuncia a demandas o liberación de responsabilidades no serán operantes cuando el efecto del mismo sea invalidar dicha cobertura de seguro o incrementar su costo (excepto que en el caso de aumento en el costo, la otra parte tendrá el derecho, dentro de los siguientes treinta (30) días siguientes a la notificación por escrito, de pagar dicho costo aumentado, por lo tanto manteniendo dicha liberación o renuncia efectivas).

Inciso 8.04. Cumplimiento de las Obligaciones del Arrendatario por el Arrendador. En el caso de que el Arrendatario incumpla con sus obligaciones conforme a este Contrato, el Arrendador, después de 10 (diez) días calendario contados a partir del día siguiente a la fecha en que hubiera notificado por escrito al Arrendatario acerca de su incumplimiento (salvo en caso de emergencia) y sin que ello

The parties acknowledge that the insurance coverage mentioned herein, whether or not the corresponding insurance company pays or not any amount thereunder, shall not limit or substitute the responsibility of the Lessee before the Lessor and/or third parties for damages in their persons or property consequence of duly proven actions or omissions of the Lessee, for which the relevant party has not been indemnified, as long as said damages or liabilities are duly proven and are attributable to the Lessee.

Independently of any other provision in this Agreement to the contrary, in the case that: (i) any loss, cost, damage or expense resulting from fire, explosion or any other accident, whether incurred by the Lessor or the Lessee or any other person claiming in representation of, through or in the name of the Lessor or the Lessee in connection with the Premises, and (ii) said party be indemnified all or in part by the insurance with respect to said loss, cost, damage or expense, then the party so insured waives herein any claim against and releases the other party of any responsibility, that said party may have for such loss, cost, damage or expense up to the amount so recovered by said insurance; provided that, said waiver to claim or release of responsibilities will not be effective when the purpose of the same is to invalidate said insurance coverage or increase its cost (except that in case of an increase in cost, the other party shall have the right, within the following 30 (thirty) days following the relevant written notice, to pay such increased cost, therefore, the release or waiver shall remain effective).

Section 8.04. Compliance of Tenant’s Obligations by Landlord. In case that the Tenant fails to comply with its obligations hereunder, the Landlord after 10 (ten) calendar days following the day next to that in which the Tenant had been notified in writing on the corresponding breach (except in case of emergency) and without implying a waiver or release to the compliance of such obligations by Tenant pursuant implique renuncia o liberación del cumplimiento de las obligaciones del Arrendatario conforme a este Contrato, podrá, sin estar obligado a ello, llevar a cabo cualquier acto en nombre del Arrendatario, e incluso entrar al Inmueble con el propósito de tomar las acciones correspondientes para solventar el incumplimiento del Arrendatario. Cualquier cantidad pagada por el Arrendador para el cumplimiento de las obligaciones del Arrendatario, serán por cuenta del Arrendatario y dichos costos serán reembolsados dentro de los 5 (cinco) días hábiles posteriores a la recepción de la documentación respectiva. En caso de que el Arrendatario no lleve a cabo dicho reembolso puntualmente, entonces, el Arrendatario deberá pagar al Arrendador intereses moratorios a una tasa igual a la establecida en el Inciso 5.06 anterior y dichas cantidades se entenderán también garantizadas por el Depósito en Garantía y por la Garantía del Arrendamiento y la Garantía Adicional (según dicho término se define más adelante).

Nada de lo aquí previsto implicará una obligación del Arrendador de subsanar un incumplimiento del Arrendatario antes de poder ejercer algún derecho o acción legal que le asista, ya sea por virtud de este Contrato o por virtud de la ley aplicable al mismo. En ningún caso, el Arrendador estará obligado a subsanar incumplimientos de pago del Arrendatario.

Inciso 8.05. Cumplimiento de las Obligaciones del Arrendador por el Arrendatario. En el caso de que el Arrendador incumpla con las obligaciones que a su cargo derivan de este Contrato, el Arrendatario, después de 10 (diez) días calendario contados a partir del día siguiente a la fecha en que hubiera notificado por escrito al Arrendador acerca de su incumplimiento (salvo en caso de emergencia) y sin que ello implique renuncia o liberación del cumplimiento de las obligaciones del Arrendador conforme a este Contrato, podrá, sin estar obligado a ello, llevar a cabo cualquier acto en nombre y por cuenta del Arrendador para subsanar dicho incumplimiento. Cualquier cantidad pagada por el Arrendatario para el cumplimiento de las obligaciones del Arrendador, serán por cuenta del Arrendador y dichos costos serán reembolsados dentro de los 5 (cinco) días hábiles posteriores a la recepción de la documentación respectiva. En caso de que el Arrendador no lleve a cabo dicho reembolso puntualmente, entonces, el Arrendador deberá pagar al Arrendatario intereses moratorios a una tasa igual a la establecida en el Inciso 5.06 to this Agreement, may, without being obligated to do so, carry out any action in the name and on behalf of the Tenant, including accessing to the Premises to take the actions necessary to resolve any breach by Tenant. Any amount paid by the Landlord to cure any breach by the Tenant, shall be on the account of the Tenant and such costs shall be reimbursed by the Tenant within the 5 (five) business days following the date in which Tenant received the relevant evidence. Should the Tenant fail to timely reimburse the corresponding amounts, then, the Tenant shall pay to Landlord default interests at the rate set forth in Section 5.06 above and such amounts shall also be guaranteed by the Security Deposit and the Lease Guaranty and the Additional Collateral (as such term is defined below).

Nothing of that set forth herein will be considered as an obligation on the Landlord to cure any breach by the Tenant before exercising any right or legal action afforded to it by virtue of this Agreement or by the applicable law. In no case, the Landlord will be obliged to cure payment breaches by the Tenant.

Section 8.05. Compliance of Landlord’s Obligations by Tenant. In case that the Landlord fails to comply with its obligations hereunder, the Tenant, after 10 (ten) calendar days following the day next to that in which the Landlord had been notified in writing on the corresponding breach (except in case of emergency) and without implying a waiver or release to the compliance of such obligations by Landlord pursuant to this Agreement, may, without being obliged to do so, carry out any action in the name and on behalf of the Landlord, to cure such breach. Any amount paid by the Tenant to cure any breach by the Landlord, shall be on the account of the Landlord and such costs shall be reimbursed by the Landlord within the 5 (five) business days following the date in which Landlord received the relevant evidence Should the Landlord fail to timely reimburse the corresponding amounts, then, the Landlord shall pay to Tenant default interests at the rate set forth in Section 5.06 above.

TPI
Juárez

anterior.

Nada de lo aquí previsto implicará una obligación del Arrendatario de subsanar un incumplimiento del Arrendador antes de poder ejercer algún derecho o acción legal que le asista, ya sea por virtud de este Contrato o por virtud de la ley aplicable al mismo.

Nothing of that set forth herein will be considered as an obligation of the Tenant to cure any breach by the Landlord before exercising any right or legal action afforded to it by virtue of this Agreement or by the applicable law

Inciso 8.06. KVA's. (A) Antes de la Fecha de Inicio del Arrendamiento del Anexo de Arrendamiento No. 1, y del Anexo de Arrendamiento No. 2, el Arrendador se obliga a ceder temporalmente para beneficio del Arrendatario los derechos correspondientes a una carga de 5,000 KVA's para ser utilizados única y exclusivamente en el Edificio No 1, durante el Plazo y la(s) Prórroga(s); y a ceder temporalmente para beneficio del Arrendatario los derechos correspondientes a una carga de 5,000 KVA's para ser utilizados única y exclusivamente en el Edificio No 2, durante el Plazo y la(s) Prórroga(s), en el entendido de que el costo incremental de proveer 5,000 KVA's en lugar de 4,000 KVA's, deberá ser acordado mutuamente por el Arrendador y el Arrendatario. Cualesquiera pagos derivados de la contratación de la energía eléctrica que requiera el Arrendatario, así como los consumos correspondientes serán a cargo y costo exclusivo del Arrendatario.

Section 8.06. KVA's. (A) Prior to Lease Commencement Date of each of Lease Schedule No. 1, and Lease Schedule No 2, Landlord binds to temporary assign for the benefit of the Tenant the rights corresponding of up to 5,000 KVA's to be used exclusively in Building 1 during the Term and the Extension(s) and temporary assign for the benefit of the Tenant the rights corresponding of up to 5,000 KVA's to be used exclusively in Building 2 during the Term and the Extension(s); provided that the allocation of the incremental cost of providing 5,000 KVA's as compared to 4,000 KVA's will be mutual agreed upon by Landlord and Tenant. Any payments derived from the contracts related to the electric energy, as well as the consumptions by the Tenant shall be at its sole cost and expenses.

El Arrendatario reconoce y conviene que el Arrendador no asume ningún tipo de responsabilidad frente al Arrendatario respecto del servicio de energía eléctrica suministrado por parte de CFE, ni tampoco otorga ningún tipo de garantía respecto a la calidad, cantidad, contratación, gestoría o prestación de dicho servicio, toda vez que no depende del Arrendador y considerando que la única responsabilidad del Arrendador a este respecto consiste en adquirir la capacidad establecida y permitir el uso temporal de los derechos de los KVA's antes descritos al Arrendatario.

The Tenant acknowledges and agrees that the Landlord assumes no kind of responsibility before the Tenant with respect to the electric energy service to be provided by CFE, or grants any kind of warranty with respect to the quality, amount, hiring, or delivery of said service, since it does not depend on the Landlord and considering that the only responsibility of the Landlord on this regard consists in purchasing the stated capacity and allowing the temporary use of the rights of the KVA's described herein by the Tenant.

El Arrendatario podrá hacer uso de los KVAS durante todo el Plazo y la(s) Prórroga(s), y reconoce que los KVAS son propiedad única y exclusiva del Arrendador y no podrán ser trasladados ni utilizados en ningún otro lugar que no sea el Inmueble, puesto que el Arrendador los adquirirá para ser utilizados exclusivamente en el Inmueble.

The Tenant may use the KVA's during the Term and the Extension(s), and acknowledges that the KVA's are the exclusive property of the Landlord and may not be transferred or used in any location other than the Premises, because the Landlord will acquired them to be used at the Premises.

(B) En la fecha de terminación, ya sea programada o anticipada de este Contrato, el Arrendatario se

(B) In the termination date of this Agreement, whether scheduled or anticipated, the Tenant binds

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Industrial Real Estate Mexico
Legal Department

obliga a suscribir, sin costo alguno para el Arrendador, todos los documentos que sean necesarios a fin de ceder al Arrendador los derechos correspondientes a los KVA’s asignados por el Arrendador al Arrendatario de acuerdo a este Inciso 8.06, de modo que a partir de dicha fecha, el Arrendador sea el único titular de esos derechos.

(C) Serán a cargo del Arrendatario todos y cada uno de los costos, derechos y en general, cualquier gasto derivado de la documentación de la transferencia de los KVA’s objeto de este Inciso 8.06, tanto al momento de la cesión de los mismos del Arrendador al Arrendatario, como al momento de ser devueltos por el Arrendatario al Arrendador, de modo que dichas transferencias sean sin cargo alguno para el Arrendador.

(D) El Arrendatario como cesionario, será responsable de mantener los KVA’s libres de toda carga, gravamen o limitación de dominio y llevar a cabo todos los actos necesarios para preservar la propiedad sobre los mismos, para beneficio del Arrendador.

(E) El Arrendatario será responsable de los daños y perjuicios causados al Arrendador con motivo de cualquier incumplimiento de su parte respecto de las obligaciones que a su cargo se establecen en este Inciso 8.06, y dichos daños y perjuicios estarán garantizados por el Depósito en Garantía y por la Garantía de Arrendamiento y la Garantía Adicional (según dicho término se define más adelante),

CLÁUSULA IX Obligaciones Ambientales

Inciso 9.01. Obligaciones Ambientales. (A) El Arrendador declara que, hasta donde es de su conocimiento, hasta antes de la Fecha de Inicio del Arrendamiento de cada uno de los Edificios 1 y 2, estos no han contenido asbestos, transformadores de Bifenilos Policlorados (BPC) o cualquier otro Material Peligroso (según dicho término se define más adelante), o presentado alguna Condición de Contaminación (según dicho término se define más adelante), ni tampoco existen o han existido tanques subterráneos de almacenamiento diferentes de tanques de agua potable, ni se ha llevado a cabo cualquier almacenamiento, tratamiento, uso, disposición, descarga o descarga potencial descarga de cualquier Material Peligroso (según dicho término se define más adelante) en, to subscribe, at no cost to the Landlord, all documents necessary in order to assign back to the Landlord the rights to the KVA’s assigned by the Landlord to the Tenant according to this Section 8.06, so to as of said date, the Landlord becomes the only owner of said rights.

(C) Tenant shall be responsible for each and every cost, rights and in general, any expense derived from the documentation of the KVA’s subject matter of this Section 8.06, at the time of being transferred from the Landlord to the Tenant and from the Tenant to the Landlord, so all said transfers are made at no cost to Landlord.

(D) The Tenant as assignee, shall be responsible of keeping the KVA’s free of any lien, encumbrance or limitation of any kind and to carry out any necessary actions to preserve the ownership of the KVA’s for the benefit of the Landlord.

(E) The Tenant shall be responsible of any damages and losses caused to the Landlord by reason of any breach on its side with respect to the obligations set forth in this Section 8.06, and said damages and losses shall also be secured by the Lease Guaranty and the Additional Collateral (as such term is defined below). CLAUSE IX Environmental Obligations

Section 9.01. Environmental Obligations. (A) The Landlord hereby warrants and represents that up to the Lease Commencement Date of each of the Buildings 1 and 2, the same do not contain asbestos, Polychlorínated Biphenyls (PCBs) transformers, or other Hazardous Materials (as such term is defined below), or present any Contamination Condition (as such term is defined below) or underground storage tanks different from water tanks, nor has been used to keep, treat, use, dispose, release or potential release of any Hazardous Materials (as such term is defined below) in, within, below, in the surroundings, in the perimeter, or nearby the Premises, that may cause a Contamination Condition (as such term is defined below) of the Premises or any part thereof.

dentro, debajo, alrededor, en el perímetro o cerca del Inmueble que pudiera causar una Condición de Contaminación (según dicho término se define más adelante) en el Inmueble o en cualquier parte de él.

Dentro de los 45 (cuarenta y cinco) días naturales siguientes a la Fecha de Ocupación Substancial de cada uno de los Edificios 1 y 2, el Arrendador entregará al Arrendatario un estudio ambiental denominado Environmental Site Assessment phase 1 elaborado con base en la norma ASTM E 1527—05 en su última edición, emitido por un auditor ambiental independiente, que refleje que a la Fecha de Ocupación Substancial del Edificio de que se trate, y del Inmueble, no presenta ninguna Condición de Contaminación (según dicho término se define más adelante), y que la construcción del Edificio de que se trate fue llevada a cabo de acuerdo a la Legislación Ambiental (según dicho término se define más adelante).

El Arrendador conviene y se obliga a indemnizar y mantener al Arrendatario y a sus accionistas, directores, agentes, empleados, sucesores, representantes y cesionarios, libres y a salvo de cualquier reclamación, daño, responsabilidad, pérdida, resolución, acuerdo y costos (incluyendo sin limitación, honorarios razonables y documentados de abogados y gastos) en relación con la liberación o descarga de Materiales Peligrosos (según dicho término se define más adelante) derivados de, o resultantes de, o en cualquier forma relacionados con, (i) violaciones a la Legislación Ambiental (según dicho término se define más adelante) previo a, y durante el periodo de construcción del Inmueble o cualquier parte del mismo, y (ii) contaminación del Inmueble o cualquier parte del mismo por el Arrendador, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable durante el Plazo o la(s) Prórroga(s). La presente indemnización estará limitada al monto que corresponda a las multas y gastos relacionados con cualquier sanción impuesta por las autoridades gubernamentales en materia ambiental, más los costos de las remediaciones que sean necesarias para corregir el incumplimiento de que se trate y los costos documentados efectivamente erogados por la parte que tenga derecho a dicha indemnización. En ningún caso existirá responsabilidad por daños consecuenciales.

Within the 45 (forty five) calendar days following the Substantial Occupancy Date of each of the Buildings 1 and 2, the Landlord shall deliver to the Tenant an environmental study known as Environmental Site Assessment phase 1 based on norm ASTM E 1527 -05 in its last edition, issued by and independent environmental auditor, which shall reflect that as of the Substantial Occupancy Date of the relevant Building, and of the Premises, do not present any Contamination Condition (as such term is defined below) and that the construction was carried out in accordance with the Environmental Laws (as such term is defined below).

The Landlord covenants and agrees to indemnify and hold harmless Tenant, and its shareholders, directors, officers, employees, trustee delegates, successors, legal representatives and assigns from and against all claims, damages, liabilities, losses, judgments, settlements and costs (including, without limitation, reasonable attorney’s fees and expenses) in connection with Hazardous Materials (as such term is defined below) arising out of, or resulting from: (i) violations to the Environmental Law (as such term is defined below) before and during the construction period of the Premises or any part thereof and (ii) contamination of the Premises or any part thereof by the Landlord or by its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Landlord is legally responsible during the Term and the Extension(s).This indemnification shall be limited to the amount corresponding to the fines and expenses related to any sanction imposed by any governmental authority in environmental matters, plus the costs related to the remediation actions necessary to correct the relevant breach, and the documented costs effectively incurred by the party having the right to be indemnified. In no case shall exist responsibility for consequential damages.

(B) El Arrendatario, a su costa, se obliga a, y garantiza que, durante el Plazo y la(s) Prórroga(s), el Inmueble será mantenido y las operaciones de! Arrendatario serán conducidas de acuerdo a la Legislación Ambiental (según dicho término se define más adelante) aplicable al Arrendatario, que el Arrendatario no procesará, combinará, de ninguna forma utilizará, almacenará, desechará, derramará, reciclará, introducirá ni permitirá que se introduzca al Inmueble ningún Material Peligroso (según dicho término se define más adelante) o considerado como contaminante por la Legislación Ambiental (según dicho término se define más adelante).

El almacenamiento temporal o permanente de sustancias peligrosas utilizadas en la operación ordinaria del Arrendatario o mantenimiento o limpieza del Inmueble, no implicarán un incumplimiento del Arrendatario conforme a este Inciso 9.01 (B), siempre y cuando, dichas sustancias sean manejadas con el cuidado debido y se encuentren en volúmenes acordes para su uso.

(C) En caso de asi requerirlo el negocio o industria del Arrendatario a ser instalado en el Inmueble, éste realizará a su cargo todos y cada uno de los estudios de riesgo ambiental, impacto ambiental, reportes previos, reportes continuos, permisos para emisiones a! ambiente de cualquier tipo, como generador de residuos y aquellos otros que de conformidad con la Legislación Ambienta! (según dicho término se define más adelante) se requieran, y deberá entregar al Arrendador copias de dichos documentos dentro de los 10 (diez) días calendario siguientes al requerimiento escrito del Arrendador.

Asimismo, el Arrendatario se obliga a contratar por su cuenta y riesgo, los servicios de disposición de desechos peligrosos que su negocio o industria requiera, debiendo entregar al Arrendador, previa solicitud por escrito de este último, evidencia de que los desechos peligrosos según dicho término se define en la Legislación Ambiental han sido dispuestos en términos de la Legislación Ambiental (según dicho término se define más adelante).

(D) El Arrendatario, a su costa, se obliga a entregar al Arrendador dentro de los 30 (treinta) días naturales siguientes a la fecha de terminación, ya sea anticipada o programada, del presente Contrato un estudio ambiental denominado Environmental Site Assessment phase 1. elaborado con base en la

(B) Tenant covenants and agrees that, at its own cost, that throughout the Term and the Extension(s), the Premises will be maintained and Tenant’s operation will be conducted in accordance with Environmental Law (as such term is defined below) applicable to the Tenant, that Tenant will not process, combine, in any manner use, keep, dispose, spill, recycle or introduce or allow to be introduced at the Premises, any Hazardous Materials (as such term is defined below) or any material considered as contaminant by the Environmental Law (as such term is defined below).

The use or temporary or permanent storage of hazardous materials in the ordinary operations of the Tenant, or for maintenance and cleaning of the Premises, will not imply a breach by Tenant to this Section 9.01 (B), as long as, such substances are being managed with the due care and in reasonable volumes for their intended use.

(C) In case it is required by the business or industry of the Tenant to be conducted in the Premises, the Tenant will perform at its expense each and all of the studies of environmental risk and environmental impact, previous or continuous reports, permits for emissions to the environment, as generator of residues, and those others required pursuant to the Environmental Law (as such term is defined below), and must deliver to Landlord copies of all of said studies within the ten (10) calendar days following the written request of the Landlord.

Likewise, the Tenant hereby agrees to hire and maintain, at its own cost and expense, collection services for hazardous waste that its business or industry requires, having to deliver to Landlord, upon written request by the latter, evidence that hazardous wastes, as they are defined in Environmental Law, have been disposed according to the Environmental Law (as such term is defined below).

(D) Tenant agrees, at its cost, to provide to Landlord, within the 30 (thirty) calendar days following the termination, whether scheduled or anticipated, of this Agreement, a environmental report known as Environmental Site Assessment phase 1. based on norm ASTM E 1527—13 in its last edition, issued by norma ASTM E 1527—13 en su última edición, emitido por un auditor ambiental independiente, que refleje que durante el Plazo y la(s) Prórroga(s) y mientras el Arrendatario tuvo posesión del Inmueble o cualquier parte del mismo, con posterioridad a dichas fechas, el Arrendatario dio cumplimiento a sus obligaciones derivadas de la Legislación Ambiental (según dicho término se define más adelante), permitiendo en su caso el Arrendador al Arrendatario el acceso al Inmueble únicamente para este fin. En caso de que dicho estudio refleje la necesidad de llevar a cabo estudios adicionales y/o Acciones de Remediación (según dicho término se define más adelante), el Arrendatario se obliga a llevar a cabo todos dichos estudios adicionales y/o Acciones de Remediación (según dicho término se define más adelante).

En la medida en que lo exija la Legislación Ambiental (según dicho término se define más adelante), será responsabilidad del Arrendatario el informar a las autoridades ambientales acerca de la terminación, ya sea anticipada o programada, de este Contrato y la suspensión de sus actividades en el Inmueble, dando para ello los avisos de abandono de sitio que sean necesarios (en caso de que se requieran por la Legislación Ambiental), copias de los cuales junto con cualquier oficio emitido por dichas autoridades, deberán ser entregados al Arrendador a más tardar el día hábil anterior a la fecha en la que el Arrendador deba de devolver el Depósito en Garantía conforme a lo previsto en el Inciso 6.03 anterior; en el entendido de que, en caso que el Arrendatario incumpla con su obligación de entregar los documentos previstos en este apartado (D) en dicha fecha, el Arrendador se entenderá para todos los efectos como irrevocablemente autorizado por el Arrendatario para aplicar hasta donde alcance el Depósito en Garantía para efectos de dar dichos avisos a las autoridades y llevar a cabo cualquier acto necesario para tal efecto, en caso de que el Depósito en Garantía fuere insuficiente para tal propósito el Arrendatario conviene en pagar al Arrendador cualquier cantidad adicional que el Arrendador hubiera gastado para dicho fin, contra entrega de los comprobantes correspondientes. El retraso en dicho pago, obligará al Arrendatario al pago de intereses moratorios conforme a la tasa establecida en el Inciso 4.06 anterior y se entenderá garantizada por la Garantía de Arrendamiento y la Garantía Adicional (según dicho términos se define más adelante).

and independent environmental auditor, that will evidence that during the Term and the Extension(s) and during the term in which the Tenant had possession of the Premises or any part of it after said dates, the Tenant complied with its obligations derived from the Environmental Law (as such term is defined below), allowing the Tenant the access to the Premises for such purposes. In case that such assessment reflects the need to carry out additional studies and/or Remedial Actions (as such term is defined below), the Tenant binds itself to make those additional studies and /or Remedial Actions (as such term is defined below).

To the extent required by Environmental Law (as such term is defined below), Tenant shall be responsible for notifying the environmental authorities of the termination, whether scheduled or anticipated of this Agreement) and the termination of its activities at the Premises, by giving the site abandonment notices that may be necessary (if required by Environmental Law), copies of which along with any answer issued by said authorities, shall be delivered to the Landlord at the latest on the day before the date in which the Landlord should return the Security Deposit pursuant to that provided in Section 6.03 above; provided that in case that the Tenant fails to deliver the documents referred to in this section (D), the Landlord shall be considered as irrevocably authorized by the Tenant to use the Security Deposit up to its limit to give all such notices to the authorities and to carry out any action required to that effect, in case that the Security Deposit be insufficient for such purposes, then Tenant agrees to pay to Landlord, any additional amount paid by the Landlord to that end, against delivery of the corresponding evidence. Delay in such payment shall bind the Tenant to pay default interest at the rate set forth in Section 4.06 above and shall be considered as covered by the Léase Guaranty and the Additional Collateral (as such term is defined below).

(E) El Arrendatario conviene y se obliga a defender, indemnizar y mantener al Arrendador, y a sus accionistas, acreedores, directores, agentes, empleados, sucesores, delegados fiduciarios, representantes, cesionarios, subsidiarias, afiliadas y partes relacionadas del Arrendador, libres, en paz y a salvo de cualquier reclamación, daño, responsabilidad, pérdida, resolución, acuerdo, transacción, multas, penalidades, gastos y costos (incluyendo sin limitación, honorarios razonables y documentados de abogados y gastos) y gastos derivados o resultantes de, o en cualquier forma relacionados con: (i) la posesión del Inmueble o cualquier parte del mismo por parte del Arrendatario, o (ii) las actividades del Arrendatario en el Inmueble o cualquier parte del mismo, o (iii) cualquier elemento reflejado en el estudio Fase “1” o en el aviso de abandono de sitio a que se refiere el párrafo D) anterior, que sean atribuibles a la posesión del Inmueble o cualquier parte del mismo por el Arrendatario o a sus actividades en el mismo, o (iv) cualesquiera violaciones del Arrendatario respecto de la Legislación Ambiental. La presente indemnización estará limitada a! monto que corresponda a las multas y gastos relacionados con cualquier sanción impuesta por las autoridades gubernamentales en materia ambiental, más los costos de las remediaciones que sean necesarias para corregir el incumplimiento de que se trate y los costos documentados efectivamente erogados por la parte que tenga derecho a dicha indemnización.

Para los efectos de este Contrato, los siguientes términos tendrán los significados que a continuación se les atribuyen:

“Acciones de Remediación” significa todas las medidas necesarias para efectos de dar cumplimiento o liberar cualquier obligación a la Legislación Ambiental, para (i) limpiar, remover, tratar, reparar, contener, eliminar, cubrir o de cualquier otra manera ajustar o regular los Materiales Peligrosos en áreas internas o externas, (ii) prevenir o controlar las liberaciones de Materiales Peligrosos de tal forma que se impida su migración, o acción perjudicial o amenaza a la salud, bienestar o en el medio ambiente, o (iii) llevar a cabo estudios o análisis para adoptar acciones correctivas, o proceder con investigaciones, estudios de restauración o reparación y estudios para adoptar acciones correctivas posteriores (o trabajo de limpieza posterior), evaluaciones, pruebas y supervisión en, o en las inmediaciones del

(E) Tenant covenants and agrees to defend, indemnify and hold harmless Landlord, and its shareholders, lenders, directors, officers, employees, trustee delegates, successors, legal representatives, assignees, subsidiaries, affiliates and related parties of Landlord from and against all claims, damages, liabilities, losses, judgments, settlements, transactions, fines, penalties, expenses and costs (including, without limitation, reasonable attorney’s fees and expenses) and expenses arising out of or resulting from: (i) Tenant’s possession of the Premises or any part thereof, or (ii) Tenant’s activities at the Premises or any part thereof, or (iii) any issue reflected in the Phase I or at the site abandonment notice referred to in paragraph 0) above, attributable to Tenant’s possession of, or activities at the Premises or any part thereof, or (iv) any violations by the Tenant to the Environmental Law. This indemnification shall be limited to the amount corresponding to the fines and expenses related to any sanction imposed by any governmental authority in environmental matters, plus the costs related to the remediation actions necessary to correct the relevant breach, and the documented costs effectively incurred by the party having the right to be indemnified.

For purposes of this Agreement, the following terms will have the meanings set forth herein:

“Remedial Actions” means all measures needed to comply or release any obligation according to the Environmental Law to (i) clean, remove, treat, repair, contain, eliminate, cover or in any other way adjust or regulate the Hazardous Materials in indoors or outdoors, (ii) prevent or control the release of Hazardous Materials in a way that impedes its migration, or prejudicial effect, or threat to health, wealth or environment, or (iii) to conduct studies or analysis in order to adopt corrective actions, or proceed with investigations, reparation or restoration studies and studies to adopt future corrective actions (or future cleaning work), evaluations, testing and supervision at or near the Premises.

TPI
Juárez

Inmueble.

"Condición de Contaminación" significa, con respecto al Inmueble: (i) condiciones, actividades permanentes u omisiones en actuar, que contravengan la Legislación Ambiental, o que hayan tenido como resultado, o que desde un punto de vista razonable, amenacen resultar en una liberación de Materiales Peligrosos, (ii) condiciones resultantes de liberaciones previas de Materiales Peligrosos que hayan contaminado o que, desde un punto de vista razonable, amenacen contaminar el suelo, subsuelo, aire, el medio ambiente en general, el agua ya sea superficial o subterránea, y (iii) condiciones que, desde un punto de vista razonable, amenacen tener como resultado la exposición humana potencialmente dañina a Materiales Peligrosos.

"Contamination Condition" means, with respect to the Premises: (i) conditions, permanent activities or omissions, contrary to the Environmental Law, or have resulted, or from a reasonable point of view, threaten to result in a release of Hazardous Materials, (ii) existent conditions as a result of previous releases of Hazardous Materials that had contaminated or that, from a reasonable point of view, threaten to contaminate the ground, water, or underground water, and (iii) existent conditions that, from a reasonable point of view, threaten to result in human exposure to Hazardous Materials.

"Legislación Ambiental" significa todas las leyes, reglamentos, decretos, normas, ordenamientos o resoluciones federales, estatales o municipales que en el presente o en el futuro se dicten para efectos de regular aspectos en materia de, recursos ambientales o naturales, o para regular todo lo relativo a contaminantes, incluyendo aquellas leyes sobre el uso, generación, almacenaje, remoción, recuperación, tratamiento, manejo, transportación, disposición, control, descarga o exposición a contaminantes, que apliquen o puedan aplicar al Inmueble y/o a las actividades del Arrendatario. El término Legislación Ambiental incluye sin limitar, el Código Civil para el estado de Chihuahua, la Ley General del Equilibrio Ecológico y la Protección al Ambiente, Ley Federal de Responsabilidad Ambiental, la Ley General para la Prevención y Gestión Integral de los Residuos, la Ley de Aguas Nacionales, Ley de Desarrollo Sostenible de Chihuahua, la Ley de Agua para el estado de Chihuahua, la Ley de Protección Civil para el estado de Chihuahua, el Reglamento para la Gestión de Integral de Residuos del estado de Chihuahua, así como las Normas Oficiales Mexicanas: NOM-001-SEMARNAT-1997, NOM-002-SEMARNAT-1996, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-081-SEMARNAT-1994, NOM-138-SEMARNAT/SS-2003, y NOM-147-SEMARNAT-SSA1-2004 (así como los lineamientos internos utilizados por la Procuraduría Federal de Protección al Ambiente para suelos contaminados y su remediación) y las modificaciones, reformas y adiciones a las mismas, en cualquier momento durante el Plazo y la(s) Prórroga(s).

"Environmental Law" means any laws, regulations, decrees, standards, ordinances or resolutions of federal, state or municipal nature currently in effect or that may be in effect in the future to regulate environmental or natural resources, or to regulate everything regarding contaminants, including those laws applicable to the use, generation, storage, removal, recovery, treatment, management, transportation, disposal, control, discharge or exposure of contaminants, applicable or that may apply to the Premises and/or to the Tenant's activities. The term Environmental Laws includes, without limitation, the Civil Code for the State of Chihuahua, the General Law on Ecologic Balance and Environmental Protection, the Federal Law on Environmental Responsibility, the General Law to Prevent Waste and Integral Management Thereof, the Domestic Water Law, Sustainable Development Law of Chihuahua, the Water Law for the State of Chihuahua, the Civil Protection Law for the State of Chihuahua, the Regulations for Integral Management of Waste for the State of Chihuahua, as well as Mexican Official Standards: NOM-001-SEMARNAT-1997, NOM-002-SEMARNAT-1996, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-081-SEMARNAT-1994, NOM-138-SEMARNAT/SS-2003, and NOM-147-SEMARNAT-SSA1-2004 (as well as internal guidelines used by the Federal Environmental Protection Agency for contaminated soil and remediation), and amendments, modifications and additions thereto from time to time during the Term and the Extension(s).

54

VESTA Industrial Real Estate Fund Legal Department

“Materiales Peligrosos” significa aquellas que se describen en el articulo 3 fracción XXXIII de la Ley General de Equilibrio Ecológico y Protección al Ambiente que representen un riesgo al medio ambiente, salud o recursos naturales. Incluyendo sin limitar, cualquier desperdicio tóxico, sustancia peligrosa, sustancia tóxica, desecho peligroso, petróleo, sustancias, residuos o desperdicios derivados del petróleo, sustancias, residuos o desperdicios radioactivos, ya sea en forma líquida, sólida o gaseosa, o cualquier elemento constituido de dicha sustancia, residuo o cualquier otra sustancia o materia regulada o definida en la Legislación Ambiental, incluyendo, sin limitar, desperdicios, residuos, materiales o sustancias que: (i) se les denomine “Material Peligroso” y/o “Residuos Peligrosos”, de conformidad con la Legislación Ambiental, o (ii) aparezcan listados o caracterizados y considerados como “Peligrosos” conforme a las Normas Oficiales Mexicanas que sean aplicables, o (iii) sean designados y considerados como “desperdicios peligrosos” en términos de la Legislación Ambiental, o (iv) tengan características corrosivas, radioactivas, explosivas, tóxicas, inflamables, o biológicamente infecciosas.

CLÁUSULA X Rescisión

Inciso 10.01. Rescisión por el Arrendador. En el supuesto de que cualquier de los siguientes eventos (cada una, una “Causa de Rescisión”) ocurra:

i. El Arrendatario omita o se atrase en el pago de la renta y/o cualquier otra cantidad pagadera al Arrendador conforme a este Contrato y/o cualquier Anexo de Arrendamiento, y dicha omisión o retraso permanezca sin ser subsanado por un periodo de 10 (diez) días naturales siguientes a la fecha en que el Arrendador le hubiera notificado por escrito al Arrendatario; o

ii. El Arrendatario ceda los derechos que le corresponden en el presente Contrato o cualquier Anexo de Arrendamiento o subarriende ya sea parcial o totalmente el Inmueble, o de cualquier otra forma conceda el uso, posesión o goce parcial o total del Inmueble a terceros: (a) de manera distinta a la permitida en este

“Hazardous Materials” means those described in article 3 section XXXIII of the General Law of Ecological Equilibrium and Environmental Protection that pose a risk to the environment, health and natural resources, including without limitation, any toxic waste, dangerous substance, toxic substance, hazardous waste, petroleum, substances or waste derived from petroleum, radioactive substances or waste, whether liquid, solid or in gaseous form, or any element elaborated with such substance or waste, or any other substance or material regulated or defined in the Environmental Law, including, without limitation, waste, traces, materials or substances which: (i) are defined as “Hazardous Material” and/or “Hazardous Traces”, in accordance with the Environmental Law, or (ii) appear listed or characterized and considered like “Dangerous” by the Official Mexican Norms NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993, or (iii) are designated and considered as “Hazardous Waste” in terms of the Environmental Law, or (iv) have corrosive, radioactive, explosive, toxic, flammable, biological infectious characteristics.

CLAUSE X Rescission

Section 10.01. Rescission by Landlord. In the case that any of the following events (each a “Cause of Rescission”) occurs:

I. Tenant fails or delays in the payment of the rent and/or any other amount payable to the Landlord pursuant to this Agreement and/or any Lease Schedule, and such omission or delay remains uncured for a period of 10 (ten) calendar days following the date in which the Landlord had notified in writing to the Tenant; or

ii. The Tenant assigns its rights from this Agreement or any Lease Schedule or subleases, whether partially or totally the Premises, or in any other manner grants the use, possession or enjoyment of the Premises, whether partially or totally to third parties: (a) in a way different to that permitted hereunder, or (b) without the

Contrato, o (b) sin el consentimiento previo y por escrito del Arrendador para tal efecto, cuyo consentimiento no deberá ser negado o demorado sin razón justificada; o

iii. El Arrendatario lleve a cabo cualquier obra en, o modificación al Inmueble, excepto según se permite conforme a este Contrato; o

iv. El Arrendatario destine el Inmueble o cualquier parte del mismo a cualquier uso distinto al establecido en el Inciso 3.04 anterior, o utilice el Inmueble o cualquier parte del mismo para almacenar, ocultar y/o mezclar bienes de procedencia ilícita o producto de actividades ilícitas; que sean instrumento, objeto o producto de un delito; producto de delitos patrimoniales o de delincuencia organizada; que estén siendo utilizados para la comisión de un delito; o de cualquier manera relacionados o vinculados con delitos. En este caso la rescisión operará de manera inmediata sin que exista plazo para remediación alguno; o

v. El Arrendatario se oponga o de cualquier otra forma impida el acceso a las personas designadas por el Arrendador para inspeccionar el Inmueble según se establece en el Inciso 7.03, o para llevar a cabo los trabajos de reparación a que se refiere el Inciso 7.07 de este Contrato; o

vi. El Arrendatario incumpla con cualquiera otra de sus obligaciones conforme al presente Contrato (diferentes a la falta de pago a que se hace referencia en el párrafo (i) de este Inciso y al uso del Inmueble que se describe en el párrafo (iv) de este Inciso) y dicho incumplimiento permanezca sin ser subsanado durante más de treinta (30) dias naturales siguientes a la fecha en que dicho incumplimiento hubiere sido notificado por parte del Arrendador al Arrendatario; o

vii. El Arrendatario incumpla generalizadamente con el pago de sus obligaciones, conforme al Artículo 9 de la Ley de Concursos Mercantiles, o admita expresamente su inhabilidad para liquidar sus deudas en lo general, o lleve a cabo una previous written consent of the Landlord to that effect, which consent shall not be withheld or delayed without just cause; or

iii. The Tenant carries out any work or modification to the Premises, except as permitted in accordance to this Agreement; or

iv. The Tenant uses the Premises or any part thereof in a manner different from that established in Section 3.04 above, or uses the Premises or any part thereof to store, hide and/or mix goods of ¡Ilegal origin, or which are the instrument, object or product of a crime; product of economic crimes or organized crime; or are being utilized to commit a crime; or in any manner are related to criminal activities. In this case the rescission shall operate immediately without any cure period; or

v. The Tenant opposes or in any manner impedes the access to the Premises to the persons appointed by the Landlord pursuant to Section 7.03 above, or to carry out the repair works referred to in Section 7.07 of this Agreement; or

vi. The Tenant breaches any other of its obligations under this Agreement (different to the lack of payment referred to in paragraph (i) of this Section and the use of the Premises described in paragraph (iv) of this Section) and such breach remains uncured during more than 30 (thirty) calendar days following the date in which such breach had been notified by Landlord to Tenant; or

vii. Tenant’s general failure to pay its obligations, as defined in Article 9 of the Commercial Reorganization and Bankruptcy Law, or expressly admits its inability to pay its debts in general, or makes an assignment for the benefit of its creditors, cesión en beneficio de acreedores; o el Arrendatario sea declarado en concurso mercantil, entre en estado liquidación o disolución, o que pretenda una orden de suspensión o designación de un sindico, fiduciario, o cualquier otro funcionario interventor del Arrendatario o de cualquier parte substancial de sus activos; o el Arrendatario, a través de su asamblea de accionistas o consejo de administración o de cualquier otra forma, resuelva mediante los actos corporativos necesarios autorizar cualquiera de los eventos que se describen en este párrafo viii; o cualquier autoridad competente declare una moratoria o suspensión de pagos, por cualquier causa, de las deudas del Arrendatario; o

viii. El Arrendatario abandone el Inmueble o una parte del mismo; sin embargo, un paro temporal de operaciones durante el cual se mantenga personal de seguridad en el Inmueble, se continúe con el cumplimiento de las obligaciones al amparo del presente Contrato, incluyendo sin limitar las obligaciones de pago de rentas y de mantenimiento del Inmueble, no será considerado como “obandono”; o

ix. Durante la vigencia del presente Contrato, la Garantía de Arrendamiento y/o la Garantía Adicional quedasen, por cualquier causa, sin efecto; y el Arrendatario incumpla con entregar alguna garantía sustituta, dentro de los 10 (diez) días naturales siguientes a la notificación por el Arrendador, en todo caso, la garantía sustituta deberá ser satisfactoria para el Arrendador; o

x. Se genere cualquier gravamen sobre el Inmueble o cualquier parte del mismo, o se entable cualquier reclamación derivada de cualquier obra o instalación llevada a cabo por el Arrendatario o a nombre de éste, ya sea que dicha obra o instalación hubiere sido o no autorizada por el Arrendador conforme a lo previsto en este Contrato, y el Arrendatario no cancelara el gravamen o resolviera la reclamación de que se trate dentro de los treinta (30) días naturales siguientes a la fecha en que dicho gravamen hubiere sido creado o dicha or the Tenant is declared in bankruptcy, commercial insolvency, liquidation or dissolution, or that it requests an order of suspension or designation of a trustee, fiduciary or any other intervening officer of the Tenant or any substantial part of its property; or the Tenant, through Its shareholders meeting or board of directors or in any other manner, resolves through the necessary corporate acts, to authorize any of the events described in this paragraph viii; or any competent authority declares a stay or payment stop, for any reason, of the Tenant’s debts; or

viii. The Tenant abandons the Premises or any part thereof; provided however that, a temporary stop of operations during which security personnel is maintained at the Premises, and continues complying with its obligations under this Agreement, including without limitation the rental payments and maintenance of the Premises, shall not be considered as abandonment; or

ix. That during the term of this Agreement, the Lease Guaranty and/or the Additional Collateral be, for any cause, without effect, and the Tenant fails to deliver a substitute guaranty, within 10 (ten) calendar days term after having received written notice by Landlord, in all cases, the substitute guaranty must be satisfactory to the Landlord; or

x. Any lien arises over the Premises or any part thereof, or any claim is filed, derived from any work, job or installation carried out by Tenant or in its name, regardless of whether such work had been authorized or not by the Landlord according to the provisions herein, and the Tenant does not cancel the lien or resolve the claim within thirty (30) calendar days following the date on which such lien was created or such claim brought.

reclamación iniciada.

Entonces, el Arrendador podrá, mediante aviso por escrito al Arrendatario con 30 (treinta) dias naturales de anticipación, rescindir el presente Contrato, identificando claramente la Causa de Rescisión; en cuyo caso, el presente Contrato se tendrá por terminado precisamente el trigésimo día (30) siguiente a la fecha de la notificación, sin necesidad de presentación, demanda, declaración judicial, protesto o aviso adicional de cualquier naturaleza, a todo lo cual, de la manera más amplia permitida por la legislación aplicable, el Arrendatario renuncia expresamente en este acto, debiendo el Arrendatario: (i) hacer entrega de la posesión del Inmueble en la fecha en que la rescisión de este Contrato surta sus efectos, (ii) dar cumplimiento a todas las disposiciones de este Contrato en lo relativo a la entrega del Inmueble, incluyendo sus obligaciones conforme al Inciso 9.01 de este Contrato, y (iii) pagar la penalidad que se establece en el Inciso 10.02 siguiente y cualquier otra cantidad que conforme a este Contrato deba al Arrendador. Cualquier aviso de rescisión dado por el Arrendador conforme a este Inciso 10.01 quedará sin efecto inmediatamente, si el Arrendatario subsana la Causa de Rescisión correspondiente dentro de dicho periodo de 30 (treinta) días naturales.

En el caso de retraso u omisión en el pago de rentas, la única manera que tendrá el Arrendatario de suspender la rescisión de este Contrato, será exhibiendo al Arrendador el comprobante de pago íntegro de la cantidad debida y no pagada, junto con los intereses mora torios calculados de acuerdo a lo previsto en el Inciso 5.06 de este Contrato y el plazo para cura de dicho incumplimiento en específico es el indicado en el párrafo (i) de este Inciso 9.01.

El hecho de que cualquier aviso de rescisión quede sin efecto conforme a lo previsto en el párrafo anterior, no impedirá al Arrendador dar nuevos avisos por la misma o diferentes Causas de Rescisión en el caso de que se actualicen los supuestos correspondientes después de que el aviso de rescisión anterior hubiera quedado sin efecto.

Inciso 10.02. Penalidad en caso de Rescisión por el Arrendador. Toda vez que el presente Contrato se celebra por un plazo forzoso y el pago mensual de las rentas es sólo una manera de hacer el pago por la contraprestación total por el uso y goce del

Then, the Landlord may, through written notice to the Tenant with at least 30 (thirty) calendar days in advance, rescind this Agreement, clearly identifying the Cause of Rescission; in which case, this Agreement shall be considered as terminated on the thirtieth day following the date of the notice, without the need of presentation, demand, judicial declaration, protest or additional notice of any kind, all of which, in the most ampie way permitted by law, is hereby waived by the Tenant, and the Tenant will have to: (i) deliver the possession of the Premises on the date the rescission of this Agreement becomes effective, (ii) comply with all provisions of this Agreement related to the delivery of the Premises including its obligations under Section 9.01 of this Agreement, and (iii) pay the penalty set forth in Section 10.02 below and any other amount that pursuant to this Agreement should be paid by to the Landlord. Any rescission notice by the Landlord pursuant to this Section 1001 shall be without effect if within such 30 (thirty) calendar days period, the Tenant cures the corresponding Cause of Rescission.

In the case of delay or omission in rental payments, the only manner for the Lessee to suspend the rescission of this Agreement shall be delivering to Lessor the due and unpaid amount along with the corresponding default interests calculated pursuant to that set forth in Section 5.06 of this Agreement, and the cure period for said specific breach shall be the one established in paragraph (i) of this Section 9.01

The fact that any rescission notice be without effect pursuant to that provided for in the paragraph above, shall not impede the Landlord to give new rescission notices for the same or for different Causes of Rescission in case that the same are applicable after the last rescission notice became ineffective.

Section 10.02. Penalty in case of Rescission by the Landlord. Since this Agreement is being entered into for a mandatory term and the monthly payment of the rents is just a form of paying the full consideration for the use and enjoyment of the

Inmueble conforme a este Contrato, en el supuesto de que el presente Contrato sea rescindido por el Arrendador según se establece en el Inciso 10.01 anterior, el Arrendatario deberá pagar al Arrendador por concepto de penalidad por rescisión, un monto igual a las rentas nominales pendientes por devengar en el Plazo o en la Prórroga en vigor, al momento en que la rescisión de este Contrato surta sus efectos.

El Arrendatario conviene y se obliga a pagar al Arrendador la penalidad por rescisión establecida en este Inciso 10.02, en un solo pago en la fecha en que devuelva la posesión del Inmueble al Arrendador conforme a lo previsto en el Inciso 10.01 anterior.

Inciso 10.03. Rescisión por el Arrendatario. En el supuesto de incumplimiento por parte del Arrendador respecto de sus obligaciones conforme a este Contrato, y siempre y cuando, dicho incumplimiento permanezca sin ser subsanado por más de 45 (cuarenta y cinco) días naturales contados a partir de la fecha en que el Arrendatario hubiera notificado al Arrendador sobre dicho incumplimiento; o si dicho incumplimiento no pudiera ser subsanado dentro de dicho período de 45 (cuarenta y cinco) días naturales, que el Arrendador Incumpla con adoptar las medidas necesarias para subsanar el incumplimiento de que se trate (incluyendo sin limitar la realización de reparaciones temporales) dentro de dicho plazo de 45 (cuarenta y cinco) días naturales aquí mencionado y entregue al Arrendatario evidencia documental al respecto; o en el supuesto de que el Arrendador entre en estado de disolución o liquidación o sea declarado en concurso mercantil; el Arrendatario tendrá derecho de elegir: (i) subsanar dicho incumplimiento con cargo al Arrendador, y/o (ii) ejercer cualquier derecho o medida prevista en la ley. El Arrendador no será responsable de daños consecuenciales.

Inciso 10.04. Posesión en caso de Abandono. Las partes convienen que el hecho de que el Arrendatario abandone el Inmueble, autorizará al Arrendador para que de inmediato y sin necesidad de declaración judicial alguna, tome posesión del Inmueble, con el propósito de evitar deterioro y daños al mismo; así como un perjuicio mayor al Arrendador al quedar el Inmueble abandonado y susceptible de ser poseída por cualquier persona sin título legítimo para dicho fin.

Premises pursuant to this Agreement, in the case that the same is rescinded by the Landlord as per the provisions of Section 10.01 above, the Tenant shall pay to the Landlord a penalty for rescission equivalent to the amount of nominal pending rents for the Term or for the Extension in effect at the time the rescission of this Agreement becomes effective.

The Tenant agrees and binds to pay to the Landlord the penalty for rescission set forth in this Section 10.02, in one single payment on the date in which the possession of the Premises is returned to the Landlord pursuant to that set forth in Section 10.01 above.

Section 10.03. Rescission by Tenant. In the event of default by the Landlord to its obligations hereunder and provided that such default remains without being cured for more than 30 (thirty) calendar days, from the date in which the Tenant notified the Landlord about such breach, or if such breach cannot be cured within such 45 (forty five) calendar days period, and Landlord fails to undertake the necessary actions to start curing such breach (including the realization of temporary repairs) within the 30 (thirty) calendar days period following the date of the above mentioned term and delivers to the Tenant documentary evidence to that respect; or if the Landlord is subject to dissolution or liquldation or declared in bankruptcy, the Tenant shall have the right to choose to: (i) cure Landlord’s default at Landlord’s cost, and/or (ii) exercise any right or remedy available in law. Landlord shall not be responsible for consequential damages.

Section 10.04. Possession in Case of Abandonment. The parties agree that the fact that the Tenant abandons the Premises shall authorize the Landlord to immediately take possession of the same, without any judicial declaration, in order to avoid damages to the same, as well as to avoid future damages to the Landlord for having the Premises abandoned and in conditions of being possessed by any third party without right to do so.

Queda convenido que la toma de posesión del Inmueble conforme a lo aquí previsto no relevará al Arrendatario de sus respectivas responsabilidades derivadas de cualquier daño causado al Inmueble hasta la fecha en que el Arrendador tome posesión del Inmueble, pero sí respecto de daños causados con posterioridad a la fecha en que el Arrendador hubiere tomado la posesión del Inmueble. Para tales efectos, queda convenido que el Arrendador deberá solicitar la presencia de un fedatario público que haga constar en un instrumento público, el estado en que se encuentra el Inmueble al momento en que el Arrendador toma posesión del mismo y un inventario de los bienes existentes dentro del Inmueble en esa fecha. Los gastos y costos incurridos por el Arrendador al tomar la posesión del Inmueble en los términos establecidos en este Inciso 10.04, correrán a cargo del Arrendatario, quien deberá reembolsar todos dichos costos y gastos al Arrendador dentro de los tres (3) días hábiles siguientes a la fecha en que reciba los comprobantes correspondientes. Las partes reconocen que la obligación de reembolso al Arrendador aquí contenida, se encuentra garantizada también por el Depósito de Garantía.

La toma de posesión del Inmueble por parte del Arrendador conforme a este Inciso, no liberará al Arrendatario de su responsabilidad conforme al Inciso 9.01 anterior, ni de aquella derivada del Incumplimiento de sus demás obligaciones conforme a este Contrato.

Para efectos de este Inciso 10.04 se entenderá que el Inmueble ha sido “abandonado” cuando no haya presencia física de empleados, contratistas, representantes (incluyendo personal de seguridad) o persona alguna que dependa o tenga cualquier tipo de relación contractual o laboral con el Arrendatario dentro del Inmueble por un periodo mayor a 30 (treinta) días naturales consecutivos. El Inmueble no se considerará como “abandonado” en tanto los pagos de renta estén al corriente, aunque no haya presencia física de personal del Arrendatario en la misma.

CLÁUSULA XI Garantía Adicional

Inciso 11.01. Garantía Adicional. Como una condición adicional para que el Arrendador entregue al Arrendatario la posesión de cada uno de

It is hereby agreed that the possession of the Premises as set forth herein shall not release the Tenant from its responsibility for any damages suffered by the Premises until the date in which the Landlord takes possession of the same, but will do so from those damages caused after such date. To that end, the parties agree that the Landlord must request the presence of a notary public to evidence the state in which the Premises are at that time, and to make an inventory of any goods existing within it at such date. Likewise, the expenses incurred by the Landlord in taking possession of the Premises in the terms set forth in this Section 10.04 shall be borne by the Tenant, who shall reimburse all such costs and expenses to the Landlord within the three (3) days following the date in which Tenant receives the corresponding proofs of payment. The parties acknowledge that the obligation to reimburse the Landlord contained herein is also covered by the Security Deposit.

The possession of the Premises by the Landlord pursuant to this Section, shall not release Tenant from its responsibility under Section 9.01 above, or from that derived from any breach to its obligations hereunder.

For the purposes of this Section 10.04, the Premises shall be considered as “abandoned” when there is no physical presence of employees, contractors, representatives (including security personnel) or any other person depending or having any type of contractual or labor relationship with the Tenant within the Premises for a term exceeding 30 (thirty) consecutive calendar days. The Premises shall not be considered “abandoned” as long as rent payments are current, even when there is not physical presence of employees of Tenant therein.

CLAUSE XI Additional Collateral

Section 11.01. Guaranty. As an additional condition for the Landlord to deliver to the Tenant the possession of each of the Buildings 1 and 2 on the los Edificios 1 y 2 en la Fecha de Inicio del Arrendamiento en cada Anexo de Arrendamiento, el Arrendatario deberá entregar al Arrendador como garantía adicional de sus obligaciones conforme a este Contrato y al Anexo de Arrendamiento de que se trate, en la fecha establecida en el Inciso 3.01 anterior, una carta de crédito irrevocable por un monto igual a la cantidad de multiplicar la renta mensual establecida en el Anexo de Arrendamiento que corresponda por 18 (dieciocho) y con una vigencia igual a 1 (un) año calendario, renovable automáticamente hasta la fecha de terminación del Plazo establecido en el Anexo de Arrendamiento correspondiente (una “Carta de Crédito”), presentable en su totalidad al acontecer la rescisión de este Contrato conforme a la Cláusula X anterior.

La Carta de Crédito deberá ser emitida por una institución bancaria aceptable para el Arrendador y se sujetará a los Usos Internacionales Stand by de 1998, Publicación 590 de la Cámara Internacional de Comercio.

A fin de hacer una disposición bajo la Carta de Crédito, el Arrendador únicamente deberá presentar al banco emisor en la fecha en que la rescisión de este Contrato sea efectiva: (1) un aviso de disposición, acompañado de una manifestación firmada por un representante autorizado del Arrendador describiendo la Causa de Rescisión aplicable e indicando que el Arrendador tiene derecho de hacer dicha disposición y (2) una copia del aviso de rescisión notificado al Arrendatario en términos de lo previsto por el Inciso 10.01 anterior.

Sujeto a la vigencia máxima de la Carta de Crédito según lo previsto en el presente Contrato, el Arrendador podrá disponer de la totalidad de la Carta de Crédito en caso de que el banco emisor notifique al Arrendador su intención de no prorrogar automáticamente la carta de crédito y el Arrendatario no proporcionara una carta de crédito sustituta dentro de los treinta (30) días naturales siguientes a la notificación del banco emisor.

En caso de haber hecho efectiva la Carta de Crédito conforme al párrafo anterior, el Arrendador reembolsará al Arrendatario los montos que hubiere obtenido de la Carta de Crédito, dentro de los dos (2) días hábiles siguientes a la fecha en que el Arrendatario entregue al Arrendador una nueva Carta de Crédito.

Lease Commencement Date of the relevant Lease Schedule, Tenant must deliver to Landlord as an additional guaranty of compliance of its obligations hereunder and under the relevant Lease Schedule, in the date set forth in Section 3.01 above, an Irrevocable Letter of Credit for an amount equivalent to the result of multiplying the monthly rent set forth in the relevant Lease Schedule times 18 (eighteen), valid for a period of 1 (one) calendar year, renewable automatically up to the date of expiration of the Term of the corresponding Lease Schedule (a “Letter of Credit”) presentable in full in case of rescission of this Agreement according to Clause X above.

The Letter of Credit must be issued by a banking institution acceptable for Landlord and will be subject to the International Standby Uses of 1998, Publication 590 of the International Chamber of Commerce.

In order to make any disposition under the Letter of Credit, Landlord shall deliver to the issuing bank on the date of rescission of this Agreement: (1) a withdrawal notice, which will include a representation signed by a Landlord’s authorized representative describing the applicable Rescission Cause and indicating that Landlord has the right to do such disposition, and (2) a copy of the rescission notice delivered to Tenant in the terms set forth in Section 10.01 above.

Subject to the maximum term of the Letter of Credit pursuant the provisions herein, Landlord may withdraw the full amount of the Letter of Credit in case that the issuing bank notifies the Landlord about its intention of not to automatically extend the Letter of Credit and the Tenant fails to deliver a substitute letter of credit within the thirty (30) calendar days following the notification of the issuing bank.

In case of withdrawal under the Letter of Credit pursuant to paragraph above, the Landlord shall reimburse the Tenant, the amounts received by the Landlord under the Letter of Credit, within the two (2) business days following the date in which the Tenant delivers a new letter of credit.

A partir del inicio del € (sexto) año de cada Carta de Crédito emitida conforme a esta Cláusula, el monto de dicha Carta de Crédito se reducirá en un 10% (diez por ciento) cada año hasta el final del Plazo correspondiente al Anexo de Arrendamiento.

En caso de ejercicio del derecho de Prórroga conforme al Inciso 4 02 de este Contrato, al inicio de cada Prórroga, las partes determinarán de común acuerdo el monto de la Carta de Crédito que el Arrendatario deberá entregar al Arrendador como garantía adicional de sus obligaciones durante la Prórroga de que se trate.

En caso que el Arrendatario y/o el Fiador cumplan con las métricas financieras que se detallan en el Anexo “6” de este Contrato, durante el Plazo y/o la(s) Prórroga(s), la Garantía Adicional podrá ser eliminada, quedando vigente la Garantía de Arrendamiento únicamente. En la inteligencia de que en caso de que el Arrendatario y/o el Fiador dejen de cumplir con dichas métricas financieras en cualquier tiempo durante el Plazo y/o la(s) Prórroga(s), entonces la Garantía Adicional deberá ser reinstaurada dentro de los 10 (diez) días hábiles siguientes a la notificación del Arrendador al respecto, o de lo contrario, se considerará al Arrendatario y al Fiador en incumplimiento del presente Contrato y de los Anexos de Arrendamiento en vigor.

Las partes convienen que la revisión de los requisitos antes descritos sólo podrá ser solicitada por el Arrendatario o el Fiador al Arrendador una vez cada año calendario.

El Arrendatario y el Fiador se obligan a entregar al Arrendador toda la información solicitada por éste para determinar el cumplimiento con, y mantenimiento de los requisitos antes descritos, siempre y cuando, dicha información así solicitada no esté disponible al público en general.

CLÁUSULA XII Varios

Inciso 12.01. Renuncia al Derecho de Preferencia en caso de Venta del Inmueble. El Arrendatario desde este momento, renuncia expresamente y en la medida en que la ley aplicable lo permita, al derecho de preferencia para adquirir el Inmueble, en el caso de venta del mismo a un tercero

As of the start of year 6 (six) of the corresponding Term, each Letter of Credit issued pursuant to this Clause, the amount of the Letter of Credit shall be reduced in 10% (ten percent) per annum until the end of the Term of the corresponding Lease Schedule.

In case of exercise of the renewal right set forth in Section 4.02 of this Agreement, the parties will determine by mutual agreement on the amount of the Letter of Credit that the Tenant must deliver to the Landlord as additional collateral of its obligations during the relevant Extension.

Should the Tenant and/or the Guarantor fulfill, at any time during the Term and/or the Extension(s) the financial metrics described in Annex “6” hereto, the Additional Collateral may be eliminated, and then the Lease Guaranty shall be the only guaranty in place. In the understanding that, should the Tenant and/or the Guarantor stop fulfilling said financial metrics at any time during the Term and /or the Extension(s), then the Additional Collateral must be reinstated within the 10 (ten) business days following Landlord’s notice on that regard, otherwise, the Tenant and the Guarantor shall be considered in breach of this Agreement and the Lease Schedules then in place.

The parties agree that the review of the requirements set forth above, may only be requested by the Tenant or the Guarantor to the Landlord once every calendar year.

The Tenant and the Guarantor bind themselves to deliver to the Landlord all requested information in order for the Landlord to determine the fulfillment with, and the maintenance of the requirements described above, as long as said information is not publicly available.

CLAUSE XII Miscellaneous

Section 12.01. Waiver to the Right of First Refusal in the Event of Sale of the Premises. The Tenant hereby expressly waives, to the fullest extent permitted by applicable law, to its right of first refusal in case of sale of the Premises to a third party purchaser.

TPI
Juárez

adquirente.

En caso de venta del Inmueble durante el Plazo y la(s) Prórroga(s), el adquirente del Inmueble estará obligado a asumir expresamente las obligaciones que a cargo del Arrendador derivan del presente Contrato en sus propios términos y condiciones y a reconocer expresamente que el Arrendatario es el legítimo arrendatario y poseedor del Inmueble, y que el presente Contrato continuará en sus propios términos, no obstante la transmisión del Inmueble, todo lo anterior por escrito y en forma y fondo satisfactorios para el Arrendatario y para el adquirente del Inmueble, y por su parte el Arrendatario deberá reconocer a dicho adquirente como nuevo arrendador conforme a este Contrato.

In case of sale of the Premises during the Term or the Extension(s), the purchaser of the Premises shall be required to expressly assume, the obligations of the Landlord arising from this Agreement and to expressly acknowledge that the Tenant is the legitimate tenant and possessor of the Premises and that this Agreement shall continue according to its terms and conditions despite the transmission of the Premises, all the above in writing and in form and substance satisfactory to the Tenant and to such purchaser of the Premises, and in turn Tenant shall recognize such purchaser as the new Landlord pursuant to this Agreement.

Asimismo, el Arrendatario conviene, a solicitud del Arrendador, en subordinar el presente Contrato a cualquier gravamen creado con respecto del Inmueble, en el entendido de que el tenedor de dicho gravamen no estorbará la posesión y el uso del Inmueble por parte del Arrendatario, ni cualquier otro derecho del Arrendatario conforme a este Contrato mientras que el Arrendatario se encuentre en cumplimiento de sus obligaciones conforme al mismo, y en caso de adquisición del Inmueble por efecto de ejecución de cualquier gravamen constituido sobre la misma, el adquirente deberá reconocer al Arrendatario como arrendatario conforme a este Contrato y deberá convenir en dar cumplimiento a las obligaciones del Arrendador conforme al mismo, y en dicho caso el Arrendatario reconocerá a dicha persona como arrendador del Inmueble. El Arrendatario y el Arrendador convienen en celebrar los documentos que sean necesarios para dar efecto a lo previsto en este párrafo.

Likewise, the Tenant agrees, at the request of the Landlord, to subordinate this Agreement to any lien created with respect to the Premises, in the understanding that the holder of such lien shall not interfere with the possession and use of the Premises by the Tenant, nor with any other right of the Tenant pursuant to this Agreement while the Tenant remains in compliance of its obligations pursuant to the same, and in the case of an acquisition of the Premises due to the foreclosure of any lien or encumbrance granted over the same, the purchaser shall recognize the Tenant as tenant pursuant to this Agreement and shall agree to comply with the obligations of the Landlord pursuant to the same, and in such case the Tenant shall recognize said person as Landlord of the Premises. The Tenant and the Landlord agree to execute the necessary documents pursuant to this paragraph.

Inciso 12.02. <u>Modificaciones</u>. Ninguna modificación de término o condición alguna de este Contrato, y ningún consentimiento o dispensa en relación a cualquiera de dichos términos o condiciones tendrá efecto legal alguno, a menos de que conste por escrito y este suscrito por todas las partes, y aun en dicho caso, dicha modificación, consentimiento o dispensa sólo surtirá efectos para el fin específico para el cual haya sido otorgado.

Section 12.02. <u>Modifications</u>. No modification of any term or condition herein, nor any consent or exemption to such terms or conditions will be legal, unless it is approved in writing and signed by the legal representatives of all the parties, and even in such case, such modification, consent or exemption will be effective only for the specific purpose for which it has been granted.

Ninguna conducta entre las partes, costumbre o práctica de industria, y ninguna evidencia extrínseca de ningún tipo o naturaleza podrá ser utilizada para la interpretación de este Contrato ni usada para

No course of conduct among the parties, custom or practice in the industry, and no extrinsic evidence of any kind shall be sued for the interpretation of this Agreement, nor used to alter, supplement or modify

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alterar, suplementar o modificar cualquiera de los términos de este Contrato.

Inciso 12.03. Domicilios; Avisos. (A) Las partes convienen que los domicilios que establecen en este Inciso, constituyen sus domicilios para todo lo relacionado con este Contrato, incluyendo cualquier notificación o diligencia derivada de o relacionada con este Contrato y/o el Inmueble.

(B) Todos los avisos y comunicaciones que se requieran en términos de este Contrato, deberán constar por escrito y enviarse (i) por correo certificado con acuse de recibo, o (ii) entregarse personalmente con acuse de recibo, o (iii) entregarse de manera fehaciente, ya sea ante fedatario público o ante dos testigos. Todos los avisos y comunicaciones deberán dirigirse a la parte a quien se pretenda dar dicha notificación o aviso, al domicilio que aparece a continuación, y en su caso, con porte previamente pagado.

Al Arrendador: Paseo de los Tamarindos 90, Torre II, Piso 28, Col. Bosques de las Lomas, México, D.F., CP 05120 At’s: Representante Legal

Al Arrendatario: En el Inmueble

At’s. Representante Legal

Con copia para; TPI Composites, Inc 8501 N. Scottsdale Road, Suite 100 Scottsdale, AZ 85253

At’n. Abogado General y Director de Finanzas

Todos los avisos y comunicaciones así dirigidos y enviados se considerarán entregados en la fecha en que sean efectivamente recibidos por el destinatario según conste en el acuse de recibo o en el instrumento público en el que conste la notificación. Las partes podrán designar un nuevo domicilio para efectos de este Inciso 12.03 notificándolo a las otras partes en la forma prevista por este Inciso con por lo menos 10 (diez) días de anticipación a la fecha de dicho cambio de domicilio, de lo contrario cualquier notificación o diligencia practicada en el domicilio anterior, surtirá todos sus efectos legales.

Inciso 12.04. Subarrendamiento: Cesión. (A) El Arrendatario no podrá ceder sus derechos conforme al presente Contrato, ni subarrendar o conceder el uso, goce o posesión del Inmueble o de una parte any of the terms of this Agreement.

Section 12.03. Domiciles: Notices. (A) The parties hereby agree that the domiciles set forth in this Section, constitute their domiciles for everything related to this Agreement, including any notice or legal action derived from or related to this Agreement and/or the Premises.

(B) Any notice and communication required under this Agreement shall be made in writing and sent by (i) certified mail acknowledgement of reception requested, or (ii) delivered in person to the recipient with acknowledgement of receipt, or (iii) delivered before notary public or two witnesses. All such notices and Communications shall be sent to the intended recipient to the domiciles below, and in its case, postage prepaid:

To Landlord: Paseo de los Tamarindos 90, Torre II, Piso 28, Col. Bosques de las Lomas, México, D.F., CP 05120. Attn: Legal Representative

To Tenant: At the Premises

Attn: Legal Representative

With a copy to: TPI Composites, Inc. 8501 N. Scottsdale Road, Suite 100 Scottsdale, AZ 85253 Attn. General Counsel and CFO

All notices and Communications sent in the above mentioned form shall be considered as delivered when effectively received by the addressee according to the corresponding return of receipt or in the public document prepared in connection with the notification. The parties may designate a new domicile for the purposes of this Section 12.03, by giving notice to the other parties in the manner set forth in this Section with at least 10 (ten) days in advance to the date on which such change is intended to be effective, otherwise any notice or diligence practiced at the previous domicile shall produce all its legal effects.

Section 12.04. Sublease: Assignment. (A) The Tenant may not assign its rights hereunder, nor sublease nor grant the use, possession or enjoyment of the Premises whether in whole or in part, without del mismo a persona alguna, sin el consentimiento previo y por escrito del Arrendador para tal efecto, mismo que no podrá negarse sino con causa justificada. No obstante lo anterior, el Arrendador autoriza en este acto al Arrendatario a subarrendar el Inmueble o a ceder cualquiera de sus derechos bajo este Contrato a cualquiera de las empresas que formen parte del mismo grupo económico al que pertenece el Arrendatario, o a que el Arrendatario autorice o ceda el uso temporal de parte del Terreno a uno de los clientes del Fiador, para que almacene bienes que le hubiere entregado el Arrendatario, mientras éstos se envían a su destino. En cuyo caso no será necesaria autorización del Arrendador, y el Arrendatario, notificará al Arrendador con por lo menos 7 (siete) días hábiles de anticipación su intención de subarrendar parte o la totalidad del Inmueble o de ceder sus derechos bajo este Contrato a las personas antes señaladas, anexando para tal efecto la evidencia documental que demuestre que dicha empresa pertenece a dicho grupo económico, o es un cliente del Fiador que está recibiendo productos que le entrega el Arrendatario, acompañada de una declaración firmada del Fiador, indicando su voluntad de garantizar las obligaciones de dichas personas bajo el presente Contrato en los términos estipulados en la Garantía del Arrendamiento, en fondo y forma satisfactorios para el Arrendador y se mantenga la Garantía Adicional.

(B) El Arrendador podrá ceder, transmitir, afectar en fideicomiso, gravar o de cualquier otra forma descontar o gravar el Inmueble y/o los derechos de cobro que deriven del presente Contrato, pero en todo caso, el Arrendador seguirá siendo el único responsable del cumplimiento de las obligaciones del Arrendador bajo este Contrato. Para lo anterior, el Arrendatario se obliga expresamente a, previa solicitud por escrito del Arrendador, suscribir todos aquellos documentos que sean requeridos al Arrendador por cualquier persona que adquiera los derechos de cobro del Arrendador derivados de este Contrato, única y exclusivamente con el fin de determinar la naturaleza, existencia y legitimidad de los derechos de cobro derivados de este Contrato, sin que dichos documentos impliquen ningún tipo de obligación a cargo del Arrendatario frente al acreedor de que se trate, excepto por el hacer cualquier pago bajo este Contrato y los Anexos de Arrendamiento a una cuenta bancaria específica, y que los derechos del Arrendatario bajo este Contrato no serán afectados en forma alguna por la previous written consent from Landlord for such purposes, which will not be denied without justified reason. Notwithstanding, Landlord hereby authorizes the Tenant to sublease the Premises or to assign any of its rights under this Agreement to any of the companies part of the same economic group to which the Tenant belongs, or to authorize or assign the temporary use or occupancy of part of the Land to a customer of Guarantor, as may be required to store products delivered by Tenant to such customer, pending delivery at the designated location. In such case, authorization of landlord shall not be required and the Tenant shall notify the Landlord at least 7 (seven) business days in advance about its intention to sublease a part or the whole Premises or to assign its rights under this Agreement to the persons above mentioned, attaching for that purpose the documental evidence to prove that such company belongs to the same economic group, and/or is a customer of Guarantor taking delivery of products delivered by Tenant with a signed declaration by the Guarantor stating its will to guarantee the obligations of said persons under this Agreement in the terms set forth in the Lease Guaranty, in form and substance satisfactory to Landlord, and that the Additional Collateral be kept in place,

(B) The Landlord may assign, transfer, place in trust, lien or any other manner discount or encumber the Premises and/or the collection of rights derived hereunder, but in any case, the Landlord shall be the sole party responsible for the Landlord’s obligations hereunder. For such purposes, the Tenant hereby expressly agrees to, upon written request of the Landlord, subscribe any and all documents that may be required by any person acquiring the Landlord’s rights to receive payments under this Agreement, solely and exclusively for the purpose of determining the nature and legitimacy of the right to receive payment under this Agreement, without such documents involving any kind of obligation responsibility of Tenant before the corresponding creditor, except for making any payment under this Agreement and the Lease Scheduled to a specific bank account, and that the Tenant’s rights under this Agreement shall not be affected in any form by the Landlord’s assignment, transfer, encumbrance or any other actions.

TPI
Juárez

cesión, transferencia, afectación o cualquier otra acción del Arrendador.

Inciso 12.05. Ley Aplicable; Jurisdicción. (i) El presente Contrato se regirá por las leyes sustantivas aplicables en el Estado de Chihuahua.

Section 12.05. Applicable Law; Jurisdiction. (i) This Agreement shall be governed by the substantive laws applicable in the State of Chihuahua.

(ii) Para todo lo relativo a la interpretación y cumplimiento de este Contrato y para el caso de controversia derivada del mismo, las partes se someten expresamente a los tribunales competentes de la Ciudad Juárez, Chihuahua, y en este acto cada una de las partes renuncia expresa e irrevocablemente a cualquier otro fuero o jurisdicción que le pudiera corresponder por sus domicilios presentes o futuros, por ley o por cualquier otro motivo.

(ii) For everything related to the interpretation and/or performance of this Agreement, and in case of controversy derived from the same, the parties hereby expressly submit themselves to the competent courts of Ciudad Juarez, Chihuahua, and hereby expressly and irrevocably waive any other forum or jurisdiction available to them by reason of their domiciles, by law or by any other reason.

Inciso 12.06. Acuerdo Total. El presente Contrato, los Anexos de Arrendamiento y sus respectivos anexos contienen el acuerdo íntegro entre las partes del mismo respecto del arrendamiento del Inmueble, tienen el objeto de ser la expresión final de la voluntad de las partes en dicho respecto, y constituye la declaración completa y exclusiva de los términos de dicho acuerdo, y deja sin efecto cualesquiera negociaciones, acuerdos, entendimientos, contratos, declaraciones o garantías anteriores, si las hubiera respecto del objeto del presente Contrato.

Section 12.06. Entire Agreement. This Agreement, the Lease Schedules and their corresponding annexes contain the entire agreement between the parties to the same with respect to the lease of the Premises, are intended as a final expression of such parties' agreement with respect to the subject matter of this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all previous negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to the subject matter of this Agreement.

Inciso 12.07. Reglas de Interpretación. (A) Los títulos que aparecen frente a cada Cláusula, Inciso o párrafo de este Contrato aparecen sólo para la conveniencia de las partes y no afectarán de modo alguno la interpretación del mismo o al contenido obligacional de cada una de dichas cláusulas, incisos o párrafos.

Section 12.07. Interpretation Rules. (A) The headings of each Clause, Section or paragraph herein appear only for the convenience of the parties and will not affect in any manner the legal interpretation or the content of such clauses, sections and paragraphs.

(B) Las palabras definidas en singular incluirán el plural y viceversa. Los términos definidos en masculino incluyen el femenino y el neutro, según el contexto lo requiera.

(B) Words defined in singular shall include the plural form, and *vice versa*. Defined terms in masculine gender, include the feminine gender and the neuter gender, as the context so requires.

(C) Cuando algún plazo establecido en este Contrato se especifique en *días hábiles*, se entenderá por estos, cualquier día que: (i) no sea un sábado o un domingo, o (ii) no sea un día en que los bancos que operan en México esté autorizados para cerrar, o (iii) no sea un día marcado por la ley aplicable como inhábil.

(C) When any term set forth in this Agreement is specified in *business days*, it shall be understood as any day that: (i) is not a Saturday or a Sunday, or (ii) is not a day in which the banking institutions that operate in Mexico are authorized to close, or (iii) is not a day designed as non-business day by the applicable law.

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VESTA
Industrial Real Estate Fund
Legal Department

(D) Cualquier referencia a cláusulas, incisos, numerales o párrafos, se refieren a cláusulas, incisos, numerales o párrafos de este Contrato, a menos que expresamente se especifique lo contrario.

(E) Cualquier referencia a “a este Contrato”, “en este Contrato” o “de este Contrato”, o similares, significa una referencia al presente Contrato en su totalidad y no a una porción del mismo, a menos que expresamente así se establezca.

(F) Cualquier referencia a “satisfactorio para”; significa en fondo y forma satisfactorio para la parte a quien se refiera la expresión, a su exclusiva discreción, en cada caso, actuando de forma razonable.

(G) Cuando no se establezca un plazo específico para el cumplimiento de alguna obligación contenida en el presente Contrato, se entenderá que el plazo es de 5 (cinco) días hábiles.

(H) Los plazos conforme a este Contrato comenzarán a correr al día hábil siguiente del acto, hecho, aviso, comunicación o notificación que haya dado comienzo al plazo de que se trate, y terminará a las dieciséis horas del día establecido como el último de dicho plazo de acuerdo a este Contrato.

Inciso 12.08. Ejemplares. Este Contrato y cada uno de los Anexos de Arrendamiento se firmarán en cuatro (4) ejemplares cada uno de los cuales constituye un original, y todos en su conjunto constituyen uno y el mismo Contrato.

Inciso 12.09. Anuncios v Rótulos. El Arrendador autoriza al Arrendatario a instalar en el Inmueble aquellos anuncios relativos a su denominación o giro comercial, pero en todo caso dichos anuncios o rótulos, deberán de cumplir con las disposiciones legales aplicables al Inmueble. En ningún caso se podrán instalar anuncios cuya altura supere la altura máxima del Inmueble, ni se permitirán anuncios luminosos o anuncios pintados o instalados en el techo del Inmueble.

A la terminación por cualquier causa de este Contrato, el Arrendatario se obliga a retirar todos y cada uno de los anuncios o rótulos que hubiere instalado en el Inmueble, y a restaurar la superficie en la que dichos anuncios o rótulos se hubieren colocado, incluyendo cualquier decoloración que la

(D) Any reference to clauses, sections, numbers or paragraphs, refers to clauses, sections, numbers or paragraphs of this Agreement, unless otherwise specifically stated.

(E) Any reference to “this Agreement”, “in this Agreement”, or “from this Agreement”, or similar, means a reference to this Agreement as a whole and not to a portion of the same, unless otherwise expressly stated.

(F) Any reference to “satisfactory to” means in form and substance satisfactory to the party subject matter of the reference, at its exclusive discretion, but in any case acting reasonably.

(G) Whenever there is not a mention of a specific term for fulfilling any obligation hereunder, it shall be understood that the term is of 5 (five) business days.

(H) The terms pursuant to this Agreement shall commence on the business day following to the action, fact, notice or communication that started said term and will finish at 6:00 p.m. of the last day of the term pursuant to this Agreement.

Section 12.08. Counterparts. This Agreement and each of the Lease Schedules will be signed in four (4) original counterparts, each of the same constitutes an original, and all of them jointly constitute one and the same Agreement.

Section 12.09. Signage. Landlord authorizes the Tenant to place at the Premises those signs related to its denomination or commercial activity, but in all cases, such signs shall comply with the provisions applicable to the Premises. In no case signs which height exceeds that of the Premises, or illuminated signs or painted or installed signs in the roof of the Premises are allowed.

Upon termination by any reason of this Agreement, Tenant agrees to remove each and all of the signage installed at the Premises, and to restore the area in which such signage had been placed, including any de-coloration that the installation of such signage would have caused to the Premises, or repair any instalación de dichos anuncios o rótulos hubiere causado en el Inmueble, o resanar cualesquiera daños o anclas que se hubieran instalado para dicho propósito, a fin de devolverlo al Arrendador en el mismo estado en que la recibió conforme a lo previsto en este Contrato.

Inciso 12.10. Material Promocional y Reportes. El Arrendatario autoriza desde este momento al Arrendador para incluir fotografías del Inmueble, así como la denominación del Arrendatario y Fiador dentro de sus materiales promocionales y de sus reportes periódicos a inversionistas. Este Inciso no constituye ni deberá interpretarse como una licencia o permiso para uso de propiedad industrial y/o intelectual del Arrendatario.

Inciso 12.11. Gastos. Los gastos incurridos por cada una de las partes en la elaboración y negociación del presente Contrato, incluyendo sin limitar, honorarios de asesores legales, correrán por cuenta exclusiva de la parte que los hubiere incurrido o que hubiere contratado los servicios de dichas personas, y en este acto cada una de las partes se obliga a mantener a las demás partes de este Contrato, libres, en paz y a salvo respecto de toda y cualquier reclamación, ya sea judicial o extrajudicial, que cualquiera de las personas antes mencionadas iniciare en contra de las otras partes de este Contrato por los servicios que, en su caso, dicha persona hubiere prestado a la parte de este Contrato que la hubiere contratado, y a indemnizar a dichas otras partes respecto de todos aquellos daños, pérdidas, gastos, costos, multas y penalidades en que hubieren incurrido con motivo de dicha reclamación, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

Inciso 12.12, Obligaciones Laborales. Cada una de las partes será responsable de dar cumplimiento a las obligaciones que derivadas de su carácter de patrón le imponga la ley federal del trabajo y demás regulaciones que le sean aplicables respecto de sus trabajadores, incluyendo sin limitar sus obligaciones de proveer un lugar de trabajo en condiciones de higiene y seguridad a sus trabajadores y las normas oficiales mexicanas aplicables a los patrones, y desde este momento cada una de ellas se obliga a mantener a las demás partes de este Contrato, libres, en paz y a salvo respecto de toda y cualquier acción, que cualquiera de sus empleados por cualquier causa iniciare en contra de las otras partes damage or structures installed for such purposes, in order to return the same to the Landlord in the state in which Tenant received it according to this Agreement.

Section 12.10. Advertisement Material and Reports. Tenant authorizes the Landlord to include photographs of the Premises, as well as the name of the Tenant and of the Guarantor, within its advertisement materials and within its periodical investors’ reports. This Section does not constitute, or shall be interpreted as a license or permit to use industrial and/or intellectual property of the Tenant.

Section 12.11. Expenses. Expenses incurred by the parties in the elaboration and negotiation of this Agreement, including without limitation, professional fees of legal counselors, will be borne by the party that incurred in them or which retained the services of such people, and each of the parties hereby agrees to indemnify and hold harmless the other parties herein, free and clear with respect to any claim, whether judicial or extra judicial, that any of the aforementioned individuals undertake against the other parties of this Agreement by the services which, in its case, such individual had rendered to the party in this Agreement that contracted it, and to reimburse such other parties regarding all those expenses incurred by reason of the defense of any such claim, including, without limitation, attorney’s fees and related expenses.

Section 12.12. Labor Obligations. Each of the parties will be responsible for complying with the obligations arising from their capacity as employers pursuant to the Federal Labor Law (Ley Federal del Trabajo) and other applicable regulations with respect to their workers, including without limitation their obligations to provide a secure and hygienic working place to their respective workers and to the Mexican official norms applicable to employers, and from this moment, each of them agrees to indemnify and hold harmless the other parties of this Agreement, clear and free from any and all action, whether judicial or extrajudicial, that any of their workers, for any reason undertake against any

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de este Contrato, y a indemnizar a dichas otras partes respecto de todos aquellos daños, pérdidas, perjuicios, gastos, costos, multas, indemnizaciones y penalidades en que hubieran incurrido con motivo de dichas acciones, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

of the other parties to this Agreement, and to reimburse to said other parties, all those expenses in which they had incurred by reason of the defense of any such action, including without limitation, attorney's fees and related expenses.

Adicionalmente, las partes se comprometen a que en todas sus relaciones respetarán los derechos humanos de sus empleados y todas las personas en general, evitando la discriminación, el acoso el abuso o la intimidación en cualquiera de sus formas, en relación a: edad, lenguaje u origen, nacionalidad o raza, estado civil, género, embarazo, enfermedades como SIDA, ideas, opiniones o libertad de expresión, capacidades físicas especiales, preferencias políticas o sexuales, religión; o condición social y económica.

Additionally, the parties agree that in their respective relationships the human rights of their employees and from all persons in general will be respected, avoiding discrimination, harassment, abuse or intimidation in any manner, in connection with: age, language or origin, nationality, race, civil status, gender, pregnancy, diseases as HIV, ideas, opinions or freedom of expression, physical capabilities, political or sexual preferences, or social and economic condition.

Las partes se comprometen a apegarse, en lo conducente y relacionado con el presente Contrato a lo siguiente:

1. Actuar con principios éticos y morales en sus acciones, así como con respeto y en apego en lo que corresponda a sus propios códigos de ética y regulaciones internas.
2. Abstenerse de emplear mano de obra infantil; y
3. Cumplir con la legislación en materia de protección de medio ambiente, seguridad e higiene en el lugar de trabajo.

The parties agree to be bound, in all related to this Agreement to the following:

1. Act according to ethical and moral principles in their activities, as well as with respect and in compliance to their own ethics codes and internal regulations.
2. Refrain from using child labor; and
3. Comply with the legislation relative to environmental protection, security and hygiene in the working place.

En caso de generarse sanciones o multas de autoridades competentes por incumplimiento a los principios mencionados en el presente Inciso y que se encuentren incorporados en las leyes aplicables, la parte en incumplimiento deberá hacer frente a los mismos dejando a salvo a las otras partes de toda responsabilidad, y a indemnizarlas respecto de todos aquellos daños, pérdidas, perjuicios, gastos, costos, multas, indemnizaciones y penalidades en que hubieran incurrido con motivo de dichas acciones, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

In case of any penalties or sanctions from the competent authorities due to the breach to the principles mentioned in this Section and the same are included within applicable laws, the party in breach must keep the other free and clear from any responsibility and to indemnify them with respect to all damages, loses, costs, expenses, sanctions, indemnifications and penalties incurred by them by reason of such actions, including without limitation, reasonable and documented attorney's fees and expenses related thereto.

Inciso 12.13. Idioma. Este Contrato y cada Anexo de Arrendamiento se firmará de modo simultáneo en idiomas inglés y español, sin embargo las partes

Section 12.13. Language. This Agreement and each Lease Schedule will be signed in both Spanish and English languages simultaneously; however, the

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convienen que en caso se duda, inconsistencia o controversia en relación con la interpretación o cumplimiento de este Contrato y/o de cualquier Anexo de Arrendamiento, la versión en español siempre prevalecerá.

parties hereby agree that in case of doubt, inconsistency or controversy regarding the interpretation or compliance of this Agreement and/or any Lease Schedule, the Spanish language version shall always prevail.

Inciso 12.14. No Asociación. Ninguno de los términos y condiciones de este Contrato deberá interpretarse como un asociación, sociedad, asociación en participación, consorcio ni ningún otro tipo de figura asociativa entre las partes, ni participación de ninguna de las partes en los beneficios del negocio de las otras, quienes para todos los efectos legales a que haya lugar, son y seguirán siendo entidades con personalidad y patrimonio propios e independientes una de la otra y que tienen una relación contractual conforme a los términos de este Contrato, que constituyen los términos bajo los cuales cada una quiso obligarse.

Section 12.14. No Association. None of the terms and conditions of this Agreement shall be interpreted as an association, company, partnership, consortium or any other kind of associative figure among the parties, or participation of any of the parties in the benefits of the business of the others, whom for all legal effects, are and will continue to be entities with their own personality and patrimony independent one from the other, and they only have a contractual relationship in the terms of this Agreement, which constitute the terms under which each of them wanted to be bound.

Inciso 12.15. Actividad Lícita. Manifiestan las partes bajo protesta de decir verdad que sus ingresos y los recursos con los que cumplirán las obligaciones contenidas en el presente instrumento y de cada Anexo de Arrendamiento serán siempre de procedencia lícita, y que ninguna de sus actividades es ilícita, delictiva o de cualquier manera auxiliar en la comisión de delito alguno.

Section 12.15. Legal Activities. The parties express under oath that their income and the resources that will be used to comply with their obligations under this Agreement and from each Lease Schedule, shall be from legal origin and none of their activities is illegal, criminal or in any other manner auxiliary in committing a crime.

Inciso 12.16. Datos Personales y Confidencialidad. Las partes reconocen que con motivo de la realización de este Contrato y de los Anexos de Arrendamiento pueden llegar a intercambiar datos personales, según dicho término se define en la Ley Federal de Protección de Datos Personales en Posesión de los Particulares (la "LFPDPPP"), como responsables directos y encargados por cuenta de la otra parte, por lo que en virtud de este acto consienten en la obtención, uso, divulgación, almacenamiento, manejo y tratamiento en cualquier forma de dichos datos por la parte que los reciba, únicamente para los fines de este Contrato, incluyendo el ejercicio de cualesquiera derechos que deriven del mismo, y cualesquiera acciones judiciales que se ejerciten con motivo del ejercicio de cualesquiera derechos conforme a este Contrato.

Section 12.16. Personal Data and Confidentiality. The parties acknowledge that by reason of this Agreement and the Lease Schedules, they may exchange personal data, as such term is defined in the Federal Law for Protection of Personal Date in Possession of Private Parties ("LFPDPPP"), as direct responsible before the other party, therefore, the parties herein consent to the obtain, use, manage and treatment in any manner of said personal data by the party receiving it, only and exclusively for the purposes of this Agreement, including the exercise of any rights deriving from the same and any judicial actions exercised by reason of the rights under this Agreement.

En razón de lo anterior, las partes se obligan a otorgar tratamiento confidencial a los datos personales que obtengan de la otra parte para lo cual deberán de tomar las medidas necesarias de seguridad para garantizar el manejo legítimo, controlado e informado de cualquier dato personal

Due to the foregoing, the parties agree to grant confidential treatment to the personal data collected from the other party, for which shall take all necessary security measures to guarantee the legal, controlled and informed use of any personal data of the other party, by their respective

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de la otra parte, por su personal, empleados, dependientes, asesores, asociados, afiliados o cualquier otra persona con la que las partes tengan relación y que pudiera tener acceso a dichos datos personales, el estándar que cada parte se obliga a aplicar es el mismo que utiliza para su propia información confidencial. Las partes reconocen que por ningún motivo podrán asumir la titularidad o propiedad de los datos personales de la otra parte, ni podrán hacer uso de los datos personales obtenidos para fines distintos de los expresados en el párrafo anterior. Las partes no podrán difundir, comunicar, transferir o divulgar por cualquier medio los datos personales de la otra parte obtenidos en relación con la celebración de este Contrato o que lleguen a tener en relación con el mismo, a cualquier tercero excepto cuando dicha difusión, comunicación, transferencia o divulgación sea inherente o necesaria para el cumplimiento de los fines de este Contrato, o sea para dar cumplimiento a cualquier mandato judicial, sujetándose en caso de incumplimiento a las sanciones previstas en la LFPDPPP.

En caso de duda respecto del tratamiento que pueda o no darse a cualquier dato personal por alguna de las partes, la parte dudosa deberá solicitar aclaración y autorización de la parte titular de los datos personales para el tratamiento de la información de que se trate. En tanto no sea resuelta la duda, se entenderá que la parte dudosa no está autorizada para tratar el dato personal en cuestión. El presente Inciso sobrevivirá a la terminación por cualquier causa de este Contrato y permanecerá en vigor hasta por el máximo plazo legal.

Las partes están de acuerdo que el presente Inciso constituye el Aviso de Privacidad a que se refiere la LFPDPPP, por lo que renuncian expresamente al ejercicio de cualquier acción legal derivada de la falta de dicho aviso.

Lo anterior, no será aplicable respecto de información que sea del dominio público antes o en la fecha en que la misma fue Intercambiada por las partes, o aquella que se encuentre disponible en cualesquiera registros públicos o que puede ser válidamente obtenida de cualquier autoridad gubernamental.

personnel, employees, managers, advisors, associates, affiliates or any other person with whom there is a relationship and that may have access to said personal data, The standard that each party shall afford to the personal data of the other party shall be the same that it applies to its own confidential information. The parties acknowledge that for no reason will assume ownership of the personal data of the other parties, nor will make any use of the personal data so obtained, except for the purposes described in the paragraph above. The parties will not communicate, convey or make public by any means the personal data of the other party received by reason of the execution of this Agreement, or that may receive in connection therewith, to any third party, except when said publication, communication or conveyance is needed for the fulfillment of the purposes of this Agreement, or that is necessary to comply with any judicial requirement, being in all cases subject to the penalties set forth in LFPDPPP.

In case of doubt with respect to the treatment that may or may not be afforded to any personal data of any of the parties, the party having doubt must request authorization by the party owner of the personal data for the treatment of the relevant information. Meanwhile the doubt has not been resolved, it will be understood that the party having doubt shall not be authorized to use the relevant information. This Section will survive to the termination, for any reason, of this Agreement, and will remain in full force and effect for the applicable statute of limitations.

The parties agree that this Section constitutes the Privacy Notice referred to in the LFPDPPP, therefore, they expressly waive to any legal action derived from the lack of said notice.

All the above shall not be applicable to information that is of the public knowledge before or in the date in which the information was exchange by the parties or to information that is available in public records or that van be validly obtained from any governmental authority.

Inciso 12.17. Condición Financiera v Estados Financieros. El Arrendatario conviene, dentro de los

Section 12.17. Financial Condition and Financial Statements. Tenant agrees to deliver to the

10 (diez) días hábiles siguientes a la solicitud por escrito del Arrendador, en entregar una copia de sus estados financieros anuales y de los del Fiador, que en ese momento estén disponibles; en el entendido de que el Arrendador no podrá solicitarlo más de una vez al año, ni tampoco si dicha información es pública, dicha información deberá ser manejada y tratada como información confidencial y sujeta a lo previsto en el Inciso 12.16 anterior.

Inciso 12.18. Ausencia de Vicios del Consentimiento. Las partes manifiestan que en la firma del presente Contrato, su voluntad no se encuentra afectada por dolo, lesión, error, mala fe, ni ninguna otra cuestión que menoscabe su voluntad. Siendo el presente Contrato perfecto y válido para que surta plenos efectos y renunciando las partes en términos de lo previsto en el Código Civil para el Estado de Chihuahua, a cualquier acción para la nulidad del mismo por este motivo.

Inciso 12.19. Comisión de Corretaie. El Arrendador pagará a CBRE (el “Corredor”) una comisión (la “Comisión”) de conformidad con los términos y condiciones establecidos en el contrato de corretaje celebrado por separado con esta misma fecha entre el Arrendador y el Corredor igual al 5% (cinco por ciento) de la renta aplicable por los primeros 5 (cinco) años de cada Anexo de Arrendamiento y 2.5% (dos punto cinco por ciento) de la renta aplicable por los años siguientes de cada Anexo de Arrendamiento. Ambas partes convienen en indemnizar y mantener a la otra parte en paz y a salvo de y contra cualquier reclamo por comisiones u honorarios de corredor y honorarios adicionales de cualquier persona o entidad que reclame haber sido contratado en relación con la presente transacción o ser la causa de adquisición de la presente transacción. El Arrendador y el Arrendatario declaran para beneficio de la otra que no han contratado los servicios de ninguna persona diferente del Corredor en relación con la negociación y celebración de este Contrato.

Landlord, within 10 (ten) calendar days following the written request by the Landlord, a copy of its then available annual financial statements, and of those of the Guarantor, provided that, the Lessor shall not request it more than once in a year, nor if such information is public, said information should be handled and treated as confidential information, and subject to that set forth in Section 12.16 above.

Section 12.18. Absence of Vices of Consent. The parties declare that in the signing of this Agreement, their will is not affected by fraud, injury, error, bad faith, or any other issue that impairs their will. Being the present Agreement perfect and valid for fully effective contract effects, and hereby waive in terms of that set forth in the Civil Code for the State of Chihuahua to any action to nullify this agreement for that reason.

Section 12.22. Brokerage Fees. Landlord shall pay to CBRE (the “Broker”) a brokerage commission (“Commission”) pursuant to the terms and conditions of a separate brokerage agreement entered into by and between the Lessor and the Broker, equivalent to the 5% (five percent) of the applicable rent for the first 5 (five) years of each Lease Schedule and 2.5% (two point five percent) of the rent applicable to the remaining years. Each Party agrees to indemnify and hold the other party free and harmless from and against any damages and losses resulting from any claims for brokerage commissions or fees and/or finder’s fees by any person or entity claiming to have been retained by a party in connection with this transaction or to be the procuring cause of this transaction. Landlord and Tenant represent to each other that none of them has hired the services of any person other than the Broker in connection with the negotiation and execution of this Agreement.

Inciso 12.23. No Corrupción. Ninguna de las partes ofrecerá ni hará regalo o dádiva alguno para inducir a cualquier persona o ente para celebrar o cumplir con cualquiera de los términos o condiciones del este Contrato o cualquier otro convenio entre las partes (conjuntamente los “Documentos del Arrendamiento”). Cada una de las partes garantiza a la otra que tiene conocimiento de las disposiciones de la legislación norteamericana denominada

Section 12.23. No Corruption. Neither party will offer or give any gratuity to induce any person or entity to enter into, execute or perform any term or condition of this Agreement or any other agreement between the parties (collectively, the “Lease Documents”). Each party further represents that it has knowledge of the Foreign Corrupt Practices Act of the United States of America (“FCPA”), and that no principal, partner, officer, director or employee

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Juárez

Foreign Corrupt Practices Act of the United States of America ("FCPA"), y que ninguno de sus accionistas, socios, funcionarios, directivos, o empleados es o será funcionario de cualquier gobierno de su país durante el plazo de los Documentos del Arrendamiento. En el cumplimiento de las obligaciones o desarrollo de las actividades a desarrollarse bajo los Documentos del Arrendamiento, y de los fondos, activos, o registros de los mismos, cada una de las partes, no ofrecerá, pagará, prometerá o hará, directa o indirectamente pago alguno o regalo de dinero o bienes a (i) cualquier funcionario de gobierno para influenciar sus actos o decisiones o inducirlo a utilizar su influencia con gobiernos locales para influir o afectar sus decisiones para ayudar a dicha parte a cumplir sus obligaciones bajo este Contrato, o beneficiará a la otra parte; (ii) cualquier candidato o partido político para dichos fines,; o (iii) cualquier persona, si dicha parte tiene conocimiento o tuviera razón para conocer que tales dineros o bienes serán ofrecidos prometidos, pagados o entregados, directa o indirectamente, a cualquier funcionario, partido político, o candidato para dichos fines. El Arrendador garantiza al Arrendatario que no es controlado por cualquier dependencia, organismo o agencia u órgano gubernamental ni dichas dependencias tiene participación directa en su capital.

thereof is or will become an official of any governmental body of its country during the term of the Lease Documents. Each party agrees that it shall not, in the conduct of its performance under the Lease Documents, and with regard to any funds, assets, or records relating thereto, offer, pay, give, or promise to pay or give, directly or indirectly, any payment or gift of any money or thing of value to (i) any government official to influence any acts or decisions of such official or to induce such official to use his influence with the local government to effect or influence the decision of such government in order to assist that party in its performance of its obligations under this order or to benefit the other party; (ii) any political party or candidate for public office for such purpose; or (iii) any person if that party knows or has reason to know that such money or thing of value will be offered, promised, paid, or given, directly or indirectly, to any official, political party, or candidate for such purpose. Landlord further represents and warrants to Tenant that it is not owned or controlled by any governmental body, agency or instrumentality, and that said entities do not have any direct participation in its capital stock.

EN TESTIMONIO DE LO CUAL, las partes suscriben el presente Contrato a través de sus representantes debidamente autorizados para tal efecto, en la fecha que se señala en cada caso en los espacios de firma, después de haber revisado los términos y condiciones de este Contrato con la asesoría de los profesionales que cada una estimó convenientes, y de haber comprendido el alcance legal del mismo.

IN WITNESS WHEREOF, the parties execute this Agreement, through their respective and duly authorized representatives to that effect, in the date set forth in each case in the signature blocks herein, after having reviewed the terms and conditions of this Agreement with the advisory of the professionals that each of them deemed convenient and having understood the legal effects of the same.

Arrendador / Landlord
Vesta Baja California, S. de R.L. de C.V.

Por/By:__________
Nombre/Name: Lorenzo Manuel Berho Corona
Cargo/Title: Apoderado /Attorney in fact
Fecha/ Date: 30 de Noviembre de 2015

Por/By:__________
Nombre/Name: Rodolfo Gerardo Balmaceda García
Cargo/Title: Apoderado /Attorney in fact
Fecha/ Date: 30 de Noviembre de 2015

Arrendatario / Tenant
TPI-Composites, S. de R.L. de C.V.

Por/By:__________
Nombre/Name: Victor Manuel Saenz Saucedo
Cargo/Title: Apoderado /Attorney in fact
Fecha/ Date: 24 NOVEMBER 2015

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Lista de Anexos/ List of Annexes

Anexo/ Annex “1” Anexo /Annex “2”

Anexo / Annex “3” Anexo / Annex“4” Anexo /Annex “5” Anexo / Annex “6”

Plano de ubicación del Terreno / Land Location Plan

Condiciones y Lineamientos de Inversión / Invesment Conditions and

Guidelines

Modelo de Anexo de Arrendamiento / Model of Lease Schedule Modelo de Determinación de Rentas / Model of Rent Determination Modelo de Garantía de Arrendamiento / Model of Lease Guaranty Métricas Financieras del Arrendatario y/o Fiador / Financial Metrics of the Tenant and/or the Guarantor

Anexo / Annex “1” Plano de ubicación del Terreno / Land Location Plan

Ver página anexa / See attached page

PRESIDENCIA MUNICIPAL DE CD. JUAREZ, CHIHUAHUA

"Terreno 3"

PLANO CATASTRAL

APELLIDO MATERNO NOMBRE	CLAVE CATASTRAL	RECAUDACION	FECHA
MARGARITA PADILLA RODRIGUEZ	1-717-14-240	JUAREZ	AGOSTO/2007
UBICACION DEL PREDIO	ESCALA	SUP. TOTAL	SUP. CONSTRUIDA
FRACCION LOTE BRAVO II	1:7500	250,707.34 M2	


Norte
B1
FRACTO. EL CAMPANARIO
CALLE SEPTIMA
AV. DE LAS TORRES
MARGARITA PADILLA RODRIGUEZ
JOHNSON & JOHNSON
AV. LIBRAMIENTO AEROPUERTO
1
2
3
4
5
6
7
8
9
C3
C3
R=33.621m
LC=49.568
D=84°28'22"
ST=30.520m

CUADRO DE CONSTRUCCION

LADOS	DISTANCIAS	RUMBOS	COLINDANCIAS
1-2	484.6520 M.	N10°30'39"E	AVENIDA DE LAS TORRES
2-3	183.569 M.	S75°31'59"E	FRACTO. EL CAMPANARIO
3-4	239.479 M.	S80°02'38"E	FRACTO. EL CAMPANARIO
4-5	70.410 M.	S74°53'00"E	FRACTO. EL CAMPANARIO
5-6	546.372 M.	S14°35'15"W	MARGARITA PADILLA R.
6-7	220.971 M.	N74°19'13"W	AV. LIBRAMIENTO AEROPUERTO
7-8	83.629 M.	N71°44'32"W	AV. LIBRAMIENTO AEROPUERTO
8-9	121.181 M.	N73°57'08"W	AV. LIBRAMIENTO AEROPUERTO
9-1	C3		AV. LIBRAMIENTO AEROPUERTO

VESTA Industrial Real Estate Fund
Legal Department

ING. GABRIEL CORDOVA FLORES
CED.PROF. 1327381

TPI
Juárez

Anexo / Annex "2"

Condiciones y Lineamientos de Inversión / Invesment Conditions and Guidelines

Ver 6 páginas anexas / See 6 pages attached

76

VESTA Industrial Real Estate Fund
Legal Department

CLAVE DESCRIPCION

SHELL LEASEHOLDTI’S ABOVE STD.T’S ADITIONAL MANEUVER ARLA * BLADE STORAGE G KECTARES

1

01-100 TPI BTS PROJECT IN CD. JUAREZ (61,110.00 M2) DIVISION 1: GENERAL CONDITIONS Construction Permats and Fees (Licenciess y permisos de construcción allowance X

01.125 01.135 01.160 01.120 01.180 01.145 01-200 2

02.100 02-105 02-105 Advance Payment Bond (Flanza por el anticipo del 30%) Bond (or 10% of the total project cost (Fianza de garantía por el 10% del total del contrato) Warranties (Garantías) Engineering Fees (Ingeniería y arquitectura) Field Offices (Oficina de campo] Quality Control Testing (Control de calidad y laboratorio) Contract Closeout (Finiquito) DIVISIoN 2: EARTHWORKS layout, levels and Field Checks (Trazo y nivelación topográfico) DEMOLICION CONSTRUCCIONES EXISTENTES DEMOLICION, CARGA Y RETIRO DE CONSTRUCCIONES EXISTENTES DESPALME TERRENO NATURAL DESPLAME, EXCAVACIÓN, DE TERRENO NATURAL. MATERIAL TIERRA NEGRA PROF 0 20 MIS, X X X X X X X X X X X

02-110 CARGA y ACARREO OE MATERIAL TIERRA NEGRA PRODUCTO DE EXCAVACIÓN DE TERRENO NATURAL TIRADO FUERA DEL PREDIO A UN TIRADERO OFICIAL X

02-105 PLATAFORMA EDIFICIO DESPLAME. EXCAVACIÓN, DE TERRENO NATURAL, MATERIAL TIERRA NEGRA PROF 0.20 MTS. X

02-110 CARGA Y ACARREO DE MATERIAL TIERRA NEGRA PRODUCTO DE EXCAVACIÓN OE TERAE NO NATURAL TIRADO FUERA DEL PREDIO A UN TIRADERO OFICIAL X

02-115 RELLENO Y COMPACTADO CON MATERIAL DE BANCO TEPETATE EN CAPAS. INCLUYE SUMINISTRO, HUMEDECIDO, PROCESADO, TENDIDO Y COMPACTADO DEL MATERIAL PARA FORMAR PLATAFORMAS. [Material de la tona de muy buena calidad tipo sub-base) X

02-120 SUMINISTRO, PROCESADO Y COMPACTADO DE BASE HIDRÁULICA DE 0.20 MTS, DE ESPESOR (“8”). INCLUYE SUMINISTRO, HUMEDECIDO. PROCESADO, TENDIDO V COMPACTADO DEL. MATERIAL X

02-135 ANDENES, ACCESO Y PATIO DE MANIOBRAS DESPLAME, EXCAVACIÓN, DE TERRENO NATURAL MATERIAL TIERRA NEGRA PROF 0.20 MTS X X

02-140 CARGA Y ACARREO DE MATERIAL TIERRA NEGRA PRODUCTO DE EXCAVACIÓN DE TERRENO NATURAL TIRADO FUERA DEL PREDIO A UN TIRADERO OFICIAL X X

02-150 RELLENO Y COMPACTADO CON MATERIAL DE BANCO TEPETATE EN CAPAS. INCLUYE SUMINISTRO, HUMEDECIDO, PROCESADO, TENDIDO Y COMPACTADO DEL MATERIAL PARA FORMAR PLATAFORMAS. (Material de la rona de muy buena calidad tipo sub-base) X X

02-155 SUMINISTRO, PROCESADO Y COMPACTADO DE BASE HIDRAUUCA DE 0.1S MTS, DE ESPESOR (6). INCLUYE SUMINISTRO, HUMEDECIDO, PROCESADO, TENDIDO Y COMPACTADO DEL MATERIAL X X

02-165 ESTACIONAMIENTOS DESPLAME, EXCAVACIÓN, DE TERRENO NATURAL MATERIAL TIERRA NEGRA PROF 0 20 MTS X

02-170 CARGA Y ACARREO DE MATERIAL TIERRA NEGRA PRODUCTO DE EXCAVACIÓN DE TERRENO NATURAL TIRADO FUERA DEL PREDIO A UN TIRADERO OFICIAL X

02-180 RELLENO Y COMPACTADO CON MATERIAL DE BANCO TEPETATE EN CAPAS. INCLUYC SUMINISTRO, HUMEDECIDO, PROCESADO. TENDIDO Y COMPACTADO DEL MATERIAL PARA FORMAR PLATAFORMAS. (Material de la zona de muy buena calidad tipo sub-base) X

02-185 SUMINISTRO. PROCESADO Y COMPACTADO DE BASE HIDRÁULICA DE 0.15 MTS; DE ESPESOR |6”). INCLUYE SUMINISTRO. HUMEDECIDO, PROCESADO, TENDIDO Y COMPACTADO DEL MATERIAL X

02-165 FOSAS DE CAPTACION DESPLAME. EXCAVACIÓN, DE TERRENO NATURAL MATERIAL TIERRA NEGRA PROF 4.50 MTS X

03-3D5 DIVISION 3: PAVIN6 AMO SURFACING. 8” Concrete Paving [Carpeta asfaltica de 20.0 cm. de espesor, Incluye, riegos de impregnación V liga, materiales, marta de obra, herramienta y equipo.) X X

03-310 2* Asphalt Paving (Carpeta asfáltica de 5.0 cm. de espesor en callente. Inc: uye: riegos de Impregnación y llga, materiales, mano de obra, herramienta y equipo.) X

02-295 L type Curve (Guarnlción tipo “L” de 0.15x0.35i0.80 m. f c200 kg/cm2, acabada pulido. incluye: materiales, mano de obra herramienta y equipo.) X X

03-312 03-355 Decorative fence (Cerco decorativo similar a parque, incluye todo lo necesario, anclado a terreno natural) 8’ Concrete for loading dock (firme de 20 cm. de espesor en área de anden de carga, con concreto 1“c 250 kg/cm2 t.m.a. 3/4” (19 mm( armada con varilla del No 3 (3/8”) @ 30 cm. en ambos sentidos una cama, Incluye’ colado, vibrado, curado, materiales, mano de obra, herramienta y equipo.) X

4

02-296 DIVISION 4: SITE IMPROVEMENTS Sidewalk concrete (banqueta de concreto de 10 cm de espesor, concreto f’c-200 kg/cm2 Incluye: materiales, mana de obra y herramienta). X

03-315 Decorative concrete (Elaboracion de piso de concreto estampado de 10 cm de espesor acabado con color integral al colado, a base de concreto Fc=150 kg/cm2 reforzado con malla electrosoldada 6x6/10-10, incluye: materiales, mano de obra, herramienta y equipo.) X

02-297 Handicap Ramp (Rampa para discapacitados de 1 2 x 1.0 m espesor de concreto de 10 cm acabado escobillado con malla electrosoldada de 6x6 10-10 incluye’ materiales, mano de obra, herramienta.) X

03-316 02-29S Trafic Paint (Pintura de trafico en pavimento de 10 cm de ancho, Incluye: materiales, mano de obra y equipo.) Paint Curbs(Plntura amarilla trafico en guarniciones. (microesferas), incluye materiales, mano de obra, herramienta y equipo.) X X

03-317 10 ft. chain link fence (Malla ciclónica de 10’de altura , calibre 10.50 Incluye: tres hilos de alambre de puas, incluye: materiales, mano de obra, herramienta y equipo. INCLUYE DALA DE CONCRETO) X X

02 299

03-318 02-300 03-319

04-155 Landscaping (Pasto para jardín de la region, incluye: mano de obra, herramienta, material. sistema de riego) 5istema de riego, a base de rodadores. Car entranes (Porton de acceso operación manual, según plano) Caseta de guardia según proyecto, incluye minisplit. sanitario, canceleria, obra civil. SOLUCION PLUVIAL Canal pluvial a cielo abierto de seccion de 6 0 x 1.0, concreto fc= 200 kg/cm2 de 10 cm de espesor reforzado con malla electrosoldada de 6-8-10/10, con hola de polietileno negro, incluye: materiales, mano de obra, herramienta X X X X X X

04-165 04-170 04175

6

005-005 005-010 6

03-365 Carcamo pluvial de 70 m3. Incluye: obra civil y todo lo necesaria Sum. Y coroc De bombas de 7.5 h p incluye valvulas,coples,conactores,tas y codos Suministro y colocacion de tuberia de PVC de 4” de diametro para desagua incluye materiales. mano de obra y herramienta. DIVISION S: FUNDATIONS Zapata aislada central ZA-1 (2.50 x 2.50 x 0.40 )segun planos , Incluye, materiales, equipo, mano de obra, anclas, grout. Zapata corrida (80 x 40 cm/segun planos , Incluye, materiales, equipo, mano de obra, andas, grout. DIVISION 6: FLOOR SLAB Producuon area Slab on Grade (Firme de 6” (15 cm) de espesor en area manufactura can concreto MR-35, relorzado con vrs No 3 30 cm incluye colado, vibrado, curado, materiales mano de obra, herramienta y equipo.) X X X

03-365 Offices and Services area Slab on Grade (Firme de 5” (12 5 cm) de espesor en área manufactura con concrela MR-35. reforzada con vrs No. 3 Q 30 cm incluye: colado, vibrado, curado, materiales, mano de obra, herramienta y equipo) X

03-308 Control Joint (lunta de Control. Incluye sellado y materiales, materiales mano de obra y equipo.) X

03-395 Construction Joint (Junta de Construccion sistema Diamond Dowel. Incluye: Colocacion, Colado. Selllado, Herramienta, Equipo, Mano de Obra y Desperdicio.) X

03-396 03-397 Expansion Joint (Junta de Expansion. Incluye sellado, materiales, mano de obra y equipo.) Concrete diamonds (junta diamante. Incluye materiales, mano de obra, herramienta y equllpo.) X X

7 DIVISION 7: CONCRETE

MU-TILT-9” Concrete Wall 8” (Mura de Tilt-up de 8.0” de espesor de concreto premezclado fc= 250 kg/cm2 , Incluye: materiales, mano de obra, herramienta, consumibles, lza)e y todolo necesario para correcta ejecucion.)

005-050 Concrete Acces Ladder (Fabricacion de Escalera para acceso a anden de carga a Base de Concreto Colado F’c=200 kg/cm2, incluye: Relleno Compactado, Barandal a Base de Tubular de 1 1/2”, Placa Ahogada para Anclar, Challan, Capa de Base y Dos Manos de Pintura.) X

005-055 Concrete pit for levelers Cajon de Concreto F’c= 250 Kg/cm2 para Rampa Nivelada ras de0.61 x 1.83 x 2.10 mts con Remate a Base de Angulo de 3” x 1/4” Incluye” Material, Excavacion. Acarreos Fuera de ta Obra, Herramienta, Euqipo y M.Obra.. Incluye: Demolicion) X

005-060 Retaining walls (Muro de contención de las siguiente sección, profundidad de desplante a 1,50 mts. altura total 2.70 mts, ancho de zapata 1.50 mts, espesor de zapata 0.25 cm. espesores de muro promedio 0.20 mts, acero de refuerzo 3 [3/8”) @ 15 cm. en ambos sentidos dos camas en zapata y muro, con concreto fc=250 kg/cm2 t.m.a. 3/4” (19 mm)., incluye: cimbrado, decimbrado, colado, vibrado, excavación, relleno, carga y acarreo, materiales, mano de obra, herramienta y equipo.) X

005065 Concrete trench (Trinchara de Concreto de 46 x 46 ana en area de anden con una pendrenle del 1 % a base de muros de concreto de 20 cm. de espesor armados con acero de refuerzo fy=4200 kg/cm21 tapa de rejilla irving trafico pesado con contramarco de angulo estructural de 2“x2“x1/4”, incluye: materiales, mano de obra, herramienta y equipo) X

005-071 5ump pit (Carcamo de 0.80 x 0.80 x 1.20 mts. a base de concreto armado, con tapa metálica. Incluye: materiales, mano de obra, herramienta y equipo.)

005-077

005-083 •

08-001 Water Cistern (Cisterna para uso domestico y riego de 12.0 m3 de capacidad, Incluye materiales, mano de obra y todo lo necesario.) Water cistern hydropneumatic system DIVISION : METALLIC STRUCTURE Steel Structure fabrication and Mounting (Suministro, fabricacion y montaje de estructura metalica principal a base de columnas metalicas de tubo y/o Ir, armaduras y/a vigas lr y accesorios fabricados a base de placas y perfiles A.50 y/o A-36, Incluye la aplicacion de londo anticorrosivo econoprimer mca. Sherwin Williams.) X X X

08-001 Steel Structure Fabrication and Mounting for Future Crane [Suministro, fabricacion y montaje de estructura metallca principal a base de columnas metalicas de tubo y/o ir, armaduras y/o vigas Ir y accesorios fabricados a base de placas y perfiles A-SO y/o A-36, Incluye la aplicacion de fondo anticorrosivo econoprlmer mca, Sherwin Williams.) X

05-011 06009 Pipe Bollards con Tubo de Acero de 6” de 1.83 M de Log- Instalado en 61 cms de Concreto, con Tubo Relleno de Concreto y Pintura. Marine ladder (Suministro y Colocacion de Escalera Marina para Acceso a Azotea. Incluye: Accesorios de Fijacion, Equipo, Manol de Obra y Pintura) X X

05-009 054-16 Safety handralts and inverted angle. Steel Structure Paint (Suministro y Aplicacion de Pintura en Estructura ( Dry Fog ) Color Blanco Mca: Sherwin Williams (Structural Steel Paint) X X

09 001 DIVISION 9: ROOFING SYSTEM Suministro, habilitado y colocacion de lamina de cubierta en area de nave principal a base de lamina pintro poliester estandar en calibre #24; perfil SSR KR-18; incluye clips de fijacion, pijas, selladores, herramienta menor y equipo asi como todo lo necesario para su correcta instalacion. X

09-200 Suministro, habilitado y colocadon de aislante de fibra de vidrio de 3-1/2” de espesor (R-l1) con vinll reforzado; incluye accesorios de fijacion, herramienta menor y equipo asi como todo lo necesario para su correcta Instalacion.

09-201 suministra, fabricacion e instalacion de domos arco canon (5%) a base de policarbonato celular de E.0 mm. Y molduras y accesorios a base de lamina pintro poliester estandar en calibre#22 y/a #24; incluye materiales, mano de obra, accesorios de fijacion ,selladores, herramienta menor y el equipo necesario para su correcta instalacion en el area de nave principal. X

09-201 suministro, (abricacion e instalación de sistema de impermeabilizante EPOM; incluye materiales, mano de obra, accesorios de fijacion .selladores, herramienta menor y el equipo necesario para su correcta instalacion en el area de nave principa], X

09-205 Suministro, habilitado a instalacion de cumbrera de + 2’ de desarrollo a base de lamina pintro poliester estandar incluye, selladores, accesorios, (lele y todo lo necesario para su correcta instalacion en area de nave principal. X

09-210 Sumintstro, habilitado e Instalacion de remate y/o moldura “J” entre lamina de cubierta y cumbrera de i 8” de desarrolla a base de lamina plntro poliester estandar blanco-fondo; incluye, senadores, accesorios, flete y todo lo necesario para su correcta instalacion en area d# nave principal

09-215 Suministro, habulitado e Instalacion de canalon Interior con traslapes remachados de 1 4’ de desarrollo a base de lam na plntro poliester estandar, incluye, senadores, accesorios, flete y todo lo necesario para su correcta instalacion en área de nave principal. x

09-019 Suministro, habilitado e Instalación de angulo rig dizantes entre lamina de cubierta y canalon de +6” de desarrolla a base de lamina pintro poliester estandar blanco-fondo; Incluye, selladores, accesorios, flete y todo lo necesario para su correcta Instalacion en area de nave principal. X

09-177 Suministro, habillitado y culocacion de casquillos para conexion de bajadas pluviales de PVC (No incluidas) a base de lamina pintro poliester estandar en area de nave principal, en ca bre #22 incluye accesorios de fijacion, selladores, herramienta menor, equipo y todo lo necesarioa pan su correcta instalacion. X

09-373 Suministro, habilitado e Instalacion de remate esq Jlnero entre lamina de cubierta y muros Ti i up cabeceros a base de lamina pintro poliester estandar calibre#24 de +2” de desarrollo; incluye pijas, selladores, accesorios equipo, herramienta, flete y todo lo necesario para su correcta instalacion en area de nave principal. X

09-569 Suministro, habilitado e instalacion de remate contra-flashing y/o botaguas entre canalon Interior y/o remate esqu:nero a muras Tilt Up a base de lamina pintro ca’ bre#24 de ±1’ de desarrollo; Incluye pijas, selladores, accesorios, equipo, herramienta, flete y todo lo necesario para su correcta Instalacion en area de nave principal. X

10

010-021

010-401 DIVISION 10; DOORS AND WINDOWS Emergency door (puerta de emergencia con barra de panico. Incluye marco y accesoriosjinc trabajos de obra civil. Metal Doors (suministro e Instalacion de puerta metalica para un claro de 1.02 x 2.19 que incluye: puerta metalica, marco metalico y bisagras. Marca MMI/DAYBAR) X

010-035 Seccional door 8’x 10 (Suministro e instalación de puerta seccionable insulada de 3” para un claro do 2.40 x 3.0 m MARCA CLOPAY (abricada en lamina galvanizada Upa pintro, con sistema de balanceo oculto por tambor de lamina galvanizado, guias con silenciadores, y balienle DE doble angulo galvanizado con sello inferior. Incluys aparalo de cadena) X

010-040 Rollup curtin 16 x 14’ (suministro e instalacion de cortina enrollable para un daro de 4 60 x 4 20 m fabricada en lamina Upo pintro cal. 22 guias estructurales sistema do balanceo oculto en tambor de lamina galvanizada. Incluye mihtla y operación manual X

010-041 Seccional door 60’ x 33’ (Suministro e instalacion de puerta secoonable Insulada de 3” para un daro de 18.29 x 10.00 m MARCA CLOPAY (abricada en lamina galvanizada tipo pintro, ra sistema de balanceo oculto por tambor de lamina galvanizado, guras con silenciadores balienle de doble angulo galvanizado con sello infenor. Incluye, aparato da cadene.) X

08-100 Giass Curta nWall (Muro de fachada principal de cristal a base de bastidores de aluminio de 100 mm con cristazul de 25.40 mm a base de fijos y puertas de cristal, Incluye materiales, mano de obra, herramienta y equ-po.) X

08-101 Exterior Windows (Cancelería de aluminio en exterior a base de aluminio de 3 “ y cristal aruj reflectivo 6mm de espesor incluye. materiales, mano de obra herramienta y equipo ) X

11

09 125 DIVISION 11; FINISHES Paint exterior on Walls concrete (Apllcacion de resanes y pintura vini: ca Sherwin Williams en exterior de muros tllt-up. Incluye: sellador, resane de nuros, materiales, mano de obra, herramienta y equipo.) X

09-130 Paint interior on Walls concrete (Aplicación de resanes y pintura vinlica Sherwin Williams en interior de muros tit-up. Incluye. sellector, resane de nuros, materiales, mano de obra, herramienta y equipo.) X

09-135 09-140

15 15-050 Urethane Seaitng Floors Grind Polished Concrele Floors DIVISION 15; LOADING DOCK EQUIPMENT Dock Leveler (Rampa niveladora mecánica Blue Giant de 6” x 8’ con capacidad de 30 000 Ibs Incluye juego de bumpers laminados B411 Incluye: materiales, mano de obra herramienta ) X

11-004 Sello de anden marca SUPER SEAL Modelo 201.9’0” x 10’0” Vinyl 22 oz flaps @ 4” De vinyl di 22 oz. DIVISION 16: ELECTRICAL BUILDING GR0UNDING LIGHTING SYSTEM EXTERIOR. INDEPENDENT CIRCUITS (50Lx ANDENES) / (20LX ARCAS EXTERIORES) X

16 16-0263 16-0263 X X X

16-0265 ELECTRICAL INCOMING INFRAESTRUCTURE UNE 16-0267 TELEPHONE SYSTEM (EMPTY CONDUITS AND OUTLETS) X 16-0271 PANEL BOARDS FOR EXTERIOR LIGTHING X 16-4273 ELECTRICAL IDENTIFICATION X 16-0275 4,000 KVA POWER SUBSTATION (INC. (L)-7S0kVA TRANSFORMER FOR REDUNDANCY & X SWnCHGEAR) 16-0275 PANEL BOARDS FOR INTERIOR LIGHTING AND DISTRIBUTION X 164275 SECONDARY PANELS FOR PRODUCTION X 16-0275 WAREHOUSE RECEPTACLES X 16-0275 IT TOOM GROUNDING X 16-4275 INTERIOR LIGHTING T5’5 500 LUXES AVERAGE. X 164275 EMERGENCY LIGHTING X 164275 REFLECTORES X 16-0275 POWER LIGHTING FOR OFFICES X 164275 POWER FEEDERS ANO RECEPTACLES FOR OFFICES X 16-0275 BUSWAYS X 16-0275 LIGHTNING ARRESTER SYSTEM X 16-4275 EXTERIOR TENANT SIGNAGE POWER FEED X 164275 CIVIL WORKS BY CFE X 16-4275 UNDERTAKING BUSINESS WITH CFE X 17 DIVISION 17: MECHANICAL 17-100 Sum. Y coloc. De salida sanitaria y conexión a drenaje existente a base de tubería pvc sanitario X en diferentes medidas 17-105 Sum. Y coloc. De salida y conexión a linea hidraulica para nave a base de tubo pvc hidraulico X en diferentes medidas 17-110 Sum. Y coloc. De salida y conexión a sistema contra incendio a base de tubo c-900 .piezas X especiales 17-115 Sum. Y coloc. De salida para gas y conexión a red existente a base de tubo polietileno alta X densidad de 2” 17-115 FIRE WATER TANK AND PUMPS PER FM CODE X 17-115 FIRE SUPPRESSION SYSTEM THROUGH ESFR FOR MANUFACTURING/WAREHOUSE * K=8 TYPE X SPRINKLERS ON OFFICES AND SERVICES AREA5. 17-115 ALARM SYSTEM X 17-115 BUILDING AIR CONDITIONING AND HEATING X 17-115 OFFICES AIR CONDITIONING X 17-115 COMPRESSED AIR SYSTEM PIPING. 2” DIAM. CARBON-STEEL PIPE X 16 OFFICES AND SERVICES AREAS CONSTRUCTION 18-200 OFFICE AREA CONSTRUCTiON (2x750m2) X 18-200 KITCHEN & CAFETERIA AREA CONSTRUCTION (2x750m2) X 18-200 RESTROOMS AND SERVICES AREA CONSTRUCTION |2x300m2) X 18-200 TRAINING, DEADFILE AND AUDITORIUM AREAS (2xl00m2) X 18-200 SHIPPING AND RECEIVING AREAS (2x375m2) X 16-200 COMPRESSORS AND MECHANICAL ROOM (350m2) X 18-200 SUBSTATION ROOM (350m2) X 18-200 SUPPORT ROOMS (400m2) 18-200 BATTERY ROOMS (150m2) 16-200 HAZARDOUS MATERIALS STORAGE (60m2) X 19 SPECIAL CONSTRUCTION 19-100 ASHFORO FORMULA SEALER X 19-100 CCTV ALLOWANCE X 19-100 PAGING SYSTEM ALLOWANCE X 19-100 RECREATIONAL AREAS ALLOWANCE (1/2 soccer field) X 19-100 FLAGPOLES, BIKE RACKS AND COMPANY SIGN ALLOWANCE X 19-100 CFE POWER RIGTHS PAYMENT ALLOWANCE X 19-100 CFE DEDICATED INFRASTRUCTURE ALLOWANCE X 19 PROJECT MANAGER 20-100 PROJECT MANAGER X X

Applicable for Shell 120,000 m*

Applicable Land for Blade Storage 130,000m1

Total Land 250,000 mf

Total Gross Leaseble Area 660,366 ft2

Summary Investment by Bucket

Investment up to

Bucket % US$/ft*

Shell Investment up to 50.6% $34.00

Leasehold Tl’s up to 22.3% $15.00

total Shell & Leasehold 72.9% $49.00

Soft Cost 4.5% 3.00

ASTI’s up to 6.0% $4.00

Total Shell, Leasehold, Soft & ASTI 83.3% $56.00

BLADE STORAGE (130,000 m2)

Land Blade Storage 13.7% $9.21

infrastructure 3.0% $2.00

Total Blade Storage 16.7% $11.21

Net investment (including Blade Storage) 100.0% $67.21

Anexo / Annex “3” Modelo de Anexo de Arrendamiento / Model of Lease Schedule

Anexo de Arrendamiento No. [_]

De fecha [_]

El presente es un Anexo de Arrendamiento suscrito de conformidad con el Contrato de Arrendamiento Maestro Sujeto a Condición de fecha [_] (el “Contrato de Arrendamiento”) celebrado entre Vesta Baja California, S. de R.L. de C.V. (la “Arrendadora”), y TPI-Composites, S. de R.L. de C.V. (la “Arrendataria”).

De acuerdo con lo requerido por el Contrato de Arrendamiento, las partes de este Anexo de Arrendamiento lo suscriben de conformidad con las siguientes disposiciones:

1. Términos Definidos. Los términos con mayúscula que aparecen en este Anexo de Arrendamiento, se usan con los significados que se les atribuye a dichos términos en el Contrato de Arrendamiento, excepto que se definan de otra manera en este Anexo de Arrendamiento.

2. Descripción del Edificio. El Edificio objeto de este Anexo de Arrendamiento No. [_] tendrá un área total rentable de [_] m2 y se construirá de conformidad

con las Especificaciones que conforman el Anexo “2” del Contrato de Arrendamiento.

3. Vigencia de este Anexo. La vigencia de este Anexo de Arrendamiento es de 10 (diez) años, a partir de la Fecha de Ocupación Substancial (la “Fecha de Inicio del Arrendamiento”).

4. Predio Asignado al Edificio Industrial. La ubicación

del Edificio dentro del Terreno se detalla en el

Anexo “1”.

5. Fechas de Entrega. Sujeto a las disposiciones del Contrato de Arrendamiento, la Ocupación Benéfica ocurrirá, en o antes del día [_] Y el Edificio [_] será entregado en estado de Ocupación Sustancial en o antes del día [J.

En términos de lo previsto en el Inciso 2.03 del Contrato de Arrendamiento, el Edificio [J y la correspondiente Lista de Pendientes deberán concluirse en o antes de la fecha que sea 30 (treinta) días naturales posteriores a la Fecha de Ocupación Substancial.

Lease Schedule No. [_], Dated [_]

This is a Lease Schedule executed pursuant to the Master Lease Agreement Subject to Condition, dated [_] (the “Lease Agreement”). by and between Vesta Baja California, S. de R.L de CV. (the “Landlord”). and TPI-Composites, S. de R.L. de C.V. (the “Tenant”).

As required by the Lease Agreement, the parties hereto enter into this Lease Schedule in accordance with the following provisions:

1. Defined Terms. Capitalized terms herein are used with the meanings assigned to such terms under the Lease Agreement, except as otherwise defined herein.

2. Description of Building. The Building matter of this Schedule No. [_], will have a total leasable area of

[ ] m2, will be built in accordance with the

Specifications attached as Annex “2” of the Lease Agreement.

3. Term of this Schedule. The term of this Lease Schedule is 10 (ten) calendar years, starting on the Date of Substantial Occupancy (the “Lease Commencement Date”).

4. Land assigned to the Industrial Facility. The

location of the Building within the Land is showed

in Annex “1”.

5. Delivery Dates: Subject to the provisions of the Lease Agreement, the Beneficial Occupancy shall be delivered on or before [_], and tne Building [_] shall be delivered in state of Substantial Occupancy on or before [_].

In terms of that set forth in Section 2.03 of the Lease Agreement, the Building [_] and the corresponding Punch List, shall be finished on or before the date that is 30 (thirty) calendar days following the Date of Substantial Occupancy.

En caso de retraso en la Fecha de Ocupación Substancial del Edificio [_] Por causas imputables al Arrendador, será aplicable la pena convencional descrita en el Inciso 2.05 del Contrato de Arrendamiento.

6. Renta. La renta mensual pagadera por el

Arrendatario al Arrendador por el Edificio [_]

conforme a lo previsto en la Cláusula V del Contrato de Arrendamiento es la cantidad de EUA $[_] más los impuestos aplicables, lo que equivale a una renta de

EUAS[ ] por metro cuadrado por mes. El costo de

construcción del Edificio y el cálculo de la renta se

acompañan como Anexo “2”.

Dicha renta se incrementará en cada aniversario de la Fecha de Inicio del Arrendamiento aquí establecida, de acuerdo con lo dispuesto en la Cláusula V del Contrato de Arrendamiento.

[En caso del Anexo de Arrendamiento No. 1, agregar el incremento de renta en caso de no celebrarse el Anexo de Arrendamiento No. 2 en la fecha estabiecida en el Contrato de Arrendamiento, será igual a la cantidad descrita en el Anexo “3”. ]

7. Depósito en Garantía. La Arrendataria se compromete a entregar a la Arrendadora, dentro de los [_] días hábiles siguientes a la fecha de este Anexo de Arrendamiento, en concepto de Depósito en Garantía, la cantidad de EUA $[_] dólares, equivalente a 1 (un) mes de renta vigente a la fecha de este Anexo de Arrendamiento, cantidad que se entrega con el objeto de garantizar sus obligaciones de acuerdo con lo dispuesto en la Cláusula VI del Contrato de Arrendamiento.

8. Garantía de Arrendamiento. Como Anexo “4” de este Anexo de Arrendamiento se acompaña la correspondiente Garantía de Arrendamiento emitida por el Fiador en términos de lo previsto en el Contrato de Arrendamiento, como garantía de las obligaciones del Arrendatario conforme al Contrato de Arrendamiento y a este Anexo de Arrendamiento.

9. Garantía Adicional. Como Anexo “5” de este Anexo de Arrendamiento se acompaña la Garantía Adicional correspondiente a este Anexo de Arrendamiento emitida por [ ] en términos de lo previsto en el

Inciso 11.01 del Contrato de Arrendamiento, como garantía adicional de las obligaciones del Arrendatario conforme al Contrato de Arrendamiento

In case of delay in the Date of Substantial Completion

of the Building [_] by reasons attributable to

Landlord, the conventional penalty described in Section 2.05 of the Lease Agreement shall be applicable.

6. Rent. The monthly rent payable by the Tenant to

the Landlord for the Building [ ] pursuant to that set

forth in Clause V of the Lease Agreement, shall be the total amount of $[_], plus applicable taxes, which is equivalent to a rent of US$[ ] per square meter per

month. The construction costs of Building and the

rental calculation is attached hereto as Annex “2”.

Said rent will be increased each anniversary of the Lease Commencement Date set forth herein, in accordance with that set forth in Clause V of the Lease Agreement.

[In the case of the Lease Schedule No. 1, add the increase in the rent, should the Lease Schedule No. 2 is not executed in the date set forth in the Lease Agreement, shall be equivalent to the amount described in Annex “3”.l

7. Security Deposit. Tenant agrees to deliver to Landlord, within the [_] business days following the date of this Lease Schedule, as a Security Deposit, the amount of US$[_], equivalent to 1 (one) month of rent in effect as of the date hereof, to guarantee its obligations according to that provided in Clause VI of the Lease Agreement.

8. Lease Guarantee. As Annex “4” hereto. is the corresponding Lease Guaranty issued by the Guarantor in terms of that set forth in the Lease Agreement, as guarantee of the obligations of the Tenant under the Lease Agreement and this lease Schedule.

9. Additional Collateral. As Annex “5” hereto. is the Additional Collateral corresponding to this Lease

Schedule issued by [_], in terms of that set forth in

Section 11.01 of the Lease Agreement, as additional guarantee of the obligations of the Tenant under the Lease Agreement and this lease Schedule.

TPI
Juárez

y a este Anexo de Arrendamiento.

10. Manual de Mantenimiento. En términos de lo previsto por el Contrato de Arrendamiento como Anexo "6" de este Anexo de Arrendamiento, se acompaña el Manual de Mantenimiento relativo al Edificio [__].

11. Propiedad del Arrendatario. Como Anexo "7" de este instrumento, se encuentra una lista de los bienes propiedad del Arrendatario que serán introducidos al Edificio __, y que en todo momento permanecerán como propiedad del Arrendatario.

EN TESTIMONIO DE LO ANTERIOR, las partes, después de haber leído y entendido el contenido de este Anexo de Arrendamiento No. [_], lo firman a través de sus respectivos representantes debidamente autorizados para ello en la fecha que se menciona en los espacios de firma de este Anexo de Arrendamiento y el mismo pasa a formar parte integrante del Contrato de Arrendamiento.

10. Maintenance Manual. In terms of that set forth in the Lease Agreement, attached hereto as Annex "6" of this Lease Schedule is the Maintenance Manual corresponding to the Building [__].

11. Tenant's Property. As Annex "7" hereto is a list of the goods owned by the Tenant that will be introduced to the Building __, which shall at all times remain property of the Tenant.

IN WITNESS WHEREOF, the parties, after having read and understood the contents of this Lease Schedule No. [_], executed it through their respective and duly authorized representatives on the date written in the signatures block herein and the same becomes an integral part of the Lease Agreement.

Firmas/ Signatures

79

VESTA
Industrial Real Estate Fund
Legal Department

Anexo / Annex “4” Modelo de Determinación de Rentas / Rent Determination Model

Ver página anexa / See page attached

Applicable for Shell 120,000 m3

Applicable Land for Blade Storage 130,000 m3

Total Land 250,000m2

Total Gross Leaseable Area 660,366 ft3

Summary Investment by Bucket

Investment up to Applicable Rent

Bucket % US$/ft2 R.0.C US$/ ft2/Yr.

Shell Investment up to 50.6%$ 34.00 9.5996%$ 3 26

Leasehold Ti’s up to 22 3%$ 15.00 10.5503%$ 158

Total Shell & Leasehold 72.9%$ 49.00 9.8906%$ 4.85

Soft Cost 4 5%$ 3.00 15 1943%$ 046

ASTI’s up to 6.0%$ 4.00 15 1943%$ 0.61

Total Shell, Leasehold, Soft & ASTI 83.3%$ 56 .00 10.5536%$ 5.91

BLADE STORAGE (130,000 m3)

Land Blade Storage 13 7%$ 9.21 9 5234%$ 0.88

Infrastructure 3.0%$ 2.00 11 1248%$ 0.22

Total Blade Storage 16.7%$ 11.21 9.8090%$ 1.10

Net Investment (Including Blade Storage) 100.0% $ 67.21 10.4294% $ 7.01

Note ADDITIONAL RENT CALCULATION MECHANISM

En caso de que la Inversion en el Bucket denominado “Shell Investment” sea de más de US$34.00/sf pero sin exceder de US$44.00/psf entonces la renta mensual del Edificio de que se trate se incrementará en US$2,335.00 (Dos mil trescientos treinta y cinco 00/100) dolares por cada dolar invertido por el Arrendador en exceso de los US$34.00 dólares del Bucket denominado “Shell Investment”

In the case that the Bucket named Shell lnvestment“exceeds of US$34.00/sf but without exceeding US$44.00/sf then the monthly rental price will be increased in US$2,335.00 (Two thousand three hundred and thirty five dollars 00/100)

per each dollar invested by the Landlord In excees of the U5$34.00/psf of the Bucker named “Shell Investment”.

Anexo / Annex “5” Modelo de Garantía de Arrendamiento / Model of Lease Guaranty

LEASE GUARANTY

This Guaranty of Lease is made and entered into on this [ ], day of [ ] of 2015, by TPI Composites Inc,

(the “Guarantor”), in favor of Vesta Baja California, S. de R.L. de C.V. (the “Landlord”). Guarantor covenants and agrees follows:

RECITALS

(A) On October [_]th, 2015 TPI- Composites, S. de R.L. de C.V. as tenant (the “Tenant”) and the Landlord, entered into a certain Master Lease Agreement Subject to Condition, regarding the lease of 2 industrial buildings to be built one after the other by the Landlord within a lot of land of approximately 250,000 m2 (two hundred fifty thousand square meters), located at Av, Las Torres y Libramiento Aeropuerto, Ciudad Juárez, Chihuahua (the “Master Lease”), for them to be used by the Tenant.

(B) On the date hereof the Tenant and the Landlord had executed the Lease Schedule No. [ ], with respect to the Building [ ] having a total leasable area of [ ], to be built within the Land (the

“Lease Schedule No. [ ]”. hereinafter the Master Lease when referred along with the Lease Schedule No. [ ], shall be referred to as the “Lease”):

(C) The Guarantor, as ultimate parent of the Tenant, has agreed to guarantee in the manner hereinafter set forth the due and timely payment by the Tenant of its obligations under the Lease Agreement.

(D) In order to comply with the terms of the Master Lease, the Guarantor hereby executes and delivers this Lease Guaranty for the benefit of the Landlord; and

(D) Defined terms used in the Master Lease are used herein as therein defined, unless otherwise expressly defined herein

Now therefore, the Guarantor hereby expressly agrees as follows:

AGREEMENT

1. Guaranty. For valuable consideration, Guarantor absolutely and unconditionally guarantees to and for the benefit of Landlord, the full, timely and complete payment, observance and performance by Tenant of all of the terms, covenants and conditions to be performed by Tenant in connection with or arising out of the Lease (collectively, the “Guaranteed Obligations”), including but not limited to any such obligations arising out of any extension of the term of the Lease regardless of whether such Guaranteed Obligations may, from time to time, be greater than the obligations of Tenant.

1.1 The Guaranteed Obligations include, without limitation, (i) all of Tenant’s obligations to pay “Rent” (as described in the Lease), insurance, and reimbursement of expenses such as property tax and all of Tenant’s indemnification obligations under the Lease (including but not limited to all obligations arising with respect to “Contamination Conditions” and “Hazardous Materials” as defined in the Lease), and (ii) penalties on any monetary obligations until paid in full on the terms and conditions set forth in the Lease.

1.2 The Guaranteed Obligations do not include any obligations of Tenant which are finally determined by the courts to be excused or limited as a material breach of any material obligation of

Landlord under the Lease, but payment and/or performance of the Guaranteed Obligations by Guarantor shall not be delayed, forgiven or offset pending any such determination. This Guaranty constitutes an absolute, direct, immediate and unconditional guarantee of timely payment, observance and performance, and not merely of collectability, and includes, without limitation, all primary, secondary, direct, indirect, fixed and contingent obligations of Tenant in connection with the Lease, as such may be modified, amended, extended or renewed from time to time.

1.3 If Tenant defaults in the payment, performance or observance of any of the terms, covenants, or conditions in the Lease (after any applicable cure period set forth in the Lease), Guarantor will immediately pay, perform and observe the same, as the case may be, in the place and stead of Tenant. Guarantor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

2. Independent and Continuine Obligations. The obligations of Guarantor under this Guaranty are independent obligations of Tenant or of any other guarantor. The obligations of Guarantor under this Guaranty are continuing and irrevocable until all of the Guaranteed Obligations have been fully satisfied.

2.1 If at any time all or any part of any payment received by Landlord from Tenant, Guarantor or any other person under or with respect to the Lease or this Guaranty has been refunded or rescinded pursuant to any court order (including without limitation any court order arising out of the insolvency, bankruptcy or reorganization of Tenant, Guarantor or any other guarantor), then Guarantor’s obligations under this Guaranty shall, to the extent of the payment refunded or rescinded, be deemed to have continued in existence, as though such previous payment to Landlord had never occurred.

3. Amendment or Assienment. This Guaranty shall not be affected or limited in any manner by (a) any assignment of, or any modification or amendment (by agreement, course of conduct, or otherwise) to, all or any portion of any agreement, instrument and/or document with respect to, or that evidences the Guaranteed Obligations, or (b) the renewal, extension and/or modification, at any time, of the Lease or any of the Guaranteed Obligations.

3.1 By this Guaranty, Guarantor guarantees Tenant’s performance of the Guaranteed Obligations as so amended, assigned, renewed, extended or modified, whether or not such amendment, assignment, renewal, extension or modification is with the consent of, or notice to Guarantor. Without limiting the foregoing or affecting in any manner the enforceability of this Guaranty, Landlord may assign its rights under the Lease to a successor in interest to all or a portion of the Building, or the Land, or to a lender encumbering such Building [_] or the Land, and in such case this Guaranty shall also be deemed as assigned in favor to any such lender or successor in interest, without the need any further action, notice, protest or communication of any kind.

4. Remedies. If Tenant defaults with respect to any of the Guaranteed Obligations, Landlord may, at its election, proceed immediately against Guarantor (as if such default arose from the direct and primary obligation of Guarantor), any other guarantor or Tenant, or any combination of Tenant, Guarantor and any other guarantor.

4.1 If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights it may enforce against Tenant under the Guaranteed Obligations after such termination, then Landlord may, at its election, enforce such rights against Guarantor. An action or actions may be brought and prosecuted against Guarantor under this Guaranty, whether or not Tenant or any other guarantor is joined in such action(s) or a separate action or actions are brought against Tenant or any other guarantor.

4.2 Landlord may maintain successive actions for separate defaults. Unless and until the Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of (a) any such action or any number of successive actions, (b) the exercise by Landlord of any of Landlord’s rights or remedies (including, without limitation, eviction of Tenant, mitigation of damages as a result thereof, compromise or adjustment of the Guaranteed Obligations or any part thereon), (c) any release by Landlord of either of Tenant or any other guarantor, or (d) the satisfaction by Guarantor of any liability under this Guaranty incident to a particular default.

5. Waiver of Defenses. Guarantor waives and agrees not to assert or take advantage of:

(a) any right to require Landlord to proceed against Tenant or any other person or any security now or hereafter held by Landlord or to pursue any other remedy whatsoever, including, without limitation, any such right, defense, or any other right set forth in or arising out of Sections 2809, 2810, 2819, 2820, 2822, 2825, 2845, 2850 or 2855 of the California Civil Code, Sections 3603, 9207 or 9504 of the California Commercial Code; and articles 2710, 2712, 2713, 2714, 2716, 2717, 2718, 2719, 2740 and 2742 of the civil code for the State of Chihuahua.

(b) notice of acceptance of this Guaranty;

(c) any defense based upon any legal disability of Tenant or any guarantor, or any discharge or limitation of the liability of Tenant or any guarantor to Landlord, or any restraint or stay applicable to actions against Tenant or any other guarantor, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, including, without limitation, any defense to the payment of rent under the Lease, attorneys’ fees and costs and other charges that would otherwise accrue or become payable in respect of the Guaranteed Obligations after the commencement of any such proceeding, it being the intent of the parties that the Guaranteed Obligations shall be determined without regard to any rule of law or order that may relieve Tenant of any portion of such obligations;

(d) setoffs, counterclaims, presentment, demand, protest or notice of any kind and any defense to performance under this Guaranty with the exception of the defenses of (i) prior payment or performance by Tenant or (ii) that there is no obligation on the part of Tenant with respect to the matter claimed to be in default;

(e) right to trial by jury and any action or proceeding of any kind arising under or relating to this Guaranty with any interpretation, breach or enforcement hereof;

(f) any defense based upon the modification, renewal, extension or other alteration of the Guaranteed Obligations, or of the documents executed in connection therewith;

(g) any defense based upon the negligence of Landlord (unless such defense is available to Tenant), including, without limitation, the failure to record an interest under a lease, sublease, or deed of trust, the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of the Tenant or any guarantor;

(h) all rights of subrogation, reimbursement, indemnity, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the Guaranteed Obligations, including, without limitation, any such right or any other right set forth in Sections 2848 or 2849 of the California Civil Code, until the Guaranteed Obligations have been performed in full, and any defense based upon the impairment of any subrogation, reimbursement or indemnity rights that Guarantor might have.

(i) any defense based upon the death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity or persons or entities, or the substitution of any party hereto; and

(j) any defense based upon or related to Guarantor’s lack of knowledge as to Tenant’s financial condition.

6. Tenant’s Financial Condition. Guarantor is relying upon its own knowledge and is fully informed with respect to Tenant’s financial condition. Guarantor assumes full responsibility for keeping itself fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform the Guaranteed Obligations, and agrees that Landlord will have no duty to report to Guarantor any information which Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform all or any portion of the Guaranteed Obligations.

7. Default. Each of the following shall constitute a default of Guarantor under this Guaranty:

(a) the failure of Guarantor to perform any of its obligations under this Guaranty;

(b) the commencement of any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceeding under any federal or state law by or relating to Tenant or Guarantor, whether now existing or hereafter enacted; or

(c) the occurrence of a default by Tenant continuing beyond any applicable grace or cure period under the Lease or the failure of any representation or warranty contained herein or in the Lease to be accurate and complete.

Upon an occurrence of a default under this Guaranty as specified above, Landlord may, at its option, without notice or demand upon Guarantor or Tenant, declare the Guaranteed Obligations (or such portion thereof as may be designated by Landlord) immediately due and payable by Guarantor to Landlord.

S. Costs and Expenses. Guarantor hereby agrees to pay, upon demand, Landlord’s reasonable out-of-pocket costs and expenses, including but not limited to legal fees and disbursements, and expert witness fees and disbursements, incurred in any effort to collect or enforce this Guaranty, whether or not any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Guarantor. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the rate set forth in the Lease for past due obligations. The obligations of Guarantor under this Section shall include payment of Landlord’s costs and expenses of enforcing any judgment, which obligations shall be severable from the remaining provisions of this Guaranty and shall survive the entry of judgment.

9. Representations and Warranties. Guarantor makes the following representations and warranties, which shall be deemed to be continuing representations and warranties until payment and performance in full of the Guaranteed Obligations:

(a) Guarantor has all the requisite power and authority to execute, deliver and be legally bound by this Guaranty on the terms and conditions herein stated;

(b) This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms;

(c) No consent of any other person not heretofore obtained and no consent, approval or authorization of any person or entity is required in connection with the valid execution, delivery or performance by Guarantor of this Guaranty; and

(d) Guarantor is not insolvent, and will not be rendered insolvent by the incurring of its obligations hereunder.

10. Bankruptcy. So long as any Guaranteed Obligations shall be owing to Landlord, Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person or entity in commencing, any bankruptcy, reorganization, or insolvency proceeding against Tenant. The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Tenant, or by any defense Tenant may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding.

11. Miscellaneous

1.1. Further Assurances. Each party to this Guaranty shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Guaranty.

1.2. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California.

1.3. Arbitration. Any dispute, controversy or claim arising out of or relating to this Guaranty, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS International Arbitration Rules (“Rules”) and the procedures set forth below. The tribunal will consist of a single arbitrator. The place of arbitration will be San Diego, CA. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

1.3.1. Any Party may at any time give notice of intent to arbitrate by providing notice addressed to the other party in accordance with the Notice provisions in this Guaranty.

1.3.2. Within fifteen (15) days after a Notice has been served, the Parties shall select one (1) arbitrator in accordance with the Rules.

1.3.3. Unless the parties mutually agree in writing to some specific pre-hearing discovery, there shall be no pre-hearing discovery other than (a) reasonable, limited production of relevant documents, (b) the identification of witnesses to be called at the hearing, and (c) subpoena of witnesses and documents for presentation at the hearing. The arbitrator shall decide any disputes and shall control the process concerning these pre-hearing discovery matters.

1.3.4. Within fifteen (15) days following the appointment of the arbitrator, each party shall deliver to the arbitrator and to the other party a written brief setting forth its view of the facts and law, its position on the dispute, and the requested decision to be made by the arbitrator. The brief shall also identify generally the written evidence and the witnesses that the Party expects to present at the arbitration hearing, the description of documents the party wants to be produced for inspection and the names or titles of witnesses. The arbitration hearing shall commence as soon as feasible, and in all cases within forty five (45) days following the appointment of the arbitrator.

1.3.5. The Arbitrator may grant any legal or equitable remedy or relief that the arbitrator deems just and equitable and may make such interlocutory orders and prescribe such interim measures to apply as he deems appropriate, pending a final resolution by award of outstanding questions or issues.

1.3.6. The expenses of the arbitration, including the arbitrator’s fees, expert witness fees, and attorneys’ fees may be awarded to the prevailing party in the discretion of the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a disproportionate share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. Should any party refuse to pay its portion of such expenses, the other party may do so, and the costs so incurred must be addressed in the arbitral award to be issued by the arbitrator.

1.3.7. The Parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrator, Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, the parties’ attorneys, lenders, insurers, authorities and others who may be directly affected. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable as against the nonperforming Party.

1.3.8. The decisions or awards of the Arbitrator shall be final and binding upon the Parties affected thereby and each of the Parties hereby irrevocably and expressly covenants to comply promptly and in good faith with any and all such decisions or awards. Judgment upon the award rendered by the arbitrator may be enforced in any court having jurisdiction thereof or in any jurisdiction where Guarantor has assets.

1.3.9. The parties agree that the arbitral award, if not satisfied within five (5) days of the date of the award may converted into a judgment in the United States, Mexico or any other jurisdiction at the election of the prevailing party in order to enforce it.

1.3.10. The Parties hereby waive to any objection they might have to the entry of a foreign arbitral award.

1.3.11. In the event that the arbitration results in an award against Guarantor, Guarantor shall satisfy the award within five (5) days of the date of the award and in the event that Guarantor fails to do so Guarantor hereby stipulates that Guarantor agrees that the award may be converted to, and entered as a judgment in any and all jurisdictions in which the Guarantor is doing business on an ex parte basis by providing Guarantor forty eight (48) hour advance notice.

1.3.12. The Parties hereby agree that all the transactions contemplated by this Agreement shall be deemed to constitute commercial activities. To the extent that any one or more of the Parties may in its jurisdiction claim for itself or any of its agencies, instrumentalities, properties or assets, immunity, whether characterized as sovereign or otherwise, or other statutory defenses, from suit, execution, set-off, attachment (whether in aid of execution, before judgment or otherwise) or other legal process including, without limitation, immunity from service of process or from jurisdiction of the arbitration, or of Its assets, such immunity (whether or not claimed), such claims or defenses are hereby expressly and irrevocably waived.

1.4. Attorney’s Fees. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (collectively, “Proceeding”) relating to the enforcement or interpretation of this Guaranty may recover from the unsuccessful party all reasonable costs, expenses and reasonable attorneys’ fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) any such Proceeding (whether or not the Proceeding proceeds to judgment or award), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect on any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses and actual attorneys’ fees.

1.5. Modification. This Guaranty may be modified only in the case that written consent by Landlord is obtained.

1.6. Integration. This Guaranty contains the entire agreement between the parties to this Guaranty with respect to the subject matter of this Guaranty, is intended as a final expression of such parties’ agreement with respect to the subject matter of this Guaranty, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter which precede or accompany the execution of this Guaranty.

1.7. No Extrinsic Evidence. No course of conduct between the parties, no custom or practice in the industry, and no parol or extrinsic evidence of any kind or nature shall be used in the interpretation of this Guaranty nor used to alter, supplement or modify any of the terms of this Guaranty. There are no conditions to the effectiveness or enforceability of this Guaranty or any provision hereof except (if any) as may be specifically set forth in this Guaranty.

1.8. Partial Invalidity. Each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Guaranty or the application of such provision to any person or circumstance is or becomes, to any extent, invalid or unenforceable, the reminder of this Guaranty, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Guaranty.

1.9. Successors-in-Interest and Assigns. This Guaranty is binding on and inures to the benefit of the successors-in-interest and assigns of Landlord and Guarantor. Nothing in this paragraph creates any rights enforceable by any person or entity other than Landlord and Guarantor and their successors-in-interest and assigns.

1.10. Notices. Each notice and other communication required or permitted to be given under this Agreement (“Notice”) must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, or (b) the next business day after the Notice has been deposited with a reputable overnight international delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

If to Landlord: Paseo de los Tamarindos 90, Torre II, Piso 28,

Col. Bosques de las Lomas, México, D.F. CP 05120 Attn: Legal Representative

If to Guarantor:

u

Attn: Mr. [_]

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices that are given in accordance with this paragraph. A party may change its address for purposes of this paragraph by giving the other party written notice of a new address in the manner set forth above.

1.11. Waiver of Default. Any waiver of a default under this Guaranty must be in writing and is not a waiver of any other default concerning the same or any other provision of this Guaranty. No delay or omission in the exercise of any right or remedy may impair such right or remedy or be construed as a waiver. A consent to or approval of any act does not waive or render unnecessary consent to, or approval of any other or subsequent act.

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written.

GUARANTOR TPI Composites, Inc.

By:[_] Title: [_]

INCUMBENCY CERTIFICATE

The undersigned, , of TPI Composites, Inc (the “Company”),

certifies that the representative who signed above is duly authorized and empowered to bind the Company and to execute this Lease Guaranty dated as of [_], 201[ ], which the Company is issuing in favor of Vesta

Baja California, S. de R.L. de C.V., and that the signature above the name of such representative, is the signature legally used by him/her when signing binding documents on behalf of the Company.

Executed in [__], this [_] day of [_] of 201[_].

Name: Title:

Anexo / Annex “6”

Métricas Financieras del Arrendatario v/o Fiador / Financial Metrics of the Tenant and/or the Guarantor

En términos de lo establecido en el Inciso 11.01 del Contrato de Arrendamiento, con el fin de que el Arrendador dé su consentimiento para la cancelación de la Garantía Adicional conforme a lo previsto en dicho Inciso, las dos condiciones que a continuación se enumeran deberán ser cumplidas, por el Fiador durante al menos 2 (dos) años calendario consecutivos y calculadas utilizando estados financieros auditados.

1. Altman Z-score mayor a 2.9

Z- Score: 1.200*X1 + 1.400*X2 + 3.300*X3 + 0.600*X4 + 0.999*X5

Dónde:

X1:(Activos Actuales—Pasivos Actuales)

X2: Utilidades Retenidas / Activos Totales

X3: Utilidades antes de Intereses e Impuestos / Activos Totales

X4: Capital Social / Pasivos Totales

X5: Ventas / Activos Totales

2. Proporción de Cobertura mayor a 3.0

Proporción de Cobertura: Ebitda Ajustado / (Intereses+ dividendos preferentes)

Dónde:

Ebitda Ajustado: Utilidades o pérdidas más gastos de intereses (neto de ingreso por intereses), impuesto sobre la renta, depreciación y amortización, gasto por compensación en acciones, más o menos cualquier ganancia o pérdida cambiaria, más el producto del inventario mantenido para clientes por 5%.

*** En todo caso la determinación de cumplimiento con las condiciones antes descritas deberá hacerse con base en estados financieros anuales auditados.

— Fin de Texto—

In terms of that set forth in Section 11.01 of the Lease Agreement, in order for the Landlord to consent to the cancellation of the Additional Collateral pursuant to that set forth in said Sections, the two conditions described below must be meet by the Guarantor during at least 2 (two) consecutive calendar years and using audited financial statements.

1. Altman Z-score greater than 2.9

Z-Score: 1.200*X1 + 1.400*X2 + 3.300*X3 + 0.600*X4 + 0.999*X5

Where:

X1: (Current Assets—Current Liabilities)

X2: Retained Earnings / Total Assets

X3: Earnings Before Interest and Taxes / Total Assets

X4 Capital Stock / Total Liabilities

X5: Sales / Total Assets

2. Coverage Ratio hieher than 3,0

Coverage Ratio: Adjusted Ebitda / (Interest + preferred dividends)

Where:

Adjusted Ebitda: Net income or loss plus interest expense (net of interest income), income taxes, depreciation and amortization, share-based compensation expense, plus or minus any currency gains or losses, plus the product of inventory held for customers times five percent.

***In all cases the determination of compliance with the above mentioned conditions, must be made based on annual audited financial statements.

—End of Text—

Anexo de Arrendamiento No. 1

De fecha 26 de enero de 2016

El presente es un Anexo de Arrendamiento suscrito de conformidad con el Contrato de Arrendamiento Maestro Sujeto a Condición de fecha 20 de Noviembre de 2015 (el “Contrato de Arrendamiento”) celebrado entre Vesta Baja California, S. de R.L. de C.V. (la “Arrendadora”) y TPI-Composites, S. de R.L. de C.V. (la “Arrendataria”).

De acuerdo con lo requerido por el Contrato de Arrendamiento, las partes de este Anexo de Arrendamiento No. 1 lo suscriben de conformidad con las siguientes disposiciones:

1. Términos Definidos y Correlación con el Contrato de Arrendamiento. Los términos con mayúscula que aparecen en este Anexo de Arrendamiento, se usan con los significados que se les atribuye a dichos términos en el Contrato de Arrendamiento, excepto que se definan de otra manera en este Anexo de Arrendamiento. Este Anexo de Arrendamiento No. 1 es parte de y está sujeto a los términos y condiciones del Contrato de Arrendamiento.

2. Descripción del Edificio. El Edificio objeto de este

Anexo de Arrendamiento No. 1 tendrá un área total rentable de 33,333.24 m2 (treinta y tres mil trescientos treinta y tres metros veinticuatro decímetros cuadrados) y se construirá de conformidad con las Especificaciones que adjuntan como Anexo “2” del Contrato de Arrendamiento y aquellas que se acompañan a este Anexo de Arrendamiento No. 1 como Anexo “1”.

El Arrendador garantiza que el costo de la infraestructura eléctrica descrito en el Anexo “1” de este instrumento no excederá de la cantidad de $5,172,642.41 (cinco millones ciento setenta y dos mil seiscientos cuarenta y dos Pesos 41/100 MN). En caso de que el costo exceda de dicha cantidad, cualquier monto adicional será la responsabilidad exclusiva del Arrendador.

3. Vigencia de este Anexo. La vigencia de este Anexo de Arrendamiento es de 10 (diez) años calendario forzosos, a partir del 1 de Octubre de 2016 (la “Fecha de Inicio del Arrendamiento”), sujeto a todas las extensiones aplicables conforme al Contrato de Arrendamiento.

Lease Schedule No. 1, Dated January 26th, 2016

This is a Lease Schedule executed pursuant to the Master Lease Agreement Subject to Condition, dated November 20th, 2015 (the “Lease Agreement”). by and between Vesta Baja California, S. de R.L. de C.V. (the “Landlord”) and TPI-Composites, S. de R.L. de CV. (the “Tenant”).

As required by the Lease Agreement, the parties hereto enter into this Lease Schedule No. 1 in accordance with the following provisions:

1. Defined Terms and Relationship to Lease Agreement. Capitalized terms herein are used with the meanings assigned to such terms under the Lease Agreement, except as otherwise defined herein. This Lease Schedule No. 1 is a part of and subject to the terms and conditions of the Lease Agreement.

2. Description of Building. The Building matter of this Schedule No. 1, will have a total leasable area of 33,333.24 m2 (thirty three thousand three hundred and thirty three square meters and twenty four square decimeters), will be built in accordance with the Specifications attached as Annex “2” of the Lease Agreement, and those attached to this Lease Schedule No. 1 as Annex “1”.

Landlord represents that the cost of the electrical infrastructure described in Annex “1” hereto shall not exceed the amount of $5,172,642.41 (five million one hundred seventy two thousand six hundred and forty two Pesos 41/100). Should the cost exceed said amount, any additional amount shall be the sole responsibility of the Landlord.

Term of this Schedule. The term of this Lease Schedule No. 1 is of 10 (ten) mandatory calendar years, starting on October 1st, 2016 (the “Lease Commencement Date”), subject to all applicable extensions set forth in the Lease Agreement.

4. Predio Asignado al Edificio Industrial. La ubicación del Edificio 1 dentro del Terreno se detalla en el Anexo "2".

4. Land assigned to the Industrial Facility. The location of the Building 1 within the Land is showed in Annex "2".

5. Fechas de Entrega. Sujeto a las disposiciones del Contrato de Arrendamiento, el Edificio 1 se entregará en las siguientes fechas:

a) Ocupación anticipada el 30 de junio de 2016, en esta fecha el Edificio 1 contará con pisos completados y cubierta de techo (sin oficinas) en la bahía central del Edificio 1. En esta fecha los trabajos del Arrendador continuarán teniendo preferencia sobre cualquier actividad del Arrendatario.

b) Ocupación Benéfica, según se define en el Contrato de Arrendamiento, ocurrirá, en o antes del día 31 de Agosto de 2016.

c) Ocupación Sustancial, según se define en el Contrato de Arrendamiento, en o antes del día 15 de Septiembre de 2016.

d) La Lista de Pendientes deberá concluirse en o antes del 30 de Octubre de 2016.

En caso de retraso en la Fecha de Ocupación Substancial del Edificio 1 por causas imputables al Arrendador, será aplicable la pena convencional descrita en el Inciso 2.05 del Contrato de Arrendamiento.

5. Delivery Dates: Subject to the provisions of the Lease Agreement, Building 1 shall be delivered as follows:

a) Early occupancy on June 30th, 2016, on this date the Building 1 shall only have floors and roof cover (without offices) in the central bay of the Building 1. On this date the Landlord construction activities shall continue to have preference over any activity of the Tenant in this area.

b) Beneficial Occupancy, as defined in the Lease Agreement, shall be delivered on or before August 31st, 2016.

c) Substantial Occupancy, as defined in the Lease Agreement, on or before September 15th, 2016.

d) The Pending Items should be concluded on or before October 30th, 2016.

In case of delay in the Date of Substantial Completion of the Building 1 by reasons attributable to Landlord, the conventional penalty described in Section 2.05 of the Lease Agreement shall be applicable.

6. Renta. A partir de la Fecha de Inicio del Arrendamiento, la renta mensual pagadera por el Arrendatario al Arrendador por el Edificio 1 conforme a lo previsto en la Cláusula V del Contrato de Arrendamiento es la cantidad de EUA$247,008.35 (doscientos cuarenta y siete mil ocho 35/100) dólares, moneda de curso legal de los Estados Unidos de América ("Dólares") más los impuestos aplicables, lo que equivale a una renta de EUA$7.41 (siete 41/100) Dólares por metro cuadrado del Edificio 1 por mes. El costo de construcción del Edificio 1 y el cálculo de la renta se acompañan como Anexo "3".

6. Rent. From the Lease Commencement Date, the monthly rent payable by the Tenant to the Landlord for the Building 1 pursuant to that set forth in Clause V of the Lease Agreement, shall be the total amount of US$247,008.35 (two hundred forty seven thousand and eight 35/100) dollars, legal currency of the United States of America ("Dollars"), plus applicable taxes, which is equivalent to a rent of US$7.41 (seven 41/100) Dollars, per square meter of Building 1 per month. The construction costs of Building 1 and the rental calculation is attached hereto as Annex "3".

Como parte del Acta de Entrega las partes convienen en incluir la confirmación del monto final de la renta aplicable al Edificio 1 conforme a este Anexo de Arrendamiento No. 1; en el entendido de que en caso de que el Arrendatario no obtuviera incentivos de

As part of the Delivery Minutes the parties agree to include a confirmation of the final rental price applicable to Building 1 pursuant to this Lease Schedule No. 1; provided that, in the case that the Tenant did not obtain incentives from the

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parte de las autoridades gubernamentales respecto del costo de las licencias de construcción aplicables para el Edificio 1 y del impuesto de traslado de dominio del Terreno, el monto del precio de renta establecido en el Anexo "3" de este instrumento, será incrementado en dicha medida. Una vez firmada el Acta de Entrega la misma pasará a formar parte integrante del presente Anexo de Arrendamiento No. 1 para todos los efectos legales conducentes.

governmental authorities to be applied to the cost of the construction licenses for Building 1 and to the transfer taxes of the Land, the applicable rental rate set forth in Annex "3" hereto, shall be increased accordingly. Once the Delivery Minutes have been executed the same shall become an integral part of this Lease Schedule No. 1, for all legal purposes whatsoever.

Dicha renta se incrementará en cada aniversario de la Fecha de Inicio del Arrendamiento aquí establecida, de acuerdo con lo dispuesto en la Cláusula V del Contrato de Arrendamiento.

Said rent will be increased each anniversary of the Lease Commencement Date set forth herein, in accordance with that set forth in Clause V of the Lease Agreement.

Una vez que el Arrendatario y el Arrendador suscriban el Anexo de Arrendamiento No. 2 se llevará a cabo una redistribución de todos los costos descritos en el Anexo "3" de este instrumento incluyendo el costo del Terreno, entre el Edificio 1 y el Edificio 2. Los costos relativos a las obras dedicadas para la provisión de energía eléctrica y derechos de energía eléctrica de los Edificios 1 y 2 especificamente serán reclasificados de *"Leasehold TI"* a *"Shell"* conforme al Anexo "3" de este instrumento, en ningún caso se reclasificarán cantidades mayores a los costos de infraestructura eléctrica y derechos de energía eléctrica descritos en el Anexo "1" de este instrumento. La redistribución de costos aquí descrita se llevará a cabo utilizando el mismo mecanismo establecido en el Anexo "4" del Contrato de Arrendamiento y el Anexo "3" de este Anexo de Arrendamiento No. 1, pero distribuido entre la superficie combinada del Edificio 1 y Edificio 2. En ese momento la renta del Edificio 1 se ajustará para reflejar dicha redistribución de costos a través de una modificación a este Anexo de Arrendamiento No. 1.

Once Tenant and Landlord execute the Lease Schedule No. 2 there will be a reallocation of all the costs described in Annex "3" hereto, between Building 1 and Building 2, including the cost of Land. The costs related to dedicated electric infrastructure and power rights for Buildings 1 and 2 will specifically be reclassified from *"Leasehold TI"* to *"Shell"* according to Annex "3" hereto, no amount higher than those already described in Annex "1" hereto for electric infrastructure and power rights, shall be reclassified. The reallocation of costs described herein shall be made using the same mechanism outlined in Annex "4" of the Lease Agreement and Annex "3" of this Lease Schedule No. 1, but distributed over the combined area of the Building 1 and Building 2. At that time the rent for Building 1 will be adjusted to reflect said reallocation of costs through an amendment to this Lease Schedule No 1.

Si una vez hecha la redistribución de costos descrita en el párrafo anterior, el costo denominado *"Shell BDG"* en el Anexo "3" de este instrumento no excede de US$34.00 (treinta y cuatro 00/100) Dólares por pie cuadrado por la superficie combinada del Edificio 1 y del Edificio 2, entonces el *"Pago Adicional"* que se detalla en el Anexo "4" del Contrato de Arrendamiento terminará al momento de suscripción del Anexo de Arrendamiento No. 2, de lo contrario dicho pago continuará en la proporción aplicable.

If after the reallocation of costs described in paragraph above, the cost denominated *"Shell BDG"* in Annex "3" hereto does not exceed of US$34.00 (thirty four 00/100) Dollars per square foot for the combined area of Buildings 1 and 2, then the *"Additional Payment"* as outlined in Annex "4" of the Lease Agreement will terminate upon signature of Lease Schedule No. 2, otherwise said proportional payment shall continue as applicable.

Una vez firmado el Anexo de Arrendamiento No. 2 los costos asociados con el área de Almacén de Hélices

Upon signature of Lease Schedule No. 2 the costs associated with the Blade Storage will be reallocated

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se redistribuirán entre la superficie combinada del Edificio 1 y del Edificio 2, lo cual se hará constar a través de una modificación a este Anexo de Arrendamiento No. 1.

across the combined area of Building 1 and Building 2 through an amendment to this Lease Schedule No 1.

7. Depósito en Garantía. La Arrendataria se compromete a entregar a la Arrendadora, dentro de los 10 (diez) días hábiles siguientes a la fecha de este Anexo de Arrendamiento, en concepto de Depósito en Garantía, la cantidad de EUA$247,008.35 (doscientos cuarenta y siete mil ocho 35/100) Dólares, equivalente a 1 (un) mes de renta vigente a la fecha de este Anexo de Arrendamiento No. 1, cantidad que se entrega con el objeto de garantizar sus obligaciones de acuerdo con lo dispuesto en la Cláusula VI del Contrato de Arrendamiento.

7. Security Deposit. Tenant agrees to deliver to Landlord, within the 10 (ten) business days following the date of this Lease Schedule, as a Security Deposit, the amount of US$247,008.35 (two hundred forty seven thousand and eight 35/100) Dollars, equivalent to 1 (one) month of rent in effect as of the date of this Lease Schedule No. 1, to guarantee its obligations according to that provided in Clause VI of the Lease Agreement.

8. Garantía de Arrendamiento. Como Anexo "4" de este Anexo de Arrendamiento se acompaña la correspondiente Garantía de Arrendamiento emitida por el Fiador en términos de lo previsto en el Contrato de Arrendamiento, como garantía de las obligaciones del Arrendatario conforme al Contrato de Arrendamiento y a este Anexo de Arrendamiento No. 1.

8. Lease Guarantee. As Annex "4" hereto, is the corresponding Lease Guaranty issued by the Guarantor in terms of that set forth in the Lease Agreement, as guarantee of the obligations of the Tenant under the Lease Agreement and this Lease Schedule No. 1.

9. Garantía Adicional. El Arrendador y el Arrendatario en este acto convienen que la Garantía Adicional correspondiente a este Anexo de Arrendamiento No. 1 a ser emitida conforme a lo dispuesto en la Cláusula XI del Contrato de Arrendamiento, será solicitada al banco emisor por TPI Mexico, LLC en lugar del Arrendatario.

9. Additional Collateral. Landlord and Tenant herein agree that the Additional Collateral corresponding to this Lease Schedule No. 1 to be issued in accordance with Clause XI of the Lease Agreement shall be requested to the issuing bank by TPI Mexico, LLC instead of the Tenant.

De igual manera las partes convienen que la Garantía Adicional del Edificio 1 será expedida inicialmente por una cantidad de EUA$3,000,000.00 (tres millones 00/100) de Dólares, y será entregada al Arrendador en original en o antes de la fecha que sea 10 (diez) días hábiles contados a partir de la fecha de este Anexo de Arrendamiento No. 1. El Arrendador y el Arrendatario acuerdan también que cada día de retraso en la entrega de esta Garantía Adicional inicial automáticamente retrasará 1 (un) día las fechas de Ocupación Benéfica y Substancial descritas en el párrafo 5 anterior.

Likewise, the parties agree that the Additional Collateral for the Building 1 shall be issued for an amount of US$3,000,000.00 (three million 00/100) Dollars and shall be delivered to the Landlord on or before the date that is 10 (ten) business days following the date of this Lease Schedule No. 1. Landlord and Tenant hereby further agree that each of day of delay in the delivery of the Additional Collateral will automatically delay 1 (one) day each of the Beneficial Occupancy and the Substantial Occupancy dates set forth in paragraph 5 above.

En el caso de que para la fecha programada para la ocupación anticipada que se describe en el párrafo 5 a) anterior, las partes no hubieran firmado el Anexo de Arrendamiento No. 2, entonces en dicha fecha el Arrendatario deberá entregar al Arrendador un

In the case that by the scheduled date of early occupancy described in paragraph 5 a) above, the parties have not executed the Lease Scheduled No. 2, then in such date the Tenant must deliver to the Landlord a supplement of the Additional Collateral for

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complemento de la Garantía Adicional por la cantidad de EUA$1,500,000.00 (un millón quinientos mil 00/100) Dólares, de modo que la Garantía Adicional del Edificio 1 represente un total de EUA$4,500,000.00 (cuatro millones quinientos mil 00/100) Dólares.

the amount of US$1,500,000.00 (one million five hundred thousand 00/100) Dollars, so the Additional Collateral for the building one represents the total amount of US$4,500,000.00 (four million five hundred thousand 00/100) Dollars.

En el supuesto de que para la fecha programada para la ocupación anticipada que se describe en el párrafo 5 a) anterior, las partes hubieran firmado el Anexo de Arrendamiento No. 2, precisamente en dicha fecha el Arrendatario sustituirá la Garantía Adicional del Edificio 1 por una sola Garantía Adicional que represente 18 (dieciocho) meses de la renta combinada de los Edificios 1 y 2.

If by the scheduled date of early occupancy described in paragraph 5 a) above, the parties have executed the Lease Scheduled No. 2, precisely in such Date the Tenant shall substitute the Additional Collateral of the Building 1 for a single Additional Collateral representing 18 (eighteen) months of the combined rents for the Buildings 1 and 2.

El incumplimiento de los términos previstos en este párrafo 9 constituirá una causa de rescisión conforme al Contrato de Arrendamiento.

Breach of the terms set forth in this paragraph 9, shall constitute a cause of rescission under the Lease Agreement.

10. Manual de Mantenimiento. En términos de lo previsto por el Contrato de Arrendamiento como Anexo "5" de este Anexo de Arrendamiento No. 1, se acompaña el Manual de Mantenimiento relativo al Edificio 1.

10. Maintenance Manual. In terms of that set forth in the Lease Agreement, attached hereto as Annex "5" of this Lease Schedule No. 1 is the Maintenance Manual corresponding to the Building 1.

11. Propiedad del Arrendatario. Las partes convienen que la lista de los bienes propiedad del Arrendatario que serán introducidos al Edificio 1 y que en todo momento permanecerán como propiedad del Arrendatario se acompañará como anexo del Acta de Entrega.

11. Tenant's Property. The parties agree that the list of the goods owned by the Tenant that will be introduced to the Building 1 and which shall at all times remain property of the Tenant shall be attached to the Delivery Minutes.

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Rest of page intentionally in blank

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EN TESTIMONIO DE LO ANTERIOR, las partes, después de haber leído y entendido el contenido de este Anexo de Arrendamiento No. 1, lo firman a través de sus respectivos representantes debidamente autorizados para ello en la fecha que se menciona en los espacios de firma de este Anexo de Arrendamiento y el mismo pasa a formar parte integrante del Contrato de Arrendamiento.

IN WITNESS WHEREOF, the parties, after having read and understood the contents of this Lease Schedule No. 1, executed it through their respective and duly authorized representatives on the date written in the signatures block herein and the same becomes an integral part of the Lease Agreement.

El Arrendador / The Landlord
Vesta Baja California, S. de R.L. de C.V

Por/By: [signature]
Nombre/ Name: Alejandro Ituarte Egea
Cargo/ Title: Apoderado / Attorney in Fact
Fecha / Date: ______________________

Por/By: [signature]
Nombre/ Name: Alejandro Pucheu Romero
Cargo/ Title: Apoderado / Attorney in Fact
Fecha / Date: 26 de enero de 2016

El Arrendatario / The Tenant
TPI-Composites, S. de R.L. de C.V.

Por/By: [signature]
Nombre/Name: Victor Manuel Saenz Saucedo
Cargo/Title: Apoderado /Attorney in fact
Fecha/ Date: JANUARY 26, 2016

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Anexo / Annex “1”

Especificaciones / Specifications

Ver 7 páginas anexas / See 7 pages attached

Anexo / Annex “5” Manual de Mantenimiento / Maintenance Manual

MANUAL DE MANTENIMIENTO MAINTENANCE MANUAL

TPI Composites, S. de R.L. de C.V. Ciudad Juarez, Chihuahua, Mexico

ENERO 2016 / JANUARY 2016

01 GENERAL / GENERAL

Cualquier modificación a la estructura del edificio (pisos, muros, cubierta, estructura, exteriores) deberá ser autorizada por el arrendador. / Any modification to the structure of the building (floors, walls, roof, structure, exteriors) must be approved by the Landlord.

Cualquier modificación a la fachada del edificio, áreas exteriores, jardinería, etc. deberá de ser autorizada por el arrendador. / Any modification to facade of the building, exterior areas, landscaping, etc., must be approved by the Landlord.

El diseño de los pisos interiores, superficies de rodamiento exteriores y patios de maniobra se hicieron basados en las condiciones de trafico establecidas en las memorias de cálculo, cualquier uso que exceda estas condiciones de diseño deberá ser autorizado por el arrendador actuando razonablemente. / The design of the interior floors, exterior driveways and maneuvering yards were built based on the traffic conditions established in the soil mechanics study, any use that excedes the initial design parameters must be reasonably approved by the Landlord.

El diseño de cualquier señalización que se requiera instalar en el edificio deberá ser acorde con el diseño de la fachada del mismo y deberá ser autorizado por el arrendador actuando razonablemente. / The design of any signage that needs to be installed in the building must be in accordance with the building facade and must be reasonably approved by the Landlord.

02 AREAS EXTERIORES / EXTERIOR AREAS

Las lineas y pozos de drenaje sanitario deberán de ser desazolvadas periódicamente para evitar la acumulación de basura. / The pipes and manholes of the sewerage system needs to be revised and properly cleaned periodically to avoid the accumulation of garbage.

Se deberá de aplicar un sello a la carpeta asfáltica tanto de calles como de estacionamientos cada 3 años para asegurar su correcto funcionamiento. El asfalto será normal y el arrendador actuando razonablemente, solicitará su aplicación derivado de lo que resulte de la inspección anual al edificio. / Areas covered with asphalt will be seal coated such as driveways and parking areas, to secure is functionality every time that requires it and with the same type of asphalt to preserve the initial quality. Owner will reasonably request after performing its annual building inspection.

En el caso de que se presente algún daño en la superficie de asfalto este se deberá de reparar inmediatamente reponiendo el asfalto para evitar que el problema se agrave. / In case that the asphalt coating presents any damage, this needs to be repaired immediately replacing the asphalt missing in order to avoid that the problem extends to the surrounding areas.

En el caso de que se presente algún daño en la superficie de concreto de los patios de maniobras esta deberá de ser reparada Inmediatamente cortando el área dañada para remover el concreto dañado y remplazar con concreto nuevo. / In case that the concrete floors of the maneuvering yard presents any damage, this must needs to be repaired immediately, cutting and removing the concrete of the damaged area and replacing it with new concrete.

Se deberán de revisar las condiciones de los sellos de las juntas de control de los patios de maniobras por lo menos una vez cada año, en caso de que el sello se encuentre deteriorado se deberá de volver a sellar con el mismo material. / Once a year at least, the conditions of the control joint seals in the maneuvering yard need to be inspected, in case that the seal is damaged, it will need to be re-sealed with the same material.

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- El cerco ornamental en el perímetro del predio deberá de ser pintado cada que razonablemente se requiera con el mismo tipo de pintura para preservar su calidad original. El arrendador hará su requerimiento derivado de la inspección anual. / *The ornamental fence in the perimeter of the property needs to be painted every time that reasonably requires it with the same type of paint to preserve the initial quality. Owner will request after performing its annual building inspection.*

- Lubricar periódicamente las bisagras de las puertas de acceso y mantenerlas libres de polvo. / *Lubricate periodically the access doors hinges and maintain it free of dust.*

- Se deberán de pintar los muros de contención en el perímetro del predio cada vez que razonablemente se requiera con el mismo tipo de pintura para preservar su calidad original. El arrendador, actuando razonablemente, hará su requerimiento derivado de la inspección anual al edificio. / *The retaining walls in the perimeter of the property needs to be painted every time that reasonably requires it with the same type of paint to preserve the initial quality. Owner will request after performing its annual building inspection.*

- Las guarniciones, topes y rodapiés de las áreas de estacionamiento, calle y patios de maniobras deberán repintarse cada vez que razonablemente se requiera, empleando la calidad y color de pintura originales. El arrendador, actuando razonablemente, hará su requerimiento derivado de la inspección anual al edificio. / *The curbs, bumpers and baseboards of the parking area, streets and maneuvering yard must be painted every time that reasonably requires it, using the same quality and colors of the initial paint. Owner will request after performing its annual building inspection.*

- Todas las rejillas de los drenajes pluviales deberán de ser repintadas cada vez que razonablemente se requiera. / *All the grids of the storm water system will be painted every time that reasonably require it.*

- Se deberán de pintar los cajones de estacionamiento cada 2 años con la misma pintura (high traffic). / *Every 2 years the parking lanes mus be painted, with the same quality of paint (High traffic).*

- Se deberá de dar un mantenimiento continuo a las áreas con jardineria para conservar su estado. / *Landscape areas need a continuous maintenance in order to maintain their optimal conditions.*

<u>03 CONCRETO / *CONCRETE*</u>

- Si el piso llegara a recibir algún golpe severo que dañara su estructura original, será necesario aislar el área mediante el corte del mismo con un disco de diamante para proceder a la demolición total del área dañada y, posteriormente, colar nuevamente el área del piso usando concreto premezclado f'c=300 kg/cm2 de calidad estructural reforzado con fibra de acero de la marca Xorex en proporción de 20 kg/cm2 colocando previamente redondo liso de acero de ¾ de diámetro anclado @ 20 cms perpendicularmente a las caras perimetrales del área demolida. / *If the concrete floor receives a severe hit that could damage the original structure, it will be necessary to isolate the area through the cut of the same area with a diamond disk to proceed with the demolition of the total area damaged; and after that to pour the floor area with new premixed concrete F'C=300 kg/cm2, structural quality and reinforced with steel fiber manufactured by Xorex, with a proportion of 20 kg/cm2 installing previously a ¾" diameter steel bar anchored Q 20 cm perpendicular to the perimeter faces of the area demolished.*

- En el caso de que el daño sólo fuera superficial se recomienda "cajear" cuidadosamente la zona afectada para realizar una sección rectangular de hasta una pulgada de profundidad y rellenar con un mortero epóxico de reparación tipo sikadur-43 o similar, procurando dejarlo debidamente pulido. / *In case that the damage were just in the surface, will be recommended to recess (cajear) carefully the area affected, to perform a rectangular section up to 1" depth and refill with a epoxic mortar for repair type Sikadur-43 or similar, trying to leave the area properly polished.*

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VESTA

El piso de concreto pulido deberá pulirse no más seguido de cada tres años para mantener su apariencia brillosa. El arrendador hará su requerimiento derivado de la inspección anual al edificio. / The polished floor will require burnishing not more than every three years to keep Its glossy appearance. Owner will request after performing its annual building inspection.

La revisión y mantenimiento de estas juntas deberá ser realizado al menos cada seis meses. / The inspection and maintenance of these joints must be performed at least every six months.

En el caso de que se presente cualquier daño a la superficie de los muros, este deberá de ser reportado inmediatamente al arrendador para analizarlo y proponer una solución. / In case that the surface of the wall were affected or damaged, this must need to be informed immediately to the Landlord in order to analyze it and determine a solution.

04 ALBAÑILERIA / MASONRY

Se deberán de reparar cualquier daño que se presente en los muros de block cambiando totalmente la pieza por una de igual calidad. / Any damages that appears in the concrete block walls will be repaired, by changing the complete piece for a similar with the same quality.

? Cualquier paso o perforación que se pretenda hacer a través de los muros de block deberá ser autorizada por el arrendador. / Any perforation or crossing pretended to be done through the concrete block walls, has to be approved by the Landlord.

05 METALES / METALS

Se deberá evitar golpear las columnas de acero del edificio, en caso de que esto suceda se deberá notificar al arrendador para que se revisen las condiciones estructurales de la columna y se proponga la reparación pertinente. / Tenant must avoid hitting the steel structure columns of the building, in case that they were hit it will be necessary to inform the Landlord in order to review the structural conditions of the columns and propose the required repair.

? Cualquier instalación o equipo que se pretenda instalar sobre o debajo de la estructura principal del edificio deberá ser autorizada por el arrendador esto con el fin de revisar si la estructura puede soportar las nuevas cargas. / Any installation or equipment that is to be placed on top or hanging from the building’s main structure must be approved by the Landlors in order to verify that the steel structure is capable of supporting the new loads.

Las tapas y los marcos de acero de los registros sanitarios y pluviales deberán repintarse cuando se requiera con pintura de esmalte alkidálico tipo comex 100 o similar. El arrendador hará su requerimiento derivado de la inspección annual al edificio actuando razonablemente. / Steel covers and frames of the sewerage and storm water system must be re-painted when required using alkidalic enamel paint, Comex 100 or similar. Owner will reasonably require after performing its annual building inspection.

06 CUBIERTAS Y AZOTEAS. / ROOF& COVERINGS

Retirar todos los objetos raros que por efecto de viento pudieran alojarse en la cubierta de la nave o en la azotea de la caseta de vigilancia, por lo menos una vez al mes para impedir que obstruyan las bajadas pluviales. / Remove all the strange objects that could seat on the roof of the building or the roof of the guard shack, due to the wind effect in order to avoid the obstruction of gutters and downspouts.

- Resellar canalones, boquillas, cumbrera y bajadas pluviales cuando se requiera, de preferencia antes de la temporada de lluvias. / *As is necessary, re-seal the gutters, bushings, ridge and storm water downspouts, preferably before the raining season.*

- Revisar y de ser necesario cambiar las franjas de acrílico traslúcido por lo menos cada 10 años dependiendo de su estado, empleando material de la misma calidad al instalado. / *At least every 10 years depending on the conditions of the material, the skylights need to be revised and changed if needed, using materials of the same quality of the originals.*

- Revisar y si es necesario re-sellar el pijado unja vez al año, cuidando que las pijas cuenten con sus respectivas arandelas y gomas en buen estado. / *Once a year the screws of the roof system must be reviewed and re-sealed if needed, taking care that each screw maintain in good condition their gasket and rubber.*

- Revisar y si es necesario re-sellar las perforaciones efectuadas una vez al año en techumbre, tales como, salidas de gas, extractores, etc. / *Once a year the seals on the perforations done in the roof must be reviewed and re-sealed if needed, such as gas exhaust, fans, etc.*

- Revisar y mantener limpios los canalones exteriores de la nave, así como las bajadas pluviales por lo menos una vez al año. / *Once a year review and maintain clean the exterior gutters of the building, as well as the storm water downspouts.*

07 OFICINAS. / *OFFICES*

- El falso plafond se deberá conservar alineado, nivelado y limpio, antes y después de cualquier revisión de instalaciones alojadas en él. En caso de llegar a maltratar una placa o área de plafón rígido, esta deberá ser substituida por otra similar. / *The false ceiling must be preserved aligned, leveled and clean, before and after any inspection of the installations housed on it. In case that a ceiling plate or rigid ceiling area were damaged, it will be required to replace it with a similar material.*

- Se recomienda tener sumo cuidado en el manejo de los muros de tablarroca, puesto que estos no soportan golpes rudos. Si estos se llegaran a dañar, habrá que cambiar el muro conservando el mismo tipo y color de acabado. / *It is recommended to be careful with the works done in the dry-walls, since these walls do not resist rough hits. If the walls were damaged, the wall must be replaced preserving the type and finished color.*

- En las puertas de madera, aplicar según se requiera cera líquida para muebles de madera y revisar los tornillos de cada una de las bisagras para asegurarse que permanecen fijos. / *On the Wood doors, as is required, apply liquid wax for wood furniture and review that the screws of each hinge are complete in order to secure that they are still tightened.*

- Las puertas deberán repintarse o barnizarse cada que lo requieran, conservando el color original. El arrendador hará su requerimiento derivado de la inspección anual al edificio. / *When required, the doors must be re-painted and varnished, preserving the original color. Owner will require after performing its annual building inspection.*

- Las chapas de las puertas deberán ser lubricadas una vez al año y remplazar aquellas que por su uso resulten dañadas. / *The lock of the doors must be lubricated once a year and replace those that could result damaged due to normal wear.*

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La loseta cerámica no resiste golpes muy fuertes, por to que, si esta se llega romper se tendrá que remplazar por otra pieza similar / The ceramic tiles do not resist rough hits, so in case that a tile is broken will be necessary to replace it for a similar piece.

El acabado de los muros interiores de oficinas es de aplanada fino, y recomendamos pintar con pintura vinilica mate cada tres años las áreas comunes y cada cinco años el resto de las áreas o cuando se requiera. El arrendador, actuando razonablemente, hará su requerimiento derivado de la inspección anual al edificio. / The finish of the interior walls on the offices it’s a fine flatter, and is recommended to be painted with vinyl matte paint every three years for common areas and every five years all other areas or as required. Owner will reasonably require after performing its annual building inspection.

La cancelería de aluminio y vidrios deberán limpiarse con liquido propio para este fin, cuidando que el empaque de vinil no esté dañado, cambiándolo cuando esto suceda. Por ningún motivo se deberá raspar la superficie del cristal o aluminio, ya que esto dañaría los materiales. / The aluminum partitions and glass must be cleaned with the proper liquids for this materials, taking care that the vinyl gasket is not damaged, and reptacing it just when is damaged. It is recommended that the glass and aluminum cannot be scraped, since this will damage the materials.

Se deberá de realizar una revisión y en caso de que sea necesario un re-sellado de las uniones de la cancelería con los muros o pisos al menos una vez al año para evitar filtraciones. / At least once a year an inspection to review the joint between the aluminum partitions with the walls and the floors needs to be done, and in case its required, the joint must be re-sealed to avoid filtrations and leaks.

Aun cuando los sistemas sean diseñados para evitar taponamientos, deberá evitarse el depósito de grandes cantidades de papel higiénico, toallas sanitarias o cualquier objeto extraño en los inodoros. / Even though the sanitary systems will be designed to prevent clogging, the Tenant must avoid depositing large quantities of toilet paper, sanitary towels or any other strange objects within the toilets.

Se recomienda el uso de coladeras para mingitorios. / Is recommended the use of drain caps for urinals.

Verificar periódicamente fugas de agua en muebles sanitarios, y en los inodoros revisar el nivel del flotador del tanque. / Verify periodically water leaks in plumbing fixtures and in the toilets review the level of water in the tanks.

Limpiar periódicamente las coladeras de las regaderas. / Clean periodically the drains in the showers. 08 INSTALACIONES MECANICAS. / MECHANICAL INSTALLATIONS

El sistema contra incendio se deberá mantener de acuerdo a lo establecido en los procedimientos de NFPA. / The fire protection system must be maintained according with the procedures established by the NFPA.

Se recomienda utilizar un asesor externo para el mantenimiento del sistema contra incendio. / Is recommended to hire an external consultant for the maintenance of the fire protection system.

Se deberá de dar mantenimiento a los equipos de bombeo del sistema hidroneumático al menos 1 vez cada seis meses de acuerdo a los manuales de servicio de la misma. / At least once every six months is recommended to perform maintenance to the pumps of the hydro-pneumatic system, according to the service manual of the equipments.

Se deberá aplicar el mantenimiento indicado en los manuales individuales de los equipos instalados de extracción y aire acondicionado de acuerdo con los manuales de operación de los mismos.

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Maintenance indicated on the individual manuals of each equipment installed for the exhaust system and the operational manuals for the air conditioning system must be performed.

09 INSTALACIONES ELECTRICAS. / *ELECTRIC INSTALLATIONS*

- El sistema eléctrico en su totalidad deberá de ser revisado una vez al año, y cualquier modificación que se le realice a este deberá de ser reportada a VESTA para su aprobación. / *Once a year the complete electric system needs to be inspected, and any modification performed on the system must be reported to Vesta for their approval.*

- El sistema de tierras del edificio deberá de ser probado cada 3 años para verificar que se encuentre dentro de los límites de resistividad permitidos. / *The ground system of the building must be tested every 3 years, to verify that comply with the resistivity limits allowed.*

- Cualquier luminaria que se encuentre fundida deberá de ser reemplazada inmediatamente. / *Any light fixture that were detected fused, must be replaced immediately.*

- Se deberán de realizar revisiones periódicas de los tableros instalados en la nave tanto principal como secundarios para verificar que las conexiones dentro de estos se encuentren en buen estado (sujeción y limpieza) para garantizar su correcto funcionamiento. / *Periodically an inspection must be performed to the main and secondary switchboards installed within the building, to verify that the connections within the panels still in good conditions (fastening and cleaning), to secure the correct operation of the system.*

- Los puntos anteriormente listados forman parte del mantenimiento normal de cualquier edificio, y es responsabilidad del arrendatario el llevar a cabo el mismo con el propósito de mantener él edifico en las mejores condiciones estructurales y de operación. / *The items listed before are part of the normal maintenance of any building, and is Tenant responsibility to perform it with the purpose of maintain the building with the best structural and operation conditions.*

****Fin de texto / End of Text****

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	2016				2017				2018				65M		75M	
	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	65m	65m	75m	75m
Plant 2		0	250	750	2000	2250	2500	2500	3500	3750	3750	4000	4500	4500	5000	5000
Plant 3		0	0	250	500	2000	2500	2500	3000	3500	3750	4000	4500	4500	5000	5000
Total	0	0	250	1000	2500	4250	5000	5000	6500	7250	7500	8000	9000	9000	10000	10000



KVA NEEDS
12000
10000
8000
6000
4000
2000
0
Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 65m 65m 75m 75m
Plant 2 0 250 750 2000 2250 2500 2500 3500 3750 3750 4000 4500 4500 5000 5000
Plant 3 0 0 250 500 2000 2500 2500 3000 3500 3750 4000 4500 4500 5000 5000
Total 0 0 250 1000 2500 4250 5000 5000 6500 7250 7500 8000 9000 9000 10000 10000

THE COSTS SHOWN ON CFE's FEASIBILITY LETTER FOR POWER INFRASTRUCTURE COSTS WILL BE SECURED AND GUARANTEED BY VESTA AND HAVE VALIDITY FOR A MAXIMUM OF 10,000 KVA'S.

IN THE EVENT THAT TPI NEEDS AN INCREMENTAL OF POWER BEYOND THE REFERRED 10,000 KVA'S THEN A NEW FEASIBILITY MUST BE REQUESTED BY TPI DIRECTKY TO CFE AND ALL RELATED ADDITIONAL COSTS SHALL BE CARRIED OUT DIRECTLY BY TPI.

Anexo / Annex “2” Ubicación del Edificio 1 / Location of Building 1

Ver \ páginas anexas / See 1_ pages attached

Anexo / Annex “3” Cálculo de Renta / Rental Rate Calculation

páginas anexas / See 9_ pages attached

Anexo / Annex “4”

Garantía de Arrendamiento No. 1 / Lease Guaranty No. 1

Ver páginas anexas / See pages attached

LEASE GUARANTY

This Guaranty of Lease is made and entered into on this 26th day of January of 2016, by TPI Composites, Inc., (the “Guarantor”). in favor of Vesta Baja California, S. de R.L de C.V. (the “Landlord”). Guarantor covenants and agrees follows:

RECITALS

On November 20th, 2015 TPI- Composites, S. de R.L. de C.V. as tenant (the “Tenant”) and the Landlord, entered into a certain Master Lease Agreement Subject to Condition, regarding the lease of 2 industrial buildings to be built one after the other by the Landlord within a lot of land of approximately 250,000 m2 (two hundred fifty thousand square meters), located at Av. Las Torres y Libramiento Aeropuerto, Ciudad Juárez, Chihuahua (the “Master Lease”), for them to be used by the Tenant.

On the date hereof the Tenant and the Landlord had executed the Lease Schedule No. 1, with respect to the Building 1 having a total leasable area of 33,333.24 m2 (thirty three thousand three hundred and thirty three square meters and twenty four square decimeters), to be built within the Land (the “Lease Schedule No. 1”. hereinafter the Master Lease when referred along with the Lease Schedule No. 1, shall be referred to as the “Lease”):

The Guarantor, as ultimate parent of the Tenant, has agreed to guarantee in the manner hereinafter set forth the due and timely payment by the Tenant of its obligations under the Lease Agreement.

In order to comply with the terms of the Master Lease, the Guarantor hereby executes and delivers this Lease Guaranty for the benefit of the Landlord; and

(E) Defined terms used in the Master Lease are used herein as therein defined, unless otherwise expressly defined herein

Now therefore, the Guarantor hereby expressly agrees as follows:

AGREEMENT

1. Guaranty. For valuable consideration, Guarantor absolutely and unconditionally guarantees to and for the benefit of Landlord, the full, timely and complete payment, observance and performance by Tenant of all of the terms, covenants and conditions to be performed by Tenant in connection with or arising out of the Lease (collectively, the “Guaranteed Obligations”). including but not limited to any such obligations arising out of any extension of the term of the Lease regardless of whether such Guaranteed Obligations may, from time to time, be greater than the obligations of Tenant.

The Guaranteed Obligations include, without limitation, (i) all of Tenant’s obligations to pay “Rent” (as described in the Lease), Insurance, and reimbursement of expenses such as property tax and all of Tenant’s indemnification obligations under the Lease (including but not limited to all obligations arising with respect to “Contamination Conditions” and “Hazardous Materials” as defined in the Lease), and (ii) penalties on any monetary obligations until paid in full on the terms and conditions set forth in the Lease.

The Guaranteed Obligations do not include any obligations of Tenant which are finally determined by the courts to be excused or limited as a material breach of any material obligation of Landlord under the Lease, but payment and/or performance of the Guaranteed Obligations by Guarantor shall not be delayed, forgiven or offset pending any such determination. This Guaranty constitutes an absolute, direct, immediate and unconditional guarantee of timely payment, observance and performance

Page l of 3

and not merely of collectability, and includes, without limitation, all primary, secondary, direct, indirect, fixed and contingent obligations of Tenant in connection with the Lease, as such may be modified, amended, extended or renewed from time to time.

1.3 If Tenant defaults in the payment, performance or observance of any of the terms, covenants, or conditions in the Lease (after any applicable cure period set forth in the Lease), Guarantor will immediately pay, perform and observe the same, as the case may be, in the place and stead of Tenant. Guarantor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

2. Independent and Continuing Obligations. The obligations of Guarantor under this Guaranty are independent obligations of Tenant or of any other guarantor. The obligations of Guarantor under this Guaranty are continuing and irrevocable until all of the Guaranteed Obligations have been fully satisfied.

2.1 If at any time all or any part of any payment received by Landlord from Tenant, Guarantor or any other person under or with respect to the Lease or this Guaranty has been refunded or rescinded pursuant to any court order (including without limitation any court order arising out of the insolvency, bankruptcy or reorganization of Tenant, Guarantor or any other guarantor), then Guarantor’s obligations under this Guaranty shall, to the extent of the payment refunded or rescinded, be deemed to have continued in existence, as though such previous payment to Landlord had never occurred.

3. Amendment or Assignment. This Guaranty shall not be affected or limited in any manner by (a) any assignment of, or any modification or amendment (by agreement, course of conduct, or otherwise) to, all or any portion of any agreement, instrument and/or document with respect to, or that evidences the Guaranteed Obligations, or (b) the renewal, extension and/or modification, at any time, of the Lease or any of the Guaranteed Obligations.

3.1 By this Guaranty, Guarantor guarantees Tenant’s performance of the Guaranteed Obligations as so amended, assigned, renewed, extended or modified, whether or not such amendment, assignment, renewal, extension or modification is with the consent of, or notice to Guarantor. Without limiting the foregoing or affecting in any manner the enforceability of this Guaranty, Landlord may assign its rights under the Lease to a successor in interest to all or a portion of the Building 1, or the Land, or to a lender encumbering such Building 1 or the Land, and in such case this Guaranty shall also be deemed as assigned in favor to any such lender or successor in interest, without the need any further action, notice, protest or communication of any kind.

4. Remedies. If Tenant defaults with respect to any of the Guaranteed Obligations, Landlord may, at its election, proceed immediately against Guarantor (as if such default arase from the direct and primary obligation of Guarantor), any other guarantor or Tenant, or any combination of Tenant, Guarantor and any other guarantor.

If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights it may enforce against Tenant under the Guaranteed Obligations after such termination, then Landlord may, at its election, enforce such rights against Guarantor. An action or actions may be brought and prosecuted against Guarantor under this Guaranty, whether or not Tenant or any other guarantor is joined in such action(s) or a separate action or actions are brought against Tenant or any other guarantor.

Landlord may maintain successive actions for separate defaults. Unless and until the Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of (a) any such action or any number of successive actions, (b) the exercise by Landlord of any of Landlord’s rights or remedies (including, without limitation, eviction of Tenant, mitigation of damages as a result thereof, compromise or adjustment of the Guaranteed Obligations or any part thereon), (c) any release by Landlord of either of Tenant or any other guarantor, or (d) the satisfaction by

5. Waiver of Defenses. Guarantor waives and agrees not to assert or take advantage of:

(a) any right to require Landlord to proceed against Tenant or any other person or any security now or hereafter held by Landlord or to pursue any other remedy whatsoever, including, without limitation, any such right, defense, or any other right set forth in or arising out of Sections 2809, 2810, 2819, 2820, 2822, 2825, 2845, 2850 or 2855 of the California Civil Code, Sections 3603, 9207 or 9504 of the California Commercial Code; and articles 2710, 2712, 2713, 2714, 2716, 2717, 2718, 2719, 2740 and 2742 of the civil code for the State of Chihuahua.

(b) notice of acceptance of this Guaranty;

any defense based upon any legal disability of Tenant or any guarantor, or any discharge or limitation of the liabiltty of Tenant or any guarantor to Landlord, or any restraint or stay applicable to actions against Tenant or any other guarantor, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, including, without limitation, any defense to the payment of rent under the Lease, attorneys’ fees and costs and other charges that would otherwise accrue or become payable in respect of the Guaranteed Obligations after the commencement of any such proceeding, it being the intent of the parties that the Guaranteed Obligations shall be determined without regard to any rule of law or order that may relieve Tenant of any portion of such obligations;

setoffs, counterclaims, presentment, demand, protest or notice of any kind and any defense to performance under this Guaranty with the exception of the defenses of (i) prior payment or performance by Tenant or (ii) that there is no obligation on the part of Tenant with respect to the matter claimed to be in default;

right to trial by jury and any action or proceeding of any kind arising under or relating to this Guaranty with any interpretation, breach or enforcement hereof;

any defense based upon the modification, renewal, extension or other alteration of the Guaranteed Obligations, or of the documents executed in connection therewith;

any defense based upon the negligence of Landlord (unless such defense is available to Tenant), including, without limitation, the failure to record an interest under a lease, sublease, or deed of trust, the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of the Tenant or any guarantor;

(h) all rights of subrogation, reimbursement, indemnity, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the Guaranteed Obligations, including, without limitation, any such right or any other right set forth in Sections 2848 or 2849 of the California Civil Code, until the Guaranteed Obligations have been performed in full, and any defense based upon the impairment of any subrogation, reimbursement or indemnity rights that Guarantor might have.

(i) any defense based upon the death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity or persons or entities, or the substitution of any party hereto; and

(j) any defense based upon or related to Guarantor’s lack of knowledge as to Tenant’s financial condition.

Tenant’s Financial Condition. Guarantor is relying upon Its own knowledge and is fully informed with respect to Tenant’s financial condition. Guarantor assumes full responsibility for keeping itself fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform the Guaranteed Obligations, and agrees that Landlord will have no duty to report to Guarantor any information which Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform all or any portion of the Guaranteed Obligations.

Default. Each of the following shall constitute a default of Guarantor under this Guaranty:

(a) the failure of Guarantor to perform any of its obligations under this Guaranty;

the commencement of any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceeding under any federal or state law by or relating to Tenant or Guarantor, whether now existing or hereafter enacted; or

the occurrence of a default by Tenant continuing beyond any applicable grace or cure period under the Lease or the failure of any representation or warranty contained herein or in the Lease to be accurate and complete.

Upon an occurrence of a default under this Guaranty as specified above, Landlord may, at its option, without notice or demand upon Guarantor or Tenant, declare the Guaranteed Obligations (or such portion thereof as may be designated by Landlord) immediately due and payable by Guarantor to Landlord.

Costs and Expenses. Guarantor hereby agrees to pay, upon demand, Landlord’s reasonable out-of-pocket costs and expenses, including but not limited to legal fees and disbursements, and expert witness fees and disbursements, incurred in any effort to collect or enforce this Guaranty, whether or not any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Guarantor. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the rate set forth in the Lease for past due obligations. The obligations of Guarantor under this Section shall include payment of Landlord’s costs and expenses of enforcing any judgment, which obligations shall be severable from the remaining provisions of this Guaranty and shall survive the entry of judgment.

Representations and Warranties. Guarantor makes the following representations and warranties, which shall be deemed to be continuing representations and warranties until payment and performance in full of the Guaranteed Obligations:

Guarantor has all the requisite power and authority to execute, deliver and be legally bound by this Guaranty on the terms and conditions herein stated;

This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms;

No consent of any other person not heretofore obtained and no consent, approval or authorization of any person or entity is required in connection with the valid execution, delivery or performance by Guarantor of this Guaranty; and

Guarantor is not insolvent, and will not be rendered insolvent by the incurring of Its obligations hereunder.

10. Bankruptcy. So long as any Guaranteed Obligations shall be owing to Landlord, Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person or entity in commencing, any bankruptcy, reorganization, or insolvency proceeding against Tenant. The obligations

Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Tenant, or by any defense Tenant may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding.

11. Miscellaneous

1.1. Further Assurances. Each party to this Guaranty shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Guaranty.

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California.

Arbitration. Any dispute, controversy or claim arising out of or relating to this Guaranty, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS International Arbitration Rules (“Rules”) and the procedures set forth below. The tribunal will consist of a single arbitrator. The place of arbitration will be San Diego, CA. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

Any Party may at any time give notice of intent to arbitrate by providing notice addressed to the other party in accordance with the Notice provisions in this Guaranty.

Within fifteen (15) days after a Notice has been served, the Parties shall select one (1) arbitrator in accordance with the Rules.

Unless the parties mutually agree in writing to some specific pre-hearing discovery, there shall be no pre-hearing discovery other than (a) reasonable, limited production of relevant documents, (b) the identification of witnesses to be called at the hearing, and (c) subpoena of witnesses and documents for presentaron at the hearing. The arbitrator shall decide any disputes and shall control the process concerning these pre-hearing discovery matters.

Within fifteen (15) days following the appointment of the arbitrator, each party shall deliver to the arbitrator and to the other party a written brief setting forth its view of the facts and law, its position on the dispute, and the requested decision to be made by the arbitrator. The brief shall also identify generally the written evidence and the witnesses that the Party expects to present at the arbitration hearing, the description of documents the party wants to be produced for inspection and the names or titles of witnesses. The arbitration hearing shall commence as soon as feasible, and in all cases within forty five (45) days following the appointment of the arbitrator.

The Arbitrator may grant any legal or equitable remedy or relief that the arbitrator deems just and equitable and may make such interlocutory orders and prescribe such interim measures to apply as he deems appropriate, pending a final resolution by award of outstanding questions or issues.

The expenses of the arbitration, including the arbitrator’s fees, expert witness fees, and attorneys’ fees may be awarded to the prevailing party in the discretion of the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a disproportionate share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. Should any party refuse to pay its portion of such expenses, the other party may do so, and costs so incurred must be addressed in the arbitral award to be issued by the arbitrator. ni

1.3.7. The Parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrator. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, the parties’ attorneys, lenders, insurers, authorities and others who may be directly affected. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable as against the nonperforming Party.

1.3.8. The decisions or awards of the Arbitrator shall be final and binding upon the Parties affected thereby and each of the Parties hereby irrevocably and expressly covenants to comply promptly and in good faith with any and all such decisions or awards. Judgment upon the award rendered by the arbitrator may be enforced in any court having jurisdiction thereof or in any jurisdiction where Guarantor has assets.

The parties agree that the arbitral award, if not satisfied within five (5) days of the date of the award may converted into a judgment in the United States, Mexico or any other jurisdiction at the election of the prevailing party in order to enforce it.

The Parties hereby waive to any objection they might have to the entry of a foreign arbitral award.

In the event that the arbitration results in an award against Guarantor, Guarantor shall satisfy the award within five (5) days of the date of the award and in the event that Guarantor fails to do so Guarantor hereby stipulates that Guarantor agrees that the award may be converted to, and entered as a judgment in any and all jurisdictions in which the Guarantor is doing business on an ex-parte basis by providing Guarantor forty eight (48) hour advance notice.

The Parties hereby agree that all the transactions contemplated by this Agreement shall be deemed to constitute commercial activities. To the extent that any one or more of the Parties may in its jurisdiction claim for itself or any of its agencies, instrumentalities, properties or assets, immunity, whether characterized as sovereign or otherwise, or other statutory defenses, from suit, execution, set-off, attachment (whether in aid of execution, before judgment or otherwise) or other legal process including, without limitation, immunity from service of process or from jurisdiction of the arbitration, or of its assets, such immunity (whether or not claimed), such claims or defenses are hereby expressly and irrevocably waived.

Attorney’s Fees. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (collectively, “Proceeding”) relating to the enforcement or interpretation of this Guaranty may recover from the unsuccessful party all reasonable costs, expenses and reasonable attorneys’ fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) any such Proceeding (whether or not the Proceeding proceeds to judgment or award), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect on any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses and actual attorneys’ fees.

Modification. This Guaranty may be modified only in the case that written consent by Landlord is obtained.

1.6. integration. This Guaranty contains the entire agreement between the parties to this Guaranty with respect to the subject matter of this Guaranty, is intended as a final expression of such parties’ agreement with respect to the subject matter of this Guaranty, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulation understandings, agreements, representations and warranties, if any, with respect to such subject matter which precede or accompany the execution of this Guaranty.

1.7. No Extrinsic Evidence. No course of conduct between the parties, no custom or practice in the industry, and no parol or extrinsic evidence of any kind or nature shall be used in the interpretaron of this Guaranty nor used to alter, supplement or modify any of the terms of this Guaranty. There are no conditions to the effectiveness or enforceability of this Guaranty or any provision hereof except (if any) as may be specifically set forth in this Guaranty.

1.8. Partial Invalidity. Each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Guaranty or the application of such provision to any person or circumstance is or becomes, to any extent, invalid or unenforceable, the reminder of this Guaranty, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Guaranty.

1.9. Successors-in-interest and Assigns, This Guaranty is binding on and inures to the benefit of the successors in interest and assigns of Landlord and Guarantor. Nothing in this paragraph creates any rights enforceable by any person or entity other than Landlord and Guarantor and their successors-in-interest and assigns.

1.10. Notices. Each notice and other communication required or permitted to be given under this Agreement (“Notice”) must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, or (b) the next business day after the Notice has been deposited with a reputable overnight international delivery service, postage prepaid, addressed to the party as set forth below with next-buslness-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

If to Landlord: Paseo de los Tamarindos 90, Torre II, Piso 28,

Col. Bosques de las Lomas, México, D.F., CP 05120 Attn: Legal Representative

If to Guarantor: TPI Composites, Inc.

8501 N. Scottsdale Road, Suite 100 Scottsdale, AZ 85253 Attn: Chief Financial Officer

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices that are given in accordance with this paragraph. A party may change its address for purposes of this paragraph by giving the other party written notice of a new address in the manner set forth above.

1.11. Waiver of Default. Any waiver of a default under this Guaranty must be in writing and is not a waiver of any other default concerning the same or any other provision of this Guaranty. No delay or omission in the exercise of any right or remedy may impair such right or remedy or be construed as a waiver. A consent to or approval of any act does not waive or render unnecessary consent to, or approval do any other or subsequent act.

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written,

GUARANTOR

TPI Composites, Inc.

By: William Siwek Title: Chief financial Officer

INCUMBENCY CERTIFICATE

The undersigned, Steven Fishbauh, General Counsel of TPI Composites, Inc (the “Company”). certifies that the representative who signed above is duly authorized and empowered to bind the Company and to execute this Lease Guaranty dated as of January 26th, 2016, which the Company is issuing in favor of Vesta Baja California, S. de R.L de C.V., and that the signature above the name of such representative, is the signature legally used by him/her when signing binding documents on behalf of the Company.

Executed in Scottdale, A2 this 26th day of January of 2016.

Name: Steven Fishbauh

Title: General Counsel